                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:



/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      CHINA RESOURCES DEVELOPMENT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                                     N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       CHINA RESOURCES DEVELOPMENT, INC.
                      23/F. OFFICE TOWER, CONVENTION PLAZA
                       1 HARBOUR ROAD, WANCHAI, HONG KONG

                      -----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 30, 1996


To the Shareholders:

         Notice is hereby given that an Annual Meeting of Shareholders (the "Annual Meeting") of CHINA RESOURCES DEVELOPMENT, INC. (the "Company"), will be held at the offices of Worlder International Company Limited, 21st Floor, Great Eagle Centre, No. 23 Harbour Road, Hong Kong, on December 30, 1996, at 3:00 p.m., local time, for the following purposes:

         1. To consider and vote upon a proposal by the Board of Directors to effect a one-for-ten reverse stock split of the Company's common stock, par value $0.001 per share;

         2. To consider and vote upon an amendment to the Articles of Incorporation, as revised, of the Company to increase the share ownership requirement for the calling of special meetings of the shareholders;

         3. To consider and vote upon an amendment to the Articles of Incorporation, as revised, of the Company to establish three classes of directors and clarify provisions affecting officers and directors;

         4. To consider and vote upon an amendment to the By-Laws of the Company to allow the Board of Directors to amend the By-Laws;

         5. To consider and vote upon an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock subject thereto and to decrease the required holding period for non-qualified stock options;

         6.      To elect directors;

         7. To consider and vote upon the ratification of the appointment of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 1996; and

         8. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         Shareholders of record at the close of business on December 13, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The Company's annual report on Form 10-K for the year ended December 31, 1995, is enclosed for your convenience.

         Please sign and date the enclosed proxy card and return it promptly in the accompanying envelope (no postage required if mailed in the United States) to ensure that your shares will be represented at the Annual Meeting.

If you attend the Annual Meeting, you may vote your shares in person even if you have previously submitted a proxy.


                                        By Order of the Board of Directors,


                                        /s/ Zhang Yibing
                                        -------------------------------------


                                        Zhang Yibing
December 16, 1996                       Secretary

                       CHINA RESOURCES DEVELOPMENT, INC.
                      23/F. OFFICE TOWER, CONVENTION PLAZA
                       1 HARBOUR ROAD, WANCHAI, HONG KONG

                             ----------------------

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON DECEMBER 30, 1996

         This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of China Resources Development, Inc., a Nevada corporation (the "Company"), from holders of the Company's outstanding shares of Common Stock, par value $0.001 per share (the "Common Stock") for the Annual Meeting of Shareholders to be held December 30, 1996, for the purposes set forth in the accompanying notice (the "Annual Meeting"). The Company will bear the costs of soliciting proxies from its shareholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. This proxy statement is first being mailed to shareholders of the Company on or about December 16, 1996.


                             VOTING AT THE MEETING


         At the close of business on December 13, 1996, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote approximately 89,789,968 shares of Common Stock. All of the outstanding shares of Common Stock are entitled to vote on all matters which properly come before the annual meeting, and each shareholder will be entitled to one vote for each share of Common Stock held.


                 Each proxy that is properly signed and received prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR approval of the reverse stock split, FOR adoption of two amendments to the Articles of Incorporation, as amended, of the Company (the "Articles of Incorporation"), FOR adoption of the amendment to the By-Laws of the Company (the "By-Laws"), FOR the adoption of an amendment to the Company's 1995 Stock Option Plan (the "Plan"), FOR the election of the nominees for director listed in this proxy statement, and FOR ratification of the appointment of Ernst & Young. A shareholder who has given a proxy may revoke such proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation or duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person.

         A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present at the Annual Meeting. The inspectors of election will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. If a broker or nominee indicates on the proxy that it does not have instructions or discretionary authority to vote certain shares of Common Stock on a particular matter, those shares will not be considered as present for purposes of determining whether a quorum is present or whether a matter has been approved.

         The nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected directors of the Company. The vote required for adoption of the other proposals herein is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting; and, for purposes of determining shareholder approval of such proposals, abstentions will be treated as shares of Common Stock voted against adoption of such proposals.

                                   CONVENTIONS

         Unless otherwise specified, all references in this report to "U.S. Dollars," "Dollars," "U.S.$," or "$" are to United States dollars; and all references to "Renminbi" or "Rmb" or "yuan" are to Renminbi yuan, which is the lawful currency of the People's Republic of China ("China" or "PRC"). The Company and Billion Luck maintain their accounts in U.S. Dollars and Hong Kong Dollars, respectively. HARC and the Operating Subsidiaries maintain their accounts in Renminbi yuan. The financial statements of the Company and its subsidiaries are prepared in Renminbi. Translations of amounts from Renminbi to U.S. Dollars are for the convenience of the reader. Unless otherwise indicated, any translations from Renminbi to U.S. Dollars or from U.S. Dollars to Renminbi have been made at the single rate of exchange as quoted by the People's Bank of China (the "PBOC Rate") on September 30, 1996, which was U.S.$1.00 = Rmb8.30. The Renminbi is not freely convertible into foreign currencies and the quotation of exchange rates does not imply convertibility of Renminbi into U.S. Dollars or other currencies. All foreign exchange transactions take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. No representation is made that the Renminbi or U.S. Dollar amounts referred to herein could have been or could be converted into U.S. Dollars or Renminbi, as the case may be, at the PBOC Rate or at all.

         References to "Billion Luck" refer to Billion Luck Company Ltd., a British Virgin Islands company, which is a wholly-owned subsidiary of the Company.

         References to "Company" and "Registrant" are to China Resources Development, Inc., and include, unless the context requires otherwise, the operations of Billion Luck, HARC, First Supply, and Second Supply (all as hereinafter defined).

         References to "Farming Bureau" are to the Hainan Agricultural Reclamation General Company, a division of the Ministry of Agriculture, the PRC government agency responsible for matters relating to agriculture.

         References to "First Supply" are to First Goods And Materials Supply And Sales Corporation, a company organized in the PRC and a wholly-owned subsidiary of HARC.

         References to "Guilinyang Farm" are to Hainan Province Guilinyang State Farm, a PRC entity which is owned and controlled by the Farming Bureau.

         References to "Hainan" are to Hainan Province of the PRC.

         References to "Hainan State Farms" are to the rubber farms in Hainan controlled by the Farming Bureau.

         References to "HARC" are to Hainan Agricultural Resources Company Limited, a company organized in the PRC, whose capital is owned 56% by Billion Luck, 39% by the Farming Bureau and 5% by Guilinyang Farm.

         References to "Operating Subsidiaries" are to the consolidated operations, assets and/or activities, as the context indicates, of First Supply and Second Supply.

         References to the "PRC" or "China" are to the People's Republic of China and include all territory claimed by or under the control of the Central Government, except Hong Kong, Macau, and Taiwan.

         References to "Second Supply" are to Second Goods And Materials Supply And Sales Corporation, a company organized in the PRC and a wholly-owned subsidiary of HARC.

         References to "Tons" are to metric tons.

                  BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

BENEFICIAL OWNERS OF MORE THAN 5%
OF THE COMPANY'S COMMON STOCK

         The following table sets forth, to the knowledge of management, each person or entity who is the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock outstanding as of December 13, 1996, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby.


                                               Amount and
     Name and Address                           Nature of                       Percent
   of Beneficial Owner                     Beneficial Ownership (1)             of Class
   ===================                     =======================              ========
Everbright Finance & Investment            35,348,000 Common Stock             39.37%
 Co. Limited(2)
23/F., Office Tower
Convention Plaza
1 Harbour Road
Wanchai, Hong Kong



(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) Of the 35,348,000 shares of Common Stock indicated, Everbright Finance & Investment Co. Limited ("Everbright") directly owns 33,998,000 shares, and the remaining 1,350,000 shares represent one-half of the 2,700,000 shares of Common Stock owned by Silverich Limited, which is one-half owned by Everbright and one-half owned by Worlder International Company Limited.


SHARE OWNERSHIP OF OFFICERS AND DIRECTORS

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of December 13, 1996, by (i) each director of the Company, (ii) each executive officer of the Company named in the summary compensation table, and (iii) all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective director or executive officer (in the case of shares beneficially owned by each of them). Unless otherwise indicated in a footnote, each stockholder possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                 Amount and
           Name of                                Nature of                             Percent of
       Beneficial Owner                   Beneficial Ownership (1)                         Class
       ----------------                   ------------------------                      ----------
         Yang Jiangang                               -0-                                  N/A

         Li Shunxing                                 -0-                                  N/A

         Wang Faren                                  -0-                                  N/A

         Yiu Yat Hung                      2,160,000 Common Stock(2)                     2.41%

         Han Jian Zhun                               -0-(3)                               N/A

         Tam Cheuk Ho                                -0-(4)                               N/A

         Zhang Yibing                                -0-                                  N/A

         Li Fei Lie                                  -0-(5)                               N/A

         Wong Wah On                        432,000 Common Stock(6)                     0.48%

All executive officers                     2,592,000 Common Stock                       2.89%
and directors as a group



(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) Hong Wah Investment Holdings Limited owns 2,160,000 shares of Common Stock. Hong Wah Investment Holdings Limited is a Hong Kong company of which Yiu Yat Hung, the Vice Chairman of the Board of Directors of the Company, is a director. Additionally, Hong Wah Investment Holdings Limited is beneficially owned by Yiu Yat On, a brother of Yiu Yat Hung. In addition, Mr. Yiu was granted options to purchase 6,000 shares of Common Stock under the Company's Stock Option Plan as described in Proposal 5 below.

(3) Han Jian Zhun was granted options to purchase 6,000 shares of Common Stock under the Company's Stock Option Plan as described in Proposal 5 below.

(4) Tam Cheuk Ho was granted options to purchase 6,000 shares of Common Stock under the Company's Stock Option Plan as described in Proposal 5 below.

(5) Li Fei Lie was granted options to purchase 100,000 shares of Common Stock under the Company's Stock Option Plan as described under in Proposal 5 below.

(6) Brender Services Limited owns 432,000 shares of Common Stock. Brender Services Limited is beneficially owned by Wong Wah On, the Financial Controller of the Company. In addition, Brender was granted options to purchase 100,000 shares of Common Stock under the Company's Stock Option Plan, and Mr. Wong was granted options to purchase 6,000 shares of Common Stock under the Plan, as described in Proposal 5 below.

(6) Brender Services limited owns 432,000 shares of Common Stock. Brender Services Limited is beneficially owned by Wong Wah On, the Financial Controller of the Company. In addition, Brender was granted options to purchase 100,000 shares of Common Stock under the Company's stock Option Plan, and Mr. Wong was granted options to purchase 6,000 shares of Common Stock under the Plan, as described under "Stock Options" below.

                              FINANCIAL INFORMATION

         The following financial information and management's discussion and analysis of financial condition and results of operations are excerpted from the Company's Form 10-Q quarterly report for the quarterly period ended September 30, 1996. This information supplements the information contained in the Company's form 10-K annual report for the fiscal year ended December 31, 1995, a copy of which is provided herewith and incorporated herein by reference.

FINANCIAL STATEMENTS.

              CHINA RESOURCES DEVELOPMENT, INC., AND SUBSIDIARIES

             CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
    FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
            (Amounts in thousands, except share and per share data)


                                         Three Months Ended                                     Nine Months Ended
                                            September 30,                                         September 30,
                        Note  -------------------------------------------       ---------------------------------------------
                                  1996             1995            1996              1996             1995            1996
                                  RMB              RMB              US$              RMB              RMB              US$
                                               (unaudited)                                        (unaudited)

SALES                            486,788          709,361           58,649        1,282,507        1,307,500          154,519

COST OF SALES                   (445,430)        (685,638)         (53,666)      (1,165,224)      (1,255,379)        (140,388)
                              ----------       ----------       ----------       ----------       ----------       ----------

GROSS PROFIT                      41,358           23,723            4,983          117,283           52,121           14,131

DEPRECIATION OF
FIXED ASSETS                        (484)            (625)             (58)          (1,692)          (1,817)            (204)

SELLING AND
ADMINISTRATIVE EXPENSES          (14,132)         (10,962)          (1,703)         (39,305)         (33,690)          (4,736)
                              ----------       ----------       ----------       ----------       ----------       ----------

OPERATING INCOME                  26,742           12,136            3,222           76,286           16,614            9,191

FINANCIAL INCOME/
(EXPENSES), NET                  (10,122)            (975)          (1,220)         (31,798)          (3,388)          (3,831)

OTHER INCOME/
(LOSSES), NET                     11,127            2,488            1,341           15,370           17,940            1,852
                              ----------       ----------       ----------       ----------       ----------       ----------
INCOME BEFORE
INCOME TAXES                      27,747           13,649            3,343           59,858           31,166            7,212

INCOME TAXES                      (2,335)          (2,399)            (281)          (7,912)          (5,011)            (953)
                              ----------       ----------       ----------       ----------       ----------       ----------
NET INCOME BEFORE
MINORITY INTERESTS                25,412           11,250            3,062           51,946           26,155            6,259

MINORITY INTERESTS                (9,807)          (6,106)          (1,182)         (23,208)         (12,913)          (2,796)
                              ----------       ----------       ----------       ----------       ----------       ----------
NET INCOME FOR THE
PERIOD                            15,605            5,144            1,880           28,738           13,242            3,463
                              ==========       ==========       ==========       ==========       ==========       ==========

PRIMARY EARNINGS        2
PER SHARE                          0.531            0.429            0.064            0.978            1.104            0.118
                              ==========       ==========       ==========       ==========       ==========       ==========

FULLY DILUTED           2
EARNINGS PER SHARE                 0.493            0.429            0.059            0.908            1.104            0.109
                              ==========       ==========       ==========       ==========       ==========       ==========

         The accompanying notes are an integral part of these condensed consolidated financial statements.

              CHINA RESOURCES DEVELOPMENT, INC., AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                 AS OF SEPTEMBER 30, 1996 AND DECEMBER 31, 1995
                             (Amounts in thousands)

                                                    SEPTEMBER 30, 1996        December 31, 1995       September 30, 1996
                                                    ------------------        -----------------       ------------------
                                                            RMB                      RMB                      US$
                                        NOTES            (UNAUDITED)              (audited)               (unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                  80,670                  56,942                     9,719

Trade receivables                                         135,475                  31,991                    16,322

Other receivables, deposits and                           135,671                  52,871                    16,346
   prepayments

Inventories                               3               185,350                 103,776                    22,332

Amounts due from related                                  253,871                 288,503                    30,587
   companies

Amount due from Farming                                    48,548                  80,427                     5,849
   Bureau

Other current assets                                        ---                    19,448                      ---
                                                         --------                 -------                  -------

TOTAL CURRENT ASSETS                                      839,585                 633,958                   101,155

FIXED ASSETS                              4                21,788                  21,491                     2,625

INVESTMENTS                                                12,163                  11,963                     1,465

GOODWILL                                                    1,055                   1,076                       127
                                                          -------                 -------                    ------

TOTAL ASSETS                                              874,591                 668,488                   105,372
                                                          =======                 =======                   =======

LIABILITIES AND
SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Bank loans                                                292,560                 293,000                    35,248

Amounts due to related companies                           35,709                  22,654                     4,302

Amounts due to shareholders                                   299                  15,727                        36

Accounts payable                                          149,167                  39,876                    17,972

Income taxes payable                                       13,873                  10,265                     1,672

Other payables and accrued                                 78,748                  21,533                     9,488
  liabilities

Short term advances                                          --                    86,917                      --
                                                          -------                 -------                   -----

TOTAL CURRENT                                             570,356                 489,972                    68,718
   LIABILITIES


                                                    SEPTEMBER 30, 1996        December 31, 1995       September 30, 1996
                                                    ------------------        -----------------       ------------------
                                                            RMB                      RMB                      US$
                                        NOTES            (UNAUDITED)              (audited)               (unaudited)

MINORITY INTERESTS                                         97,111                  74,067                    11,700
                                                          -------                 -------                   -------

TOTAL LIABILITIES                                         667,467                 564,039                    80,418
                                                          =======                 =======                    ======


SHAREHOLDERS' EQUITY
Common Stock, US$0.001
par value: Authorized -
200,000,000 shares in
1996 and 1995 Issued and
outstanding - 76,938,640
shares in 1996 and
12,000,000 shares in
1995                                                          641                     101                        77

Preferred stock,
authorized - 10,000,000
shares in 1996 and 1995:
Series A preferred
stock, US$1 par value:
Authorized, issued and
outstanding - 6,400,000
shares in 1995                                                 --                  53,930                        --

Series B convertible
preferred stock,
US$0.001 par value:
Authorized - 2,500
shares in 1996 and 1995.
Issued and outstanding -
300 shares in 1996 and
370 shares in 1995                                            --                     ---                        __

Additional paid-in capital                                148,288                  20,961                    17,866

Reserves                                                    8,930                   8,930                     1,075

Retained earnings                                          49,265                  20,527                     5,936
                                                          -------                 -------                   -------

TOTAL SHAREHOLDERS'                                       207,124                 104,449                    24,954
                                                          -------                 -------                   -------
EQUITY

TOTAL LIABILITIES AND                                     874,591                 668,488                   105,372
SHAREHOLDERS' EQUITY                                      =======                 =======                   =======



         The accompanying notes are an integral part of these condensed consolidated financial statements.

               CHINA RESOURCES DEVELOPMENT, INC., AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

             (Amounts in thousands, except share and per share data)


                                                             Series B
                                              Series A      Convertible     Additional
                                  Common      Preferred      Preferred        Paid-In                     Retained
                                   Stock        Stock          Stock          Capital      Reserves       Earnings          Total
                                    RMB          RMB            RMB             RMB           RMB            RMB             RMB

Balance at December                 101            --             --          1,407         2,657           7,625           11,790
31, 1994

Issuance of 6,400,000               --          53,930            --             --            --              --           53,930
shares of Series A
preferred stock

Issuance of 370 shares              --             --             --         19,554            --              --           19,554
of Series B preferred
stock, net of share
issuance costs

Net income                          --             --             --             --            --          19,175           19,175

Transfer to reserves                --             --             --             --         6,273          (6,273)            --
                               --------       --------       ---------      ---------     --------         ------          -------

Balance at December                 101         53,930            --         20,961         8,930          20,527          104,449
31, 1995

Issuance of 1,283 shares            --             --             --         73,937            --              --           73,937
of Series B convertible
preferred stock, net of
shares issuance costs

Issuance of 32,938,640              274            --             --           (274)           --              --              --
shares of common stock
pursuant to the
conversion of 1,353
shares of series B
convertible preferred
stock

Exchange of 6,400,000              266         (53,930)           --         53,664             --             --              --
shares of Series A
preferred stock into
32,000,000 shares of
restricted common stock


Net income                          --             --             --             --            --          28,738           28,738
                               --------       --------       --------       -------      --------         -------         --------

Balance at September
30, 1996                            641            --             --        148,288         8,930          49,265          207,124
                               ========       ========       ========      ========      ========         =======         ========

               CHINA RESOURCES DEVELOPMENT, INC., AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                             (Amounts in thousands)




                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                           --------------------------------------------------------
                                                               1996                  1995                  1996
                                                                RMB                   RMB                   US$
                                                           (UNAUDITED)           (UNAUDITED)           (UNAUDITED)


CASH FLOWS FROM OPERATING
   ACTIVITIES:
Net income                                                     28,738                13,242                 3,462
Adjustments to reconcile net income to net
   cash provided by operating activities:
      Minority interests                                       23,208                12,913                 2,796
      Depreciation and amortization                             1,713                 1,838                   206
      Loss on disposal of fixed assets                              5                   466                     1
Decrease/(increase) in assets:
   Trade receivables                                         (103,484)               (7,500)              (12,468)
   Other receivables, deposits and prepayments                (82,800)              (23,731)               (9,976)
   Inventories                                                (81,574)               16,589                (9,828)
   Amount due from Farming Bureau                              31,879               (17,772)                3,841
   Amounts due from related companies                          34,632               (12,083)                4,173
   Other current assets                                        19,448                  --                   2,343
Increase/(decrease) in liabilities:
   Amounts due to related companies                            13,055                (2,129)                1,573
   Accounts payable                                           109,291                11,776                13,168
   Income taxes payable                                         3,608                 4,801                   435
   Other payables and accrued liabilities                      57,215                 6,620                 6,893
   Amounts due to Farming Bureau                                --                  (14,978)                  --
                                                            ---------             ---------              --------
Net cash provided by / (used in) operating
   activities                                                  54,934                (9,948)                6,619
                                                            ---------             ---------              --------


CASH FLOWS PROVIDED BY/(USED IN)
   INVESTING ACTIVITIES:
Purchases of fixed assets                                      (1,994)               (3,530)                 (240)
Purchases of investments                                         (200)                  (61)                  (24)
Reduction of minority interests                                  (164)                   --                   (20)
Additions to construction in progress                             --                 (1,410)                  --
Proceeds from sale of fixed assets                                --                  1,500                   --
                                                             --------             ---------              --------
Net cash used in investing activities                          (2,358)               (3,501)                 (284)
                                                             --------             ---------              --------

                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                           --------------------------------------------------------
                                                                  1996                  1995                  1996
                                                                   RMB                   RMB                   US$
                                                           (UNAUDITED)           (UNAUDITED)           (UNAUDITED)

CASH FLOWS PROVIDED BY/(USED IN)
   FINANCING ACTIVITIES:
Issue of share capital less share offering costs               73,937                    --                 8,908
Loans from shareholders                                           --                  4,170                   --
Repayment of loans to shareholders                            (15,428)                   --                (1,859)
Repayments of bank borrowings                                    (440)               (8,993)                  (53)
Cash remitted to Farming Bureau                                   --                 (1,780)                   --
Short term advances                                           (86,917)                   --               (10,472)
Loans to related companies                                        --                (22,573)                   --
Cash from repayment of loans by
   related companies                                              --                 36,635                    --
                                                             --------              --------              --------
Net cash provided by/(used in) financing activities           (28,848)                7,459                (3,476)
                                                             --------              --------              --------


NET INCREASE/(DECREASE) IN CASH
   AND CASH EQUIVALENTS:                                       23,728                (5,990)                2,859
Cash and cash equivalents, at beginning of period              56,942                69,157                 6,860
                                                             --------             ---------              --------
Cash and cash equivalents, at end of period                    80,670                63,167                 9,719
                                                             ========             =========              ========



         The accompanying notes are an integral part of these condensed consolidated financial statements.

               CHINA RESOURCES DEVELOPMENT, INC., AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in thousands)

1.       BASIS OF PRESENTATION:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1996, is not necessarily indicative of the results that may be expected for the year ending December 31, 1996. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1995.

2.       EARNINGS PER SHARE:

         The computation of primary earnings per share for the three months and nine months ended September 30, 1996, are based on the weighted average number of common stock outstanding after giving effect to dilutive stock options and series B convertible preferred stock, which are included as common share equivalents using the treasury stock method and assumed to be converted to common stock, respectively. The average number of shares of common stock outstanding excludes the 32,000,000 shares of common stock with restricted rights in receiving dividends or participating in the event of liquidation of the Company, which might otherwise be payable to holders of the Company's capital stock. The shares of restricted common stock were issued pursuant to an Exchange Agreement dated July 22, 1996. The number of shares used in computing the primary earnings per share and fully diluted earnings per share are 29,395,885 and 31,635,071, respectively.

         For the three months and nine months ended September 30, 1995, primary earnings per share and fully diluted earnings per share are based on an aggregate of 12,000,000 shares of common stock outstanding.


3.       INVENTORIES:

                                                   SEPTEMBER 30,   DECEMBER 31,
                                                       1996           1995
                                                    ---------       ---------
                                                       RMB            RMB
                                                    (unaudited)     (audited)
         Inventories comprise:

         Finished goods                               185,350         103,776
                                                    =========       =========




4.       FIXED ASSETS:

                                                    SEPTEMBER 30,   DECEMBER 31,
                                                        1996           1995
                                                    -------------   ------------
                                                         RMB            RMB

                                                     (unaudited)      (audited)
         Cost:
            Buildings                                   5,739           5,739
            Plant, machinery and equipment             11,926          10,267
            Transportation vehicles and equipment       8,772           8,448
                                                      -------         -------

                                                       26,437          24,454
                                                      -------         -------

         Accumulated depreciation:
            Buildings                                      941            607
            Plant, machinery and equipment               2,235          1,563
            Transportation vehicles and equipment        1,473            793
                                                       -------        -------
                                                         4,649          2,963
                                                       -------        -------

         Net book value                                 21,788         21,491
                                                       =======        =======


5.       SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:


                                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                                                  -------------------------------
                                                                                    1996                  1995
                                                                                     RMB                   RMB
                                                                                 (UNAUDITED)           (UNAUDITED)

         Cash paid during the period for interest expenses                         19,959                31,191
                                                                                   ======                ======

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITIONS AND RESULTS OF OPERATION

         RESULTS OF OPERATIONS

         The following table shows the selected unaudited condensed consolidated income statements data of the Company and its subsidiaries for the three months and nine months ended September 30, 1995 and 1996. The data should be read in conjunction with the unaudited Condensed Consolidated Financial Statements of the Company and related Notes thereto:

         (Amounts in thousands)


                                                 Three months                      Nine months
                                                     ended                            ended
                                                 September 30,                    September 30,
                                                 -------------                    -------------
                                           1996             1995             1996             1995
                                           RMB              RMB              RMB              RNB

Sales:

  Distribution of natural rubber
  Procurement of materials and            390,544          668,209          977,964        1,187,236
   supplies                                96,244           41,152          304,543          120,264
                                         --------       ----------       ----------       ----------

                                          486,788          709,361        1,282,507        1,307,500
                                         --------       ----------       ----------       ----------

  Gross profit                             41,358           23,723          117,283           52,121
  Gross profit margin (%)                    8.50             3.34             9.14             3.99

  Income before income taxes               27,747           13,649           59,858           31,166
  Income taxes                             (2,335)          (2,399)          (7,912)          (5,011)
                                         --------       ----------       ----------       ----------

  Net income                               25,412           11,250           51,946           26,155
  Minority interests                       (9,807)          (6,106)         (23,208)         (12,913)
                                         --------       ----------       ----------       ----------

  Net income after minority                15,605            5,144           28,738           13,242
   interests                             ========       ==========       ==========       ==========


         SALES AND GROSS PROFIT

         The Company's total sales for the nine months ended September 30, 1996, were comparable to those of 1995. Of the total sales, the natural rubber sales decreased by 17.6% to Rmb978 million from Rmb1,187 million for the corresponding period in last year. This decrease was offset by the increase in procurement of materials and supplies by 153% to Rmb305 million from Rmb120 million for the corresponding period in last year. The decrease in natural rubber sales was mainly due to the decrease in the average unit selling price from Rmb13,400 in 1995 to Rmb12,200 in 1996. In addition, the unit sales of rubber for the nine months ended September 30, 1996, decreased by 5.7% from the corresponding period in fiscal 1995 because more inventories were held as of September 30, 1996, in anticipation of the increase in selling price in the fourth quarter when there is less rubber output. Following the completion of the Company's offshore private placements on March 8 and July 8, 1996, the net proceeds raised from the offering were invested into the Company's subsidiaries in Hainan as working capital to expand the distribution operations. The Company has expanded into the trading of other agricultural products, such as coffee beans, and the corresponding sales revenue was included under the procurement of materials and supplies. The total sales of such agricultural products for the nine months ended September 30, 1996, amounted to approximately Rmb167 million, with a gross profit of approximately Rmb33 million, or a gross profit margin of 20%. The overall gross profit margin also increased significantly from 3.99% in fiscal 1995 to 9.14% in fiscal 1996, which was attributable to the high gross profit margin from the trading of agricultural products and the purchase discounts received for rubber distribution.

         For the third quarter of fiscal 1996, total sales decreased by 31% to Rmb487 million from Rmb709 million for the corresponding period in fiscal 1995. The decrease was due to more rubber inventories being held as of September 30, 1996, in anticipation of the increase in selling price in the fourth quarter, as previously discussed. The overall gross profit margin also increased to 8.50% from 3.34% for the corresponding period in fiscal 1995 due to the reasons mentioned above.

         SELLING AND ADMINISTRATIVE EXPENSES

         Selling and administrative expenses increased by 16.7%, or Rmb5.6 million, for the nine months ended September 30, 1996, compared to the same period in fiscal 1995. The increase was mainly due to increases in salaries and staff welfare expenses, and additional selling expenses were incurred for the distribution of the agricultural products.

         FINANCIAL EXPENSES, NET

         The net financial expenses increased by Rmb28.4 million, from Rmb3.4 million for the nine months ended September 30, 1995, to Rmb31.8 million for the corresponding period in 1996. The net financial expenses for the third quarter of fiscal 1996 also increased by Rmb9.1 million as compared with the corresponding quarter in last year. The increase was due to the fact that less interest income was received from related companies as a result of the overall decrease in advances to related companies in fiscal 1996.

         OTHER INCOME/(LOSSES), NET

         Other income/(losses) mainly represented income from long term investments, rental income and profits or losses on trading of rubber futures contracts. The Rmb2.6 million decrease in net income, from Rmb17.9 million for the nine months ended September 30, 1995, to Rmb15.4 million for the same period in fiscal 1996, was mainly due to less profits on the trading of rubber futures contracts in fiscal 1996 compared to those of fiscal 1995.

         LIQUIDITY AND CAPITAL RESOURCES

         The Company's primary liquidity needs are to fund accounts receivable, inventories, rubber purchase deposits and to expand business operations. The Company has financed its working capital requirements through a combination of internally generated cash, short term bank borrowing and issuance of share capital.

         Net cash provided by/(used in) operating activities was Rmb54.9 million and (Rmb9.9 million) for the nine months ended September 30, 1996 and 1995, respectively. Net cash flows from the Operating Subsidiaries' operating activities are attributable to the Operating Subsidiaries' income and changes in operating assets and liabilities.


         During the nine months ended September 30, 1996, the Company issued 1,283 shares of series B convertible preferred stock at US$10,000 per share, with a gross proceeds of US$12.83 million. As of September 30, 1996, 300 shares of series B convertible preferred stock were still outstanding. (As of December 13, 1996, no shares of series B convertible preferred stock were still outstanding.)


         There has been no other significant change in financial condition and liquidity since the fiscal year ended December 31, 1995. The Company believes that the net proceeds from its capital raising efforts, together with internally generated funds, will be sufficient to satisfy its anticipated working capital needs for at least the next 12 months.

                          CERTAIN FINANCING ACTIVITIES

         On March 8, 1996, the Company completed a private offering of shares of its Series B Convertible Preferred stock, par value $0.001 per share (the "Shares"), raising gross proceeds of $12,530,000.00. On July 8, 1996, the Company completed another private offering of Shares, raising gross proceeds of $4,000,000.00. The offerings were conducted outside of the United States in reliance upon the exemption from registration provided by Regulation S, promulgated under the Securities Act of 1933, as amended (the "Act"). The terms of the Shares are set forth in the Certificate of Designation filed by the Company with the Secretary of State of Nevada on December 13, 1995, as follows:

         Each share of Series B Convertible Preferred Stock shall be convertible into shares of the Corporation's Common Stock, $.001 par value (the "Common Stock"), at any time during the two-year period commencing on the 45th day following the date of the closing of the sale of such share (the "Conversion Period"), upon delivery to the Corporation by the record holder thereof of a notice of conversion (the "Conversion Notice") and the surrender to the Corporation at its corporate offices at 2440 South Progress Drive, Salt Lake City, Utah 84119, or at any other place designated in writing by the Corporation, of the certificates for shares of Series B Convertible Preferred Stock to be so converted. The number of shares of Common Stock issuable upon conversion of shares of Series B Convertible Preferred Stock shall equal the number of shares of Series B Convertible Preferred Stock to be converted, multiplied by $10,000 per share (the "Share Price"), divided by the Conversion Factor (as hereafter defined). "Conversion Factor" means the lesser of (a) the product derived by multiplying (i) the average closing bid price of the Common Stock on the electronic inter-dealer quotation system operated by Nasdaq, Inc., a subsidiary of the National Association of Securities Dealers, Inc. (the "NASDAQ System"), for the five consecutive trading days immediately preceding the date of the delivery of the Conversion Notice to the Corporation by (ii) 69%, or (b) the product derived by multiplying (i) the average closing bid price of the Common Stock on the NASDAQ System for the five consecutive trading days immediately preceding the date of the delivery of the Subscription Agreement for the related shares of Series B Convertible Preferred Stock to the Corporation by (ii) 85%. Upon the expiration of the Conversion Period, all remaining issued and outstanding shares of Series B Convertible Preferred Stock shall be converted as of such expiration date into the appropriate number of shares of Common Stock in accordance with the above-referenced formula.

         None of the shares of Series B Convertible Preferred Stock shall entitle the holder thereof to any voting rights whatsoever in connection therewith. The Series B Convertible Preferred Stock has no preemptive or other subscription rights and is not subject to any future calls or assessments. There are no redemption or sinking fund provisions applicable to shares of Series B Convertible Preferred Stock, and holders of Series B Convertible Preferred Stock have no rights whatsoever to dividends or to distributions upon liquidation or dissolution of the Company.

         The Corporation may, at its option and in its sole discretion, issue any other class or series of preferred stock with rights and preferences superior to or in parity with the rights and preferences attributable to the Series B Convertible Preferred Stock.


         The Shares have not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to utilize the funds raised through the offering to finance the expansion of its rubber distribution operations in the People's Republic of China, to repay short term debt and to provide working capital for distribution and other operations. Since the date of the financial information above, all of the Shares have now been converted into shares of Common Stock.

              PROPOSAL 1 - BOARD OF DIRECTORS PROPOSAL TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

         The Board of Directors of the Company has approved a resolution to effect a one-for-ten reverse split of the Company's issued and outstanding shares of Common Stock (the "Reverse Stock Split"). If the Reverse Stock Split is approved by shareholders, the Board of Directors will determine the date on which the Reverse Stock Split will become effective. Each share of Common Stock issued and outstanding immediately prior to that effective date will be reclassified as and changed into one-tenth of one share of Common Stock.


         The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of Common Stock from 89,789,968 (as of December 13, 1996) to approximately 8,978,997 shares (assuming that no additional shares have been issued or retired subsequent to December 13, 1996). The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The respective relative voting rights and other rights that accompany the Common Stock will not be altered by the Reverse Stock Split (other than as a result of payment of cash in lieu of fractional shares, as discussed below), and the Common Stock will continue to have a par value of $0.001 per share. Consummation of the Reverse Stock Split will not alter the number of authorized shares of the Company's Common Stock, which will remain at 200,000,000, of which approximately 191,021,003 shares of Common Stock would constitute authorized but unissued and unreserved shares.


         The Board of Directors believes that a high number of shares of Common Stock outstanding and its relatively low per-share market price may impair the development of a trading market for the Common Stock and its acceptability to certain institutional investors and other members of the investing public. While the number of shares outstanding should not, by itself, affect the marketability of a stock, the type of investor who acquires such stock or the Company's reputation in the financial community, the Company believes that, in practice, this is not necessarily the case, as certain investors view low-priced, infrequently traded stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. On the other hand, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. Finally, it has come to the Company's attention that the National Association of Securities Dealers, Inc., has proposed an amendment to its by-laws governing The Nasdaq Stock
Market which would require that a company listed on its Small-Cap Market maintain a per-share market price of at least $1.00.

         There can be no assurance that the Reverse Stock Split will not adversely impact the market price of, or the development of a trading market for, the Common Stock, that the marketability of the Common Stock will improve as a result of approval of the Reverse Stock Split or that the approval of the Reverse Stock Split will otherwise have any of the effects described herein.

         The certificates presently representing shares of Common Stock will be deemed, at the effective time of the reverse stock split to represent one-tenth the number of shares of Common Stock after the effective date of the Reverse Stock Split. As soon as is practicable following the effective date of the Reverse Stock Split, shareholders will be notified and requested to surrender their current certificates to the Company's stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split. No fractional shares of Common Stock will be issued, and, in lieu thereof, shareholders holding a number of shares of Common Stock not evenly divisible by ten, and shareholders holding less than ten shares of Common Stock, upon surrender of their old certificates, will receive cash in lieu of fractional shares of Common Stock. The price payable by the Company for the fractional shares of Common Stock will be market price per share of pre-reverse split Common Stock as of the effective date of the reverse stock split.

         The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company's shareholder list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.


         As of December 13, 1996, approximately 185 persons were holders of record of Common Stock. The Company does not anticipate that the Reverse Stock Split and the payment of cash in lieu of factional shares will result in a significant reduction in the number of holders of record of Common Stock. The Company does not presently intend to seek, either before or after the Reverse Stock Split, any change in the Company's status as a reporting company for federal securities law purposes.


         Except as described below with respect to cash received in lieu of fractional share interests, the receipt of Common Stock in the Reverse
Stock Split should not result in any taxable gain or loss to shareholders for U.S. federal income tax purposes. If the Reverse Stock Split is approved, the U.S. tax basis of Common Stock received as a result of the Reverse Stock Split (including any fractional share interests to which a shareholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For U.S. federal income tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split, including any fractional share interests to which a shareholder is entitled. A shareholder who receives cash in lieu of fractional shares of Common Stock will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of Common Stock, and such cash payment will likely be treated as a dividend for U.S. federal income tax purposes.

         SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

         In accordance with Nevada law and notwithstanding approval of the proposal by shareholders, at any time prior to the effective date of the Reverse Stock Split, the Board of Directors may, in its sole discretion, abandon the proposal without any further action by shareholders. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock is necessary for approval of the Reverse Stock Split.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO EFFECT THE REVERSE STOCK SPLIT.


                     PROPOSAL 2 - AMENDMENT OF ARTICLES OF
                   INCORPORATION TO INCREASE SHARE OWNERSHIP
            REQUIREMENT FOR CALLING SPECIAL MEETING OF SHAREHOLDERS

         The Board of Directors has unanimously approved, and recommends that the shareholders adopt, an amendment to Article V of the Articles of Incorporation to increase the share ownership required in order to call a special meeting of the shareholders. If the proposed amendment is adopted,
Article V will be amended as follows (struck-through text indicates deletions, text in italics indicates additions):

                 STOCKHOLDERS MEETING: Meetings of the shareholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the shareholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least [ten percent (10%)] <thirty percent (30%)> of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the shareholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders having at least a majority of the voting power.

         The Board of Directors believes that the increase in the share ownership required in order to call a special meeting of the shareholders is in the best interest of the Company and its shareholders because it will reducing the time and expense to the Company that may result from requests for special meetings by the holders of relatively small numbers of shares.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE SHARE OWNERSHIP REQUIRED IN ORDER TO CALL A SPECIAL MEETING OF THE SHAREHOLDERS.


                     PROPOSAL 3 - AMENDMENT OF ARTICLES OF
           INCORPORATION TO ESTABLISH THREE CLASSES OF DIRECTORS AND
            CLARIFY PROVISIONS APPLICABLE TO DIRECTORS AND OFFICERS

         The Board of Directors has unanimously approved, and recommends that the shareholders adopt, amendments to Article VIII and Article IX of the Articles of Incorporation to establish three classes of directors with staggered, three-year terms and to clarify provisions of the Articles of Incorporation applicable to directors and/or officers. If the proposed amendment is adopted, the following new sentences will be added at the beginning of Article VIII:

                 BOARD OF DIRECTORS: The number of directors of the corporation shall be a minimum of three and a maximum of 25, approximately one-third of whom shall be classified as "Class I" directors, approximately one-third of whom shall be classified as "Class II" directors and approximately one-third of whom shall be classified as "Class III" directors. Class I, Class II and Class III directors shall be elected in consecutive years. Each director shall serve as a director until the annual meeting of shareholders occurring in the year three years following his election and until his successor shall have been elected and qualified. Notwithstanding the foregoing sentence, Class I directors shall be elected for one-year terms, and Class II directors shall be elected for two-year terms, at the annual meeting of shareholders where three classes of directors are initially established.

Also, if the proposed amendment is adopted, Article IX will be amended as follows (struck-through text indicates deletions, text in italics indicates additions, and ellipses indicate omissions of paragraphs of Article IX not amended):

         [] indicates struck-through text; <> indicates italicized text.

                OFFICERS: The officers of the corporation shall consist of [a Board of Directors of not less than three nor more than twenty-five] a Chairman of the Board of Directors, a President, a Vice President, a Secretary, [and] a Treasurer <or Chief Financial Officer and a Financial Controller>, who shall perform such duties and have such authority as usually pertains to such officers of a corporation or as may be prescribed by the Board of Directors from time to time.

                 . . . .

                 ELECTION: Directors shall be elected at the Annual Meeting of the Shareholders, <as set forth in Article VIII,> and the persons receiving the highest number of votes shall be declared duly elected
         <to the positions for which votes are solicited>, providing such numbers shall represent a majority of all votes cast. Within ten (10) days after the election, the directors shall meet and elect a
         <Chairman,> President, Vice President, Secretary<,> [and] Treasurer
         <or Chief Financial Officer and Financial Controller>.

                TERM OF OFFICE: <The term of office of directors shall be as set forth in Article VIII, and t>[T]he term of office of all [directors and] officers shall be [one year]<from time to time as determined by the Board of Directors>, provided all directors and officers shall hold office until their successors are duly elected and qualified.

                 . . . .

         The Company currently has seven directors, all of whom serve one-year terms. The Board of Directors believes that it is in the best interest of the Company to provide for staggered terms for directors in order to ensure experienced leadership for the Company. The proposed amendment would change
Article VIII of the Articles of Incorporation provide that roughly one-third of the directors be elected each year for a three-year term, except that all of the directors would be elected at this Annual Meeting and approximately one-third of those elected will be designated as Class I directors, to serve an initial one-year term, and approximately one-third of those elected will be designated as Class II directors, to serve an initial two-year term. The remaining one-third of the directors elected at this Annual Meeting would be Class III directors, to serve a normal three-year term in accordance with
Article VIII. The proposed amendment also would make necessary corresponding changes to Article IX, as well as setting forth the officers currently appointed by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO ESTABLISH THREE CLASSES OF DIRECTORS AND TO CLARIFY PROVISIONS APPLICABLE TO DIRECTORS AND OFFICERS.


                   PROPOSAL 4 - AMENDMENT OF BY-LAWS TO ALLOW
               AMENDMENTS TO BY-LAWS BY BOARD OF DIRECTORS OR BY
            HOLDERS OF A MAJORITY OF A QUORUM OF OUTSTANDING SHARES

         The Board of Directors recommends that the shareholders adopt an amendment to Article XI of the By-Laws to allow the Board of Directors to amend the By-Laws and to allow a majority of a quorum of the outstanding shares to amend the By-Laws. If the proposed amendment is adopted, Article XI will be amended as follows (struck-through text indicates deletions, text in italics indicates additions):


         [] indicates struck-through text; <> indicates italicized text.

                 These by-laws may be altered, amended or repealed and new by-laws may be adopted by <a vote of a majority of a quorum of the directors, or by> a vote of the stockholders representing a majority of
         <a quorum of> all the shares issued and outstanding[,] at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

         The Board of Directors believes that the adoption of this By-Law amendment is in the best interest of the Company and its shareholders, as it will allow the Board of Directors to change the By-Laws without the necessity of obtaining shareholder approval, and it will allow the holders of a majority of a quorum of the outstanding shares to change the By-Laws. The amendment would bring the By-Laws into compliance with Article XII of the Articles of Incorporation, which gives the Board of Directors "authority to adopt such by-laws as in their judgment may be deemed necessary or advisable for the management and transaction of the business of the corporation . . . ."

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO GIVE THE BOARD OF DIRECTORS AND THE HOLDERS OF A QUORUM OF THE OUTSTANDING SHARES THE POWER TO AMEND THE BY-LAWS.


                PROPOSAL 5 - AMENDMENT OF THE 1995 STOCK OPTION
           PLAN TO CHANGE THE NUMBER OF SHARES SUBJECT THERETO AND TO
          REDUCE THE REQUIRED HOLDING PERIOD FOR NON-QUALIFIED OPTIONS

         The Board of Directors recommends that the shareholders adopt an amendment to 1995 Stock Option Plan (the "Plan") to change the method by which the number of shares of Common Stock available for the Plan is determined, resulting in an increase in such number, and to reduce the required holding period for non-qualified options. If the proposed amendment is adopted, Section 12 of the Plan will be amended as follows (struck-through text indicates deletions, text in italics indicates additions):

         Shares Available for the Plan.
         Subject to adjustments as provided in Section 12, [an aggregate of 2,400,000]<the number of> shares of Common Stock of the Company (hereinafter the "shares") <which> may be issued pursuant to the Plan
         <is that number of shares which would, in the aggregate and if deemed outstanding, constitute 20% of the Company's then-outstanding shares of Common Stock, as determined at the time of granting stock options>. Such shares may represent authorized but unissued shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, such unpurchased or forfeited shares shall thereafter be available for further grants under the Plan.

Also, if the proposed amendment is adopted, Section 6(d) of the Plan will be amended as follows (struck-through text indicates deletions, text in italics indicates additions):

         (d) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but in no event shall an <Incentive Stock O>[o]ption be exercisable in whole or in part in less than one year or, in the case of a Nonqualified Stock Option, more than ten years and one day from the date it is granted, or, in the case of an Incentive Stock Option, ten years from the date it is granted; and, in the case of the grant of an Incentive Stock Option to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, in no event shall such option be exercisable, if required by the Code at the time of grant, more than five years from the date of the grant.



      [ ] indicates struck-through text; < > indicates italicized text.

         For information concerning the terms of the Plan and the stock options currently outstanding pursuant thereto, please see "Stock Options" under Item 12 of the Company's Form 10-K annual report for the fiscal year ended December 31, 1995, a copy of which is provided herewith and incorporated herein by reference. In addition, as of July 1, 1995, pursuant to the recommendation of a committee of disinterested persons appointed by the board of directors in accordance with the terms of the Stock Option Plan (the "Plan") adopted by the Company as of March 31, 1995, the board of directors granted options to the following officers and directors to purchase shares of the Company's Common
Stock:

                 Yiu Yat Hung                                 6,000 shares
                 Tam Cheuk Ho                                 6,000 shares
                 Han Jianzhun                                 6,000 shares
                 Li Feilie                                  100,000 shares

In addition, the board of directors granted options to the following employees and consultant to purchase shares of the Company's Common Stock:

                 Brender Services Limited                   100,000 shares
                 Wong Wah On                                  6,000 shares
                 Cheung Yu Shum                             500,000 shares
                 Tse Chi Kai                                300,000 shares
                 Ma Sin Ling                                500,000 shares
                 Cheung Siu Yin                              10,000 shares
                 Woo Pui Yan                                 10,000 shares
                 Kwok Kwan Hung                             386,000 shares
                 Fu Yang Guang                              200,000 shares
                 Lin Jia Ping                               270,000 shares

All of the stock options were issued in accordance with the terms of the Plan at an exercise price of US$3.78 (the fair market value of the Common Stock as of July 1, 1995) and would have been exercisable beginning on July 1, 1996, and until July 1, 2005.

         As of May 20, 1996, the board of directors, in accordance with the recommendation, with respect to stock options granted to directors and officers, of a committee of disinterested persons appointed by the board of directors in accordance with the terms of the Plan, reduced the exercise prices of all of the outstanding options to US$0.42 (the fair market value of the Common Stock as of May 20, 1996). By virtue of this action, the outstanding options are now exercisable beginning on May 20, 1997, and until May 20, 2006. Stock options have now been granted with respect to all 2,400,000 shares of Common Stock subject to the Plan, and all stock options remain outstanding.

         The Board of Directors believes that the adoption of this amendment to the Plan is in the best interest of the Company and the shareholders. The amendment will allow the number of shares available for stock option grants to increase proportionately with the number of shares of Common Stock outstanding. This "floating" number will enable the Board of Directors to grant additional stock options to employees, officers, directors and consultants if increases in outstanding shares of Common Stock occur. Also, the amendment will allow the Board of Directors to grant non-qualified stock options with holding periods of less than one year.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO 1995 STOCK OPTION PLAN TO PROVIDE FOR AN INCREASE IN THE NUMBER OF SHARES SUBJECT THERETO ON A PROPORTIONAL BASIS AND TO ALLOW THE GRANTING OF NON-QUALIFIED STOCK OPTIONS WITH HOLDING PERIODS OF LESS THAN ONE YEAR.

                       PROPOSAL 6 - ELECTION OF DIRECTORS

         The Company's Board of Directors is currently comprised of seven directors, and it may be increased to no more than 25 directors or decreased to no fewer than three directors by action of the Board of Directors. With the adoption of Proposal 2 hereinabove, such directors will be divided into three classes. Typically, one class will be elected each year for a three-year term. However, as three classes of directors are newly established, the Class I directors will be elected at this Annual Meeting for one-year terms, the Class II directors will be elected for two-year terms and the Class III directors will be elected for normal three-year terms.

         At the Annual meeting, Messrs. Yiu Yat Hung and Tam Cheuk Ho will be nominated to serve in Class I until the annual meeting to be held in 1997 and until their successors have been duly elected and qualified. Also, Messrs. Wang Faren and Han Jian Zhun will be nominated to serve in Class II until the annual meeting to be held in 1998 and until their successors have been duly elected and qualified. Finally, Messrs. Yang Jiangang, Li Shunxing and Zhang Yibing will be nominated to serve in Class III until the annual meeting to be held in 1999 and until their successors have been duly elected and qualified. All of the nominees are currently serving as directors of the Company, all have consented to being named herein and all have indicated their intention to serve as directors of the Company, if elected.

         Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the nominees. In case any of the nominees shall become unavailable for election to the Board of Directors, which is not anticipated, the persons named as proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. Vacancies on the Board of Directors may be filled by the remaining director or directors, even though less than a quorum, for the unexpired term of such vacant position.

         The nominees and certain information about them are set forth below:

CLASS I DIRECTORS:

         Mr. Yiu Yat Hung, 44, has been a Vice Chairman of the Board of Directors of the Company since December, 1994. He is also the Vice-Chairman of the Board of Directors of Hainan Agricultural Resources Company Limited ("HARC"), and since June, 1988, has been the Chairman of the Board of Directors and Managing Director of Hong Wah Investment Holdings Limited, a Hong Kong incorporated private group of companies and a shareholder of the Company. From January, 1990 through December, 1992, Mr. Yiu was the Chairman of Shenzhen Hong Wah Industrial and Commerce Company, Ltd., a Sino-foreign limited liability joint stock company, and was responsible for the formulation of that entity's investment strategy. Mr. Yiu has more than 12 years of experience in the financial, commerce and industrial fields in both the PRC and Hong Kong. Mr. Yiu is currently a member of the Chinese General Chamber of Commerce Hong Kong and the Federation of Hong Kong Industries. Mr. Yiu is also the Vice Chairman of the Shenzhen Association of Enterprises with Foreign Investment and a standing committee member of the China Association of Enterprises with Foreign Investment.

         Mr. Tam Cheuk Ho, 34, has been a Director and the Chief Financial Officer of the Company since December, 1994. Prior to joining the Company, from July, 1984 through January, 1992, he worked as Audit Manager at Ernst & Young, Hong Kong, and from February, 1992 through September, 1992, as Financial Controller at Tack Hsin Holdings Limited, a listed company in Hong Kong, where he was responsible for accounting and financial functions. From October, 1992, through December, 1994, Mr. Tam was Finance Director of Hong Wah Investment Holdings Limited. He is an associate of the Hong Kong Society of Accountants and a fellow of the Chartered Association of Certified Accountants. He is also a certified public accountant in Hong Kong. He holds a Bachelor's degree in Business Administration from the Chinese University of Hong Kong.

CLASS II DIRECTORS:

        Mr. Wang Faren, 49, has been a Vice Chairman of the Board of Directors of the Company since December, 1994. He is also the Chairman of the Board of Directors of HARC. Mr. Wang joined the Farming Bureau in 1968 and worked for 13 years at the Hainan State Farms. Mr. Wang joined the top management of the Farming Bureau in 1986 as its Deputy Director. He became a Director of the Farming Bureau in October, 1991, and remains in that position today. Mr. Wang graduated from South China Tropical Species Research Institute, an agricultural engineering institute, and received extensive training on agricultural engineering, botany and tropical plantation. Mr. Wang has more than 25 years of experience in agricultural production and management.

         Mr. Han Jian Zhun, 48, has been a Director of the Company since December, 1994, and the Vice President since March 15, 1995. He is also the President and General Manager of HARC. Mr. Han joined the Farming Bureau in 1968 and has consistently addressed agriculture production and management issues. Mr. Han joined the top management of the Farming Bureau in 1986 and became the Deputy Director in 1991. Mr. Han was also the General Manager of Ba Ye State Rubber Farms from 1990 through 1991. Mr. Han is heavily involved in industrial management of the Farming Bureau.

CLASS III DIRECTORS:

         Mr. Yang Jiangang, 35, has been the Chairman of the Board of Directors of the Company since December, 1994. He is also a Director of HARC. Mr. Yang joined the Bank of China Head Office Beijing in 1983 and worked in the Treasury Division there from 1983 through 1993. He was transferred in January, 1990, to the Head Office to be the Deputy Manager of the Fixed Income Division, where he was in charge of fixed income investment of foreign exchange reserves of the PRC. In June, 1992, Mr. Yang was relocated to the Bank of China London Branch where he was in charge of treasury operations until April, 1993. He resigned from the Bank of China in April, 1993, and joined China Everbright Holdings Company Limited, which is a PRC state-owned enterprise with a number of overseas subsidiaries, as Deputy General Manager of the Finance Department. In October, 1993, Mr. Yang became the Deputy General Manager of Everbright Finance & Investment Co. Limited ("Everbright"), a wholly-owned Hong Kong subsidiary of China Everbright Holdings Company Limited and a shareholder of the Company, and is presently the Director and Deputy General Manager. Mr. Yang graduated from Beijing International Relationship Institute with a Bachelor's degree.

         Mr. Li Shunxing, 45, has been the President of the Company since December, 1994, and a Director since March 15, 1995. He is also a Director of HARC. He has been the Director and General Manager of Worlder International Company Limited, a shareholder of the Company, and Director and Deputy General Manager of Worlder Shipping Limited, both of which are Hong Kong based, wholly-owned subsidiaries of SINOTRANS GROUP, a PRC state-owned enterprise, since September, 1992. From June, 1990 through August, 1992, Mr. Li was the Director and Executive Deputy General Manager of Cheemimet Finance Ltd. Hong Kong in charge of finance, property development and investment matters. For over 15 years, he has been working with conglomerates in China and their subsidiaries abroad under the Ministry of Foreign Trade and Economic Corporation and has extensive experience in corporate management, finance, investment and foreign trade. Mr. Li graduated from the University of International Business & Economics, Beijing, in 1976 with a Bachelor's degree.

         Mr. Zhang Yibing, 30, has been a Director and the Secretary of the Company since December, 1994. He is also a Director of HARC. Mr. Zhang joined Bank of China Beijing Head Office in 1987, working in the Treasury and Asset Liability Sector. Mr. Zhang was assigned to Bank of China Sydney Branch in 1988 where he was in charge of foreign exchange and money market areas of the treasury. In March, 1991, Mr. Zhang was transferred to the Bank of China Beijing Head office where he was the Assistant Manager of Fixed Income Division until December, 1992, when he resigned from the Bank and joined China Everbright Holdings Co., Ltd. as Finance Manager. Mr. Zhang became the Corporate Finance Manager of Everbright, a wholly-owned subsidiary of China Everbright Holdings Co. Ltd. and a shareholder of the Company, in October, 1993, and, in March, 1994, was appointed the Senior Manager of Everbright, where he was in charge of investment and lending. In February 1995, Mr. Zhang became a director of Everbright. Mr. Zhang graduated from Beijing Foreign Languages Institute with a Bachelor's Degree.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

         The Company's Board of Directors held five meetings during 1995, and all other actions of the Board were taken pursuant to unanimous written consents. The Board of Directors does not have an audit, compensation or nominating committee. The Board as a whole operates as a committee to nominate directors and to administer the Company's 1995 Stock Option Plan (except that a committee of three disinterested persons was formed to act with respect to stock options issued to directors). Each director attended all of the meetings of the Board of Directors during the period for which he was a director.

         The Board of Directors, acting as a nominating committee, will consider candidates for director nominated by shareholders. A shareholder who wishes to submit a candidate for consideration at the 1997 annual meeting must notify the Secretary of the Company in writing no later than March 2, 1997. The shareholder's written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned and other information required in proxy solicitations. The nomination notice must also include the nominating shareholder's name and address and the number of shares of stock beneficially owned by the shareholder. The shareholder must also furnish a statement from the candidate indicating that the candidate wishes and is able to serve as a director. These procedures, and a statement that the shareholder intends to make the nomination, are prerequisites to a stockholder nominating a candidate at the annual meeting.

COMPENSATION OF DIRECTORS

         During 1995, directors of the Company did not receive compensation for their service as directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES DESCRIBED ABOVE.


              PROPOSAL 7 - APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young, Certified Public Accountants, as independent accountants to audit the consolidated financial statements of the Company for the year 1996. Ernst & Young has served as the Company's Independent Accountants since March of 1995.

         On March 16, 1995, the Company executed an engagement letter with the certified public accounting firm of Ernst & Young, which detailed the scope of work to be performed by Ernst & Young during the next year. After executing the letter agreement with Ernst & Young to serve as independent auditors for the Company, the Company terminated its relationship with the certified public accounting firm of H. J. Swart & Company, P.A. (the "Former Accountants"), by letter from the Company's counsel dated March 21, 1995. The Company's decision to change accountants was approved by the Company's Board of Directors.

         The Former Accountants' reports on the Company's financial status for the years ended December 31, 1992, and December 31, 1993, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Since the engagement of the Former Accountants in 1993 and until the dismissal of the Former Accountants, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

         The Company filed a Form 8-K current report dated March 16, 1995, setting forth the above information. The Company, through its counsel, delivered a copy of the Form 8-K to the Former Accountants on March 21, 1995, and requested that the Former Accountants review the disclosures contained therein and provide a response as promptly as possible so the Company could file the response within ten business days after the filing of the Form 8-K. The Company received a response from the Former Accountants by letter dated March 22, 1995, in which the Former Accountants indicated that they agreed with the disclosures and statements made by the Company in the Form 8-K. The Company then amended the previously filed Form 8-K by filing a Form 8-K/A to include the response of the Former Accountants, which was attached thereto as an exhibit.

         If the shareholders should fail to ratify the appointment of Ernst & Young as its independent accountants, the Board of Directors would reconsider the appointment.

         It is expected that representatives of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                               OTHER INFORMATION

         For other information regarding the Company, including Executive Compensation, Financial and Other Information, Certain Relationships and Related Transactions and Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended, please see the appropriate Items of the Company's Form 10-K annual report for the fiscal year ended December 31, 1995, a copy of which is provided herewith and incorporated herein by reference.

         This proxy statement and the Form 10-K provided herewith may contain forward-looking statements. Shareholders are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that actual results may differ materially from those in this proxy statement and the Form 10-K as a result of various factors. The information contained herein and in the Form 10-K, including without limitation the information under the heading, "Management's discussion and Analysis of Financial Condition and Results of Operations," identifies important factors that could cause such differences. With respect to any such forward-looking statement that includes a statement of its underlying assumptions or bases, the Company cautions that, while it believes such assumptions or bases to be reasonable and has formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or behalf will result or be achieved or accomplished.


                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         To be considered for inclusion in next year's proxy materials, shareholder proposals to be presented at the Company's 1997 annual meeting must be in writing and be received by the Company no later than March 2, 1997.


                                 OTHER BUSINESS

         The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matter are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

                                                                   EXHIBIT A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        -------------------------------

                                   FORM 10-K

              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the fiscal year ended December 31, 1995

                       CHINA RESOURCES DEVELOPMENT, INC.
             (Exact name of Registrant as specified in its Charter)

                   Nevada                                 87-0262643
                   ------                                 ----------
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

             2440 South Progress Drive, Salt Lake City, Utah  84119
                           Telephone:  (801) 972-2201
         (Address and telephone number of principal executive offices)

Securities registered under Section 12(b) of the Exchange Act:

             Title of each class     Name of each exchange on which registered
                    None                              None
       ----------------------------      --------------------------------

Securities registered under Section 12(g) of the Exchange Act:

                          Common Stock, $.001 par value
                       -----------------------------------
                                (Title of class)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes   X      No
                                                ---        ---

         Indicate by check mark if disclosure of delinquent filers in pursuant to Item 405 of Regulation S-K (Section 229.405) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

         State the aggregate market value of the voting stock held by non-affiliates of the registrant computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within 60 days prior to the date of filing. (See definition of affiliate in Rule 405, 17 CFR 230.405.): $2,599,340 as of March 29, 1996.

         Note: If a determination as to whether a particular person or entity is an affiliate cannot be made without involving unreasonable effort and expense, the aggregate market value of the common stock held by non-affiliates may be calculated on the basis of assumptions reasonable under the circumstances, provided that the assumptions are set forth in this Form.

         Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date. 12,352,893 shares of Common Stock, $.001 par value (As of March 29, 1996).

                 DOCUMENTS INCORPORATED BY REFERENCE:  None
                                                     --------

         Page 1 of 157 pages                    Exhibit Index on Page 114

                                  CONVENTIONS


         Unless otherwise specified, all references in this report to "U.S. Dollars," "Dollars," "US$," or "$" are to United States dollars; all references to "Hong Kong Dollars" or "HK$" are to Hong Kong dollars; and all references to "Renminbi" or "Rmb" or "yuan" are to Renminbi yuan, which is the lawful currency of the People's Republic of China ("China" or "PRC"). The Company and Billion Luck maintain their accounts in U.S. Dollars and Hong Kong Dollars, respectively. HARC and the Operating Subsidiaries maintain their accounts in Renminbi. The financial statements of the Company and its subsidiaries are prepared in Renminbi. Translations of amounts from Renminbi to U.S. Dollars and from Hong Kong Dollars to U.S. Dollars are for the convenience of the reader. Unless otherwise indicated, any translations from Renminbi to U.S. Dollars or from U.S. Dollars to Renminbi have been made at the single rate of exchange as quoted by the People's Bank of China (the "PBOC Rate") on December 31, 1995, which was U.S.$1.00 = Rmb8.32. The Renminbi is not freely convertible into foreign currencies and the quotation of exchange rates does not imply convertibility of Renminbi into U.S. Dollars or other currencies. Translations from Hong Kong Dollars to U.S. Dollars have been made at the single rate of exchange as quoted by the Hongkong and Shanghai Banking Corporation Limited on December 31, 1995, which was US$1.00 = HK$7.73. All foreign exchange transactions take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. No representation is made that the Renminbi or U.S. Dollar amounts referred to herein could have been or could be converted into U.S. Dollars or Renminbi, as the case may be, at the PBOC Rate or at all.

         References to "Billion Luck" are to Billion Luck Company Ltd., a British Virgin Islands company, which is a wholly-owned subsidiary of the Company.

         References to "Central Government" refer to the national government of the PRC and its various ministries, agencies, and commissions.

         References to "Common Stock" are to the Common Stock, $.001 par value, of China Resources Development, Inc.

         References to "Company" are to China Resources Development, Inc., and include, unless the context requires otherwise, the operations of Billion Luck, HARC, First Supply, and Second Supply (all as hereinafter defined).

         References to "Farming Bureau" are to the Hainan Agricultural Reclamation General Company, a division of the Ministry of Agriculture, the PRC government agency responsible for matters relating to agriculture.

         References to "First Supply" are to First Goods And Materials Supply And Sales Corporation, a company organized in the PRC and a wholly-owned subsidiary of HARC.

         References to "GAAP" are to generally accepted accounting principles of the United States.

         References to "Guilinyang Farm" are to Hainan Province Guilinyang State Farm, a PRC entity which is owned and controlled by the Farming Bureau.

         References to "Hainan" are to Hainan Province of the PRC.

         References to "Hainan Reclamation Area" are to the 2,110,234 acres of formerly barren land in Hainan that the PRC Government has converted to productive agricultural use since 1952, which includes the largest rubber production base in China, as well as rubber production facilities, timber production facilities, cultivation areas for tea and tropical crops, and other industries.

         References to "Hainan State Farms" are to the rubber farms in Hainan controlled by the Farming Bureau.

         References to "HARC" are to Hainan Agricultural Resources Company Limited, a Sino-foreign joint stock company organized in the PRC, whose capital is owned 56% by Billion Luck, 39% by the Farming Bureau and 5% by Guilinyang Farm.

         References to "Local Governments" are to governments in the PRC, including governments at all administrative levels below the Central Government, including provincial governments, governments of municipalities directly under the Central Government, municipal governments, county governments, and township governments.

         References to "MU" are to an area of approximately 667 square meters.

         References to "Operating Subsidiaries" are to the consolidated operations, assets and/or activities, as the context indicates, of First Supply, and Second Supply.

         References to the "PRC" or "China" include all territory claimed by or under the control of the Central Government, except Hong Kong, Macau, and Taiwan.

         References to "PRC Government" include the Central Government and Local Governments.

         References to "Provinces" include provinces, autonomous regions, and municipalities directly under the Central Government.

         References to "Second Supply" are to Second Goods And Materials Supply And Sales Corporation, a company organized in the PRC and a wholly-owned subsidiary of HARC.

         References to "Series A Preferred Stock" are to the Company's Series A Preferred Stock, $1.00 par value.

         References to "Series B Convertible Preferred Stock" are to the Company's Series B Convertible Preferred Stock, $.001 par value.

         References to the "State Plan" refer to the plans devised and implemented by the PRC Government in relation to the economic and social development of the PRC.

         References to "Tons" are to metric tons.

                                     PART I

[Item 1]                            BUSINESS

GENERAL

         The Company was incorporated as Magenta Corp. on January 15, 1986, in the State of Nevada. The Company was formed to acquire businesses that would provide a profit to the Company. The Company had no operating business until control of it was acquired in December, 1994, by the former shareholders of Billion Luck, who exchanged all of the issued and outstanding shares of capital stock of Billion Luck for 10,800,000 shares of the Company's Common Stock. As a result of the acquisition, the former shareholders of Billion Luck acquired 90% of the issued and outstanding shares of the then outstanding Common Stock of the Company and the Company became the owner of all the outstanding shares of capital stock of Billion Luck.

         Billion Luck was incorporated in the British Virgin Islands on December 14, 1993. It conducts its activities through the Operating Subsidiaries, which it controls through its 56% interest in HARC. HARC was established in Hainan Province, the People's Republic of China, by Billion Luck, Guilinyang Farm, and the Farming Bureau.

         HARC is a Chinese company incorporated on June 28, 1994, with a registered capital of Rmb100 million (US$12,019,231). Billion Luck made a cash contribution of Rmb56 million (US$6,730,769) to purchase a 56% interest in HARC. The remaining interests in HARC were acquired by Guilinyang Farm (5%) for a cash contribution of Rmb5 million (US$600,962) and by the Farming Bureau (39%) through the contribution of its interests in two of its subsidiaries, First Supply and Second Supply, which were valued at Rmb39 million (US$4,687,500) (based upon a valuation report prepared by the Hainan Accounting Office, a PRC Certified Public Accountant, as of December 31, 1992). Pursuant to an agreement dated January 31, 1994, between Billion Luck, Guilinyang Farm, and the Farming Bureau, the parties thereto agreed to establish HARC to act as the holding company of First Supply and Second Supply.

         The Company, through the Operating Subsidiaries, First Supply and Second Supply, purchases natural rubber produced by the 92 farms on the island of Hainan in the PRC, which are controlled by the Farming Bureau. In 1994, Hainan Province accounted for approximately 62% of the domestic production of natural rubber in the PRC, of which approximately 79% of that 62% is from the Hainan State Farms and approximately 21% is from non-state farms. Accordingly, the Hainan State Farms control 49% of the PRC's domestic output of natural rubber. The Operating Subsidiaries market and distribute the rubber to customers throughout the PRC, such as tire manufacturers, rubber processing plants, and import and export companies. These customers include state-owned and non-state-owned enterprises. Because of the price risk associated with certain firm commitments for the purchase of natural rubber, the Company, through the Operating Subsidiaries, enters into natural rubber commodities futures contracts to hedge the risk. As opportunities arise, the Operating Subsidiaries also have a team of futures experts to manage and enter into natural rubber commodities futures contracts that are not specific hedges, in anticipation of a rise or fall in the price of natural rubber, based on their knowledge of the supply and demand situation with respect to natural rubber in the PRC. In addition, the Operating Subsidiaries procure, for the Farming Bureau, the Hainan State Farms and other affiliated customers, many types of production materials, such as building materials, automobiles and automobile parts, farm equipment, fuel, and chemicals, as well as for other customers unaffiliated with the Farming Bureau. First Supply and Second Supply were originally established as state-owned enterprises in the PRC by the Farming Bureau.

         The following chart illustrates the equity ownership by percentage of the Company and each of its subsidiaries as of December 31, 1995:

                                           CHINA RESOURCES
                                           DEVELOPMENT, INC.,
                                         a Nevada corporation

                                           100%

                                     BILLION LUCK COMPANY LTD.,
                                      a British Virgin Islands
                                               company

                       5%                  56%                       39%

   GUILINYANG FARM,                                                                     FARMING BUREAU,
     a PRC entity                                                                        a division of
                                  HAINAN AGRICULTURAL RESOURCES                        the PRC Ministry
                                          COMPANY LIMITED,                              of Agriculture
                                           a PRC company
                                 100%                   100%


                              FIRST SUPPLY,               SECOND SUPPLY,
                              a PRC company                a PRC company
                              (an "Operating              (an "Operating
                              Subsidiary")                 Subsidiary")

         ORGANIZATIONAL AND MANAGEMENT STRUCTURE OF HARC

         The assets of HARC consist primarily of the Operating Subsidiaries, First Supply and Second Supply, which together are divided into 31 trading and servicing divisions. The business of HARC is principally divided into the natural rubber trade and materials trade. Each trading or servicing division is a profit center or cost center and has its own accounting function. Every quarter, each division submits its financial statements to First Supply or Second Supply for consolidation. Those companies, in turn, submit the combined accounts to HARC for consolidation. The General Manager of each division accounts for its results to the General Manager of First Supply or Second Supply, who, in turn, accounts for the overall results to the board of directors of HARC.

         HARC has a two-tier structure with a board of directors and a supervisory board. The board of directors is responsible for the day-to-day management of and all major decisions relating to HARC (except decisions that may be made by HARC's shareholders during a general meeting of the shareholders) and, as of December 31, 1995, was made up of 11 members, of which five were nominated by the Farming Bureau and six were nominated by Billion Luck. The Chairman of HARC was nominated by the Farming Bureau, and the Vice-Chairman was nominated by Billion Luck. The General Managers of First Supply and Second Supply are also members of the board of directors of HARC. The General Manager and the Chief Finance Officer of HARC are also members of the board. The General Manager of HARC was nominated by the Farming Bureau, and the Chief Finance Officer was nominated by Billion Luck.

         The supervisory board is responsible for supervising the board of directors and the senior management of HARC in order to prevent the abuse of rights and infringement of the interests of HARC and its shareholders and employees. Among other responsibilities, members of the supervisory board attend meetings of the board of directors and observe HARC's managers to ensure that their acts do not contravene any laws or regulations or HARC's articles of association or the resolutions of HARC's shareholders in meetings thereof. As of December 31, 1995, the supervisory board was made up of five members, two of which were nominated by Billion Luck and three of which were nominated by the Farming Bureau. Two of the three members nominated by the Farming Bureau were elected by the workers of HARC.

         The following chart illustrates the organizational and management structure of HARC:

                                             BOARD OF                                            SUPERVISORY
                                             DIRECTORS                                            COMMITTEE

                                          GENERAL MANAGER


             DEPUTY                            DEPUTY                                 DEPUTY
        GENERAL MANAGER                    GENERAL MANAGER                       GENERAL MANAGER


       FIRST SUPPLY(1)                   SECOND SUPPLY(2)                         HEADQUARTERS


  (1)    The businesses in which First Supply's divisions engage include:
         Natural Rubber, Metals, Fuels & Chemicals, Farm Equipment & Machinery, Servicing, Building & Construction Materials, Fertilizers, Automobile Trading, Transport & Delivery.

  (2)    The businesses in which Second Supply's divisions engage include:
         Natural Rubber, Fuels & Chemicals, Building & Construction Materials, Metals, Automobiles & Machinery, Futures Trading, Farm Equipment, Transport & Delivery, Iron & Steel.

         ACTIVITIES OF OPERATING SUBSIDIARIES

         The Operating Subsidiaries function as affiliated trading partners of the Farming Bureau and the Hainan State Farms. They purchase raw natural rubber (both dried and latex) from the Hainan State Farms and resell the raw natural rubber to customers throughout the PRC. The Operating Subsidiaries also sell production materials, including building materials, fertilizers, fuels, chemicals, farm equipment and machinery, automobiles, automobile parts and electrical appliances to the Hainan State Farms, the Farming Bureau, and other unaffiliated customers, and they trade natural rubber commodities futures to hedge the price risk associated with certain firm commitments for the purchase of natural rubber. The Operating Subsidiaries also enter into natural rubber commodities futures contracts which are not specific hedges. See Financial Statements and Notes included therein attached as Appendix A hereto.

         In fulfilling their role as trading partners of the Farming Bureau, the Operating Subsidiaries serve as a sales outlet for the raw natural rubber produced by the Hainan State Farms and procure production materials for the Farming Bureau and the Hainan State Farms. Before 1994, the Farming Bureau generally established the selling price of natural rubber in order to allow the Operating Subsidiaries to earn a pre-determined profit margin. Commencing in 1994, however, the Farming Bureau generally ceased establishing the selling price of natural rubber, and instead allowed the Operating Subsidiaries to determine the selling price according to market conditions, subject to a minimum gross profit margin of 3.5% (before the purchase discount, as discussed hereinbelow) to be earned by the Operating Subsidiaries on natural rubber purchased from the Hainan State Farms as set forth in the Sale and Purchase Agreement (as defined hereinbelow).

         With respect to the procurement of materials and supplies, the Operating Subsidiaries generally do not maintain significant levels of inventory, but instead locate suppliers and the necessary products upon the receipt of orders. Management of the Operating Subsidiaries has determined that this policy reduces holding costs and minimizes exposure to price fluctuations. However, in anticipating favorable market conditions or with respect to certain common items, the Operating Subsidiaries may maintain inventory levels in these limited circumstances sufficient to satisfy estimated demand for one to three months. With respect to the distribution of natural rubber, due to the seasonal nature of rubber production, the Operating Subsidiaries stockpile a certain amount of rubber inventory during the peak production season for sales in those periods with no rubber output.

         Pursuant to a Long-Term Sale and Purchase Agreement dated November 5, 1994 (the "Sale and Purchase Agreement"), among the Farming Bureau, HARC and the Operating Subsidiaries, the Farming Bureau agreed to direct the Hainan State Farms to sell to HARC and the Operating Subsidiaries on a priority basis, and HARC and the Operating Subsidiaries have agreed to purchase from the Hainan State Farms raw natural rubber for sale under the same terms and conditions as are offered to other purchasers. If HARC or the Operating Subsidiaries are offered the same quantity and same price for natural rubber from a Hainan State Farm and a non-state farm, HARC or the Operating Subsidiaries, as the case may be, must purchase from the Hainan State Farm. If the price offered by the

Hainan State Farm is higher than that from a non-state farm, HARC or the Operating Subsidiaries, as the case may be, may purchase from the non-state farm. Otherwise, there is no condition requiring the purchase of any particular quantity of raw natural rubber from the Hainan State Farms. The Sale and Purchase Agreement has a term of 15 years and, subject to applicable law, may not be terminated except upon the agreement of the parties.


INDUSTRY SEGMENTS

         The Operating Subsidiaries are principally engaged in the distribution of natural rubber and the procurement of materials and supplies in the PRC.

         In conformity with Item 101(b) of Regulation S-K, the following table sets forth information related to Industry Segments (in thousands):

                                           Year Ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                                        1993          1994             1995           1995
                                                        ----          ----             ----           ----
                                                        (Rmb)         (Rmb)            (Rmb)          (US$)
                                                                  <
              Sales to unaffiliated customers
              (net of sales tax)

                Distribution of natural rubber      1,007,254     1,551,452        1,776,641        213,539
                Procurement of materials &
                  supplies                            233,143        98,246           72,880          8,759
                                                    ---------     ---------        ---------        -------
                                                    1,240,397     1,649,698        1,849,521        222,298
              Sales to affiliated customers
              (net of sales tax)

                Distribution of natural rubber         14,330        28,575            1,630            196
                Procurement of materials &
                  supplies                            218,083        76,015          106,092         12,751
                                                    ---------     ---------        ---------        -------
                                                      232,413       104,590          107,722         12,947

              Operating income

                Distribution of natural rubber         20,973        19,766           47,188          5,672
                Procurement of materials &
                  supplies                              3,841         6,194            1,607            193
                                                    ---------     ---------        ---------        -------
                                                       24,814        25,960           48,795          5,865
              Identifiable assets

                Distribution of natural rubber        210,810       223,203          435,664         52,363
                Procurement of materials &
                  supplies                            327,474       308,998          231,748         27,855
                                                    ---------     ---------        ---------        -------
                                                      538,284       532,201          667,412         80,218


         GENERAL

         The main business of the Operating Subsidiaries is the purchase and sale of natural rubber produced in Hainan. The Operating Subsidiaries are the primary distributors of the natural rubber produced by the Hainan State Farms, which constitute the largest natural rubber base in China. Hainan State Farms' natural rubber output was approximately 182,000 tons and 200,000 tons in 1994 and 1995, respectively (a sales value of approximately Rmb2.2 billion (US$264 million) and Rmb2.6 billion (US$312 million) for 1994 and 1995, respectively). It is anticipated that the aggregate rubber output of the Hainan State Farms for the next five years will be 1,100,000 tons, and that by the year 2000 the annual rubber output will reach 230,000 tons, with a sales value of approximately Rmb3 billion (US$360 million) at current price levels. It is also anticipated that by the year 2010, the annual rubber output of the Hainan State Farms will reach 250,000 tons, with a sales value of approximately Rmb3.3 billion (US$397 million) at current price levels.

         In addition, the Operating Subsidiaries engage in the trading of production materials and supplies and related commodities, such as building and construction materials; fuels and chemicals, including fertilizers and pesticides; and other products, including farm equipment and machinery, automobiles, automobile parts, and electrical appliances; which are connected with the agricultural production in Hainan. The foregoing materials are key elements in the continuation of the Hainan State Farms' rubber production.

         All of the Operating Subsidiaries' sourcing and trading activities are divided into (1) State Plan allocations, and (2) free market activities. With respect to State Plan allocations, the Central Government determines the price and quantity of the materials and supplies sold to designated end users, and the Operating Subsidiaries must strictly follow the allocation. However, the scale of State Plan Allocations is decreasing gradually and currently accounts for only 20% to 30% of the fertilizers supplied by the Operating Subsidiaries. All of the other production materials and natural rubber supplied by the Operating Subsidiaries are provided through free market sales. The price set forth in the State Plan is such that any profit derived from the sourcing and trading of fertilizers, if any, is comparatively lower than that derived from free market sales. With respect to natural rubber and related products, although they are provided through free market sales, the Operating Subsidiaries are guaranteed a minimum gross profit margin of 3.5% (before purchase discount, as discussed hereinbelow) by the Farming Bureau. To the extent that the gross profit for a particular year is less than this rate, the Farming Bureau is obligated to pay to HARC or the Operating Subsidiaries the shortfall.

         The combined net income before taxes, minority interests and reorganization expenses of HARC and the Operating Subsidiaries was Rmb36.32 million (US$4.37 million) in 1993, Rmb43.76 million (US$5.26 million) in 1994 and Rmb48.55 million (US$5.84 million) in 1995.

         RUBBER DISTRIBUTION

         The Company, through the Operating Subsidiaries, engages in the marketing and distribution of natural rubber and its complementary products and materials produced by the Hainan State Farms. Natural rubber occupies a position of strategic importance in the PRC, comparable to the iron, steel, coal, and oil industries. Industrial rubber consists of synthetic rubber and natural rubber, which have similar uses but different characteristics, so the two are not completely interchangeable. Both types of rubber can be used for making tires, but heavy duty tires, such as for planes and for some motor vehicles, must be made of natural rubber.

         Natural rubber can only be planted in limited geographical areas in the world. Today, most of the rubber plantations in the world are in Southeast and Southern Asia, which in 1994 accounted for 94% of total worldwide rubber plantation area and 93% of the world's natural rubber output. According to China Statistical Yearbook 1995, China ranks 4th and 5th in the world in terms of natural rubber planting area and output, respectively. China's output accounted for 5.87%, 6.10% and 6.70% of the world's natural rubber output in 1992, 1993 and 1994, respectively. With its geographical location and humid tropical climate, Hainan province is the most suitable area for planting rubber trees in China, and Hainan has become the single most important production base of natural rubber in China, according to Hainan Yearbook 1994.

         Since January 1, 1952, the Farming Bureau, which controls one quarter of the land area in Hainan, has developed the largest natural rubber production base in China with plantations covering approximately 3.6 million mu (approximately 620,470 acres or 968 square miles), according to the Hainan Farming Bureau National Economy and Social Development Statistical Report 1994.

         The natural rubber output of the Farming Bureau and the Hainan State Farms was approximately 182,000 tons and 200,000 tons in 1994 and 1995, respectively, accounting for approximately 49% and 48% of the total domestic output in China in 1994 and 1995, respectively. According to the Farming Bureau's expansion plans and production capacity, it is anticipated that the aggregate natural rubber produced by the Hainan State Farms for the next five years will be 1,100,000 tons, and that annual rubber output will reach 230,000 tons in the year 2000 and 250,000 tons in the year 2010.

         The Operating Subsidiaries function as affiliated trading partners of the Farming Bureau and the Hainan State Farms. They purchase raw natural rubber (both dried and latex) from the Hainan State Farms and resell the raw natural rubber to customers throughout the PRC. As described above, before 1994, the Farming Bureau generally established the selling price of natural rubber, based upon then existing market conditions, in order to allow the Operating Subsidiaries to earn a pre-determined gross profit margin. Commencing in 1994, however, the Farming Bureau generally ceased establishing the selling price of natural rubber, and instead allowed the Operating Subsidiaries to determine the selling price according to market conditions, subject to a minimum gross profit margin of 3.5% (before purchase discount, as discussed hereinbelow).

         Since 1993, changes in supply and demand have taken place in the international natural rubber market. Because of a reduction of the planting areas in Southeast Asia and the growth of demand for natural rubber in the world, especially in China, Korea and Vietnam due to the development of the automobile industry, the price has reached a historical high. According to statistics provided by the International Natural Rubber Organization, the total consumption of natural rubber in the world in 1994 was 5.58 million tons, and production was also 5.58 million tons. The largest consuming country is the United States of America, followed by China and Japan. The unit price of natural rubber increased from US$1,400 per ton in 1994 to US$1,600 per ton in 1995. In 1994, the domestic natural rubber consumption in China was 683,500 tons, but its domestic output was only 374,000 tons, according to statistics provided by the International Natural Rubber Organization and the China Statistical Yearbook 1995, respectively. The PRC Ministry of Agriculture also anticipates that demand will exceed supply for some time because of geographic and weather conditions throughout the China.

         SUPPLIERS

         The Operating Subsidiaries purchase natural rubber from the 92 farms comprising the Hainan State Farms, with the value of purchases totalling approximately Rmb914 million (US$110 million) in 1993, Rmb1,532 million (US$184 million) in 1994, and Rmb1,653 million (US$199 million) in 1995. The single largest supplier within the Hainan State Farms accounted for approximately 4% (Rmb34 million, US$4.1 million) of such purchases in 1993, 3% (Rmb49 million, US$5.9 million) in 1994, and 3% (Rmb57 million, US$6.9 million) in 1995. No single farm accounted for more than 5% of the Operating Subsidiaries' purchases of natural rubber in any of the years 1993, 1994, or 1995, but all supplier farms are controlled under PRC law by the Farming Bureau. The top five supplier farms accounted for approximately 14% (Rmb128 million, US$15.4 million) of such purchases in 1993, 14% (Rmb218 million, US$26.2 million) in 1994, and 13% (Rmb223 million, US$26.8 million) in 1995. Purchases are principally made in Renminbi on an open account basis payable within 30 days, or on a "cash on delivery" basis. As a majority of their purchases are made in Renminbi, the Operating Subsidiaries have a limited exposure to fluctuations in exchange rates.

         Pursuant to the Sale and Purchase Agreement, the Farming Bureau agreed to direct the Hainan State Farms to sell to HARC and the Operating Subsidiaries on a priority basis, and HARC and the Operating Subsidiaries have agreed to purchase from the Hainan State Farms raw natural rubber for sale under the same terms and conditions as are offered to other purchasers. If HARC or the Operating Subsidiaries are offered the same quantity and same price for natural rubber from a Hainan State Farm and a non-state farm, HARC or the Operating Subsidiaries, as the case may be, must purchase from the Hainan State Farm. If the price offered by the Hainan State Farm is higher than that offered by a non-state farm, HARC or the Operating Subsidiaries, as the case may be, may purchase from the non-state farm. Otherwise, there is no condition requiring the purchase of any particular quantity of raw natural rubber from the Hainan State Farms. The Sale and Purchase Agreement has a term of 15 years and, subject to applicable law, may not be terminated except upon the agreement of the parties. The Sale and Purchase Agreement will expire on November 5, 2009.

         Pursuant to the Agreement on Rubber Purchase Deposits dated March 30, 1995, the Farming Bureau guarantees the supply of a minimum of 120,000 tons (the "Guaranteed Quantity") of natural rubber for each of the next three years. The Operating Subsidiaires are not obligated to purchase the Guaranteed Quantity. In consideration of this guarantee, the Operating Subsidiaries have maintained a purchase deposit on a rolling basis equivalent to 15% of the Guaranteed Quantity multiplied by the average market price of natural rubber for the previous quarter. In return, a purchase discount is offered to the Operating Subsidiaries for the purchase of natural rubber from the Hainan State Farms.

         MARKETING

         The Hainan State Farms are the dominant suppliers of raw natural rubber and natural rubber products in China. In 1994, they accounted for approximately 49% of the annual output of raw natural rubber. Because of the market position of the Hainan State Farms, the Operating Subsidiaries are the largest distributors of raw natural rubber and natural rubber products in China.

         The Operating Subsidiaries maintain a strong sales and marketing force consisting of 61 persons in the natural rubber business. The Operating Subsidiaries' sales and marketing personnel make regular visits to customers and to the Hainan State Farms to maintain contacts and monitor requirements. Currently, all sales and distribution of raw natural rubber and natural rubber products occur within the PRC. The business operations of the Operating Subsidiaries are conducted solely within the PRC; consequently, the Company is solely dependent upon trade in the PRC. The Company does not currently engage in any export trade from the PRC.

         CUSTOMERS

         Sales of natural rubber for 1993, 1994 and 1995 were Rmb1,022 million (US$123 million), Rmb1,580 million (US$190 million), Rmb1,778 million (US$214 million), respectively. The five largest customers for rubber, in the aggregate, accounted for approximately 14%, 9% and 19% of the Operating Subsidiaries' revenue derived from rubber sales for 1993, 1994, and 1995, respectively. The single largest customer accounted for approximately 5%, 4% and 7% of such revenue for 1993, 1994, and 1995, respectively.

         For the year ended December 31, 1995, the Operating Subsidiaries had a total of approximately 537 customers for natural rubber and natural rubber products with only two customers accounting for more than 5% of total sales of such products. Those two customers were Haikou Tianlong Trading Company and Haikou Guannan Trading Company, each of which accounted for 7% of total sales of natural rubber in 1995. No other single customer accounted for more than 2% of total sales of natural rubber in 1995. Total sales for the year ended December 31, 1995, were Rmb1,778 million (US$214 million).

         SEASONALITY

         The geographic and climatic conditions in Hainan are such that natural rubber production has high and low seasons. Generally, there is no rubber harvest from January to April. The high season commences in April. Sales of natural rubber and natural rubber products generally grow in the second quarter and reach the peak in the third and fourth quarters due primarily to the increased production of natural rubber. All sales in the first quarter of a year relate to inventory maintained from the inventory of the prior year. The high season ends in November. Sales in the last two quarters accounted for 69%, 80% and 71% of the total sales for 1993, 1994, and 1995, respectively.

         DISTRIBUTION

         The Operating Subsidiaries have their own warehouse facilities and transportation fleet for both natural rubber and materials consisting of 71 warehouses with a total area of 36,684 square meters, 73 trucks and 325 workers. Some of the natural rubber is shipped to customers by sea freight from the port of Haikou, Hainan, to other destination ports within the PRC.
The Operating Subsidiaries also transport rubber from the Hainan State Farms to the port of Zhangjiang, PRC, which operates as a distribution center from where the natural rubber is delivered to customers by rail to destinations within the PRC. Some of the natural rubber is also delivered locally in Hainan.

         WORKING CAPITAL ITEMS

         The Operating Subsidiaries generally grant their purchasers the right to return substandard natural rubber, as determined by laboratories recognized by both parties. Sales returns or losses borne by the Operating Subsidiaries are reimbursed by the farm that supplied the substandard rubber. These sales returns could potentially impact the working capital levels of the Operating Subsidiaries if such returns were significant; however, in the past such sales returns have been insignificant.

         Prior to 1994, sales of rubber were made principally on an open account basis payable within 30 days. Starting in 1994, because of increased rubber demand, a significant portion of such sales are made on a "cash on delivery" basis. The Operating Subsidiaries have been working to recover aged accounts receivable while establishing policies to tighten credit control. Some of these policies require new customers to place deposits of 5% of the invoiced value of a purchase upon signing a sales contract or require full payment on or before delivery for small new customers. In addition, no sales are made to those customers with long outstanding balances with the Operating Subsidiaries until past due accounts receivable are settled.

         Following the tightening of the credit control policy, customers are now required to pay the balance of the invoiced value (after deducting the 5% deposit paid) on delivery. However, in order to maintain good customer relationships, extended payment terms of between no more than one month may be granted to certain customers based on their credit and payment history with the Operating Subsidiaries.

         Due to the seasonal nature of rubber production, the Operating Subsidiaries stockpile a certain amount of rubber inventory during the peak production season for sales in those periods with no rubber output.

         Prior to July, 1992, the Farming Bureau was responsible for financing the Hainan State Farms during the winter months when there was no rubber production. In July, 1992, the Operating Subsidiaries began providing financing to the Hainan State Farms (primarily for working capital and to purchase materials and supplies). Accordingly, the Operating Subsidiaries obtain short term bank loans, which are generally secured by guarantees of the Farming Bureau, to provide such financing. When a rubber purchase is made by an Operating Subsidiary from a farm which has an outstanding balance in favor of HARC or the Operating Subsidiary from a prior financing advance, it is customary practice to credit the purchase price of the rubber against the balance on the financing account of such farm. Neither HARC nor the Operating Subsidiaries are obligated to provide any future financing advances to any Hainan State Farms. Pursuant to the Agreement on Rubber Purchase Deposits dated March 30, 1995, the Farming Bureau guarantees the supply of a minimum of 120,000 tons (the "Guaranteed Quantity") of natural rubber for each of the next three years. The Operating Subsidiaires are not obligated to purchase the Guaranteed Quantity. In consideration of this guarantee, the Operating Subsidiaries have maintained a purchase deposit on a rolling basis equivalent to 15% of the Guaranteed Quantity multiplied by the average market price of natural rubber for the previous quarter. (See Financial Statements and Notes included therein attached as Appendix A hereto.)

         COMPETITORS

         There are several companies competing for business in the domestic natural rubber industry in the PRC. Among the Company's competitors are other major state-owned rubber producers under the control of different farming bureaus, with no direct relationship to the Hainan Farming Bureau. The market share of these rubber producers are generally significantly less than that of the Farming Bureau. There are also certain small, non-state owned rubber producers located in the provinces of Hainan, Guangdong, Yunnan, Guangxi, and Fujian. However, the quantities produced by these non-state owned farms and individuals are relatively insignificant. According to the China Statistical Yearbook 1995, the rubber output from Hainan Province ranged from 157,000 tons to 232,000 tons for the years from 1990 to 1994. According to the Hainan Farming Bureau National Economy and Social Development Statistical Report, the rubber output from the Hainan State Farms ranged from 133,000 tons to 182,000 tons for the years from 1990 to 1994. Consequently, the rubber output from non-state owned enterprises in Hainan Province accounted for 15% to 21% of the total rubber output for the years 1990 to 1994. The natural rubber production by other domestic rubber producers is limited by the area of land suitable for rubber planting in the region. Due to the specific tropical climatic conditions required for rubber cultivation, the number of rubber producers are limited and no new rubber producer is expected to enter the market. Thus, the competition in the industry may be determined by the acquisition of land suitable for rubber cultivation. Due to the favorable climatic conditions in Hainan for rubber plantations and the fact that there is still land available in Hainan that the Farming Bureau can develop into rubber plantations, the Farming Bureau will likely remain as China's largest natural rubber producer for the foreseeable future. Domestic consumption for natural rubber has far exceeded domestic supply, and it is believed that this situation will continue. According to the China Statistical Yearbook 1995 and statistics provided by the International Natural Rubber Organization, in 1994 the domestic rubber output of the PRC and the rubber consumption of the PRC were 374,000 tons and 683,500 tons, respectively. Accordingly, the rubber output of the Farming Bureau in 1994 accounted for approximately 49% of the total domestic output of natural rubber and satisfied approximately 27% of the domestic consumption. The Company believes that the Operating Subsidiaries' affiliation with the Farming Bureau will continue to provide an important competitive advantage for the Operating Subsidiaries.

         ENVIRONMENTAL PROTECTION

         Management does not believe that there are any material requirements under PRC environmental law or regulations applicable to the Operating Subsidiaries which could have a material adverse effect on the capital expenditures, including capital expenditures required in order to comply with environmental laws and regulations, in the rubber distribution segment of the business of the Operating Subsidiaries.


         PROCUREMENT OF MATERIALS AND SUPPLIES

         The Company, through the Operating Subsidiaries, also engages in the procurement of materials and supplies, such as building and construction materials, fuels and chemicals, including fertilizers and pesticides; and other products, including farm equipment and machinery, automobiles, automobile parts, and electrical appliances; which are connected with the agricultural production in Hainan. In the past, these sourcing and procurement activities were conducted primarily for the Hainan State Farms. However, the percentage of such sales to non-affiliates, which has become significant in recent years, was 52% in 1993, 56% in 1994 and 41% in 1995. The decrease of such sales to non-affiliates in 1995 was due to the slow down of property and automobile markets (such customers are non-affiliates) due to the PRC Government's austerity measures. Sales of fertilizers, pesticides, etc., which are mainly sold to farms (affiliates) remained strong. Therefore, there were fewer sales to non-affiliates.

         The sourcing and procurement activities generally commence upon the receipt by an Operating Subsidiary of an order to obtain certain of the various materials set forth above. Upon such receipt, the Operating Subsidiary identifies potential suppliers for the required production materials and obtains quotations from the various suppliers. In order to obtain the most favorable terms, the Operating Subsidiary will negotiate with many different suppliers, with pricing and quality being the main points of negotiation.

         The Operating Subsidiaries generally do not maintain significant levels of inventory, but instead locate suppliers and the necessary products upon the receipt of orders. Management of the Operating Subsidiaries has determined that this policy reduces holding costs and minimizes exposure to price fluctuations. However, in anticipating favorable market conditions or with respect to certain common items, the Operating Subsidiaries may maintain inventory levels sufficient to satisfy estimated demand for one to three months.

         Pursuant to the Sale and Purchase Agreement, the Farming Bureau agreed to direct the Hainan State Farms to purchase all of their requirements of production materials and other commodities offered by the Operating Subsidiaries and HARC under the same terms and conditions as are offered by other suppliers. In the case of production material and other commodities, a Hainan State Farm requests a price quote for a specified quantity of a particular item from HARC or the Operating Subsidiaries. Upon receiving the price quote, the Hainan State Farm can obtain quotes from other suppliers based on the same quantity of the requested item. The Hainan State Farm must inform HARC or the Operating Subsidiaries, as the case may be, of the amounts of the other quotes and, if any of the quotes are lower, HARC or the Operating Subsidiaries have the right to lower their quote to the level of the competing quote. In the event that the Operating Subsidiaries are unable to profitably match the terms offered to the Hainan State Farms by sources other than the Operating Subsidiaries, the Operating Subsidiaries will be required to sell to the Hainan State Farms at a loss or forebear from making such sales. If HARC or an Operating Subsidiary matches the competing quote based upon the same quantity of the item requested, the Hainan State Farm must purchase the item from HARC or the applicable Operating Subsidiary. Otherwise, the Hainan State Farm can purchase the item from the competing supplier. The Sale and Purchase Agreement has a term of 15 years and, subject to applicable law, may not be terminated except upon the agreement of the parties. The Sale and Purchase Agreement will expire on November 5, 2009.

         SUPPLIERS

         During 1995, the Operating Subsidiaries purchased production materials from a total of approximately 380 suppliers. The value of the Operating Subsidiaries' purchases of production materials totaled approximately Rmb562 million in 1993, Rmb130 million in 1994, and Rmb135 million in 1995. The single largest supplier accounted for approximately 5% (Rmb27 million) of such purchases in 1993, 13% (Rmb17 million) in 1994, and 11% (Rmb15 million) in 1995. No single supplier accounted for more than 5% of the Operating Subsidiaries' purchases of production materials in 1993, the two largest suppliers accounted for 13% and 8%, respectively, of such purchases in 1994, and the three largest suppliers accounted for 11%, 7% and 6%, respectively, of such purchases in 1995 (and no other suppliers accounted for more than 5%).
The top five suppliers accounted for approximately 15% (Rmb86 million) of such purchases in 1993, 29% (Rmb38 million) in 1994, and 26% (Rmb35 million)] in 1995. Purchases are principally made in Renminbi on an open account basis payable within 30 to 90 days. As a majority of the purchases are made in Renminbi, the Operating Subsidiaries have limited exposure to fluctuations in exchange rates.

         MARKETING

         In accordance with the terms of the Sale and Purchase Agreement, HARC and the Operating Subsidiaries are the principal suppliers of production materials to the Farming Bureau and the 92 farms comprising the Hainan State Farms. The Operating Subsidiaries maintain a sales and marketing team of 206 persons for the procurement business. The sales and marketing team makes regular visits to the Farming Bureau, the Hainan State Farms and unaffiliated purchasers in order to maintain contacts and monitor requirements.

         Currently, all activities of the Operating Subsidiaries with respect to production materials and commodities occur within the PRC. The business operations of the Operating Subsidiaries are conducted solely within the PRC; consequently, the Company is solely dependent upon trade in the PRC. The Company does not currently engage in any export trade from the PRC.

         CUSTOMERS

         Sales of production materials by the Operating Subsidiaries for the years 1993, 1994, and 1995 totalled approximately Rmb458 million (US$55 million), Rmb174 million (US$21 million), and Rmb179 million (US$22 million), respectively. The five largest customers for production materials accounted for approximately 4%, 9%, and 6% of the Operating Subsidiaries' revenue derived from sales of production materials for 1993, 1994, and 1995, respectively. The single largest customer accounted for less than 5% of such revenue for each of 1993, 1994 and 1995. The Operating Subsidiaries have a broad customer base and are not dependent upon any single customer for sales. However, aggregate sales to affiliates of the Farming Bureau accounted for 48%, 44% and 59% of the Operating Subsidiaries' revenue derived from sales of production materials for 1993, 1994, and 1995, respectively.

         SEASONALITY

         The seasonal fluctuations experienced by the Operating Subsidiaries in the production materials procurement segment are significantly less severe than those experienced in connection with the rubber production operations.
However, to the extent that the Operating Subsidiaries may buy goods and materials related to the rubber industry from suppliers, but sell such goods and materials on credit to Hainan State Farms, repayment may be affected by the seasonality of rubber production.

         WORKING CAPITAL ITEMS

         Sales by the Operating Subsidiaries are principally made in Renminbi. The Operating Subsidiaries have been working to recover aged accounts receivable while establishing policies to tighten credit control. In the past, most of the sales were made on an open account basis payable within 30 days. The new policies require "cash on delivery" terms for small or new customers. In addition, no sales are made to those customers with long outstanding balances with the Operating Subsidiaries until past due accounts receivable are settled. However, in order to maintain good customer relationships, extended payment terms of one to two weeks may be granted to certain customers based on their credit and payment history with the Operating Subsidiaries. No extended payment terms are granted for more than one month. For sales to the Hainan State Farms, more flexible payment terms may be allowed depending on credit history and regularity of purchase orders. Such payment terms may include an open account basis or the netting of the sales value of materials against the cost of natural rubber purchases by the Operating Subsidiaries.

         COMPETITORS

         Generally, as a result of the Sale and Purchase Agreement, HARC and the Operating Subsidiaries have no major competitors in their primary market in Hainan Province with respect to the sourcing and procurement of the wide range of production materials and commodities needed by the Farming Bureau, its affiliates, and the Hainan State Farms. With respect to other unaffiliated purchasers, HARC and the Operating Subsidiaries are subject to significant competition from certain suppliers owned and controlled by the Hainan Provincial Government and from a number of smaller suppliers of certain of the individual production materials and commodities in which the Operating Subsidiaries trade. Management believes that the Operating Subsidiaries' market share is approximately the same as that of the suppliers owned and controlled by the Hainan Provincial Government and that the Operating Subsidiaries and the government-controlled suppliers collectively have a market share of over 90% with respect to those production materials and commodities traded by the Operating Subsidiaries.

         Listed below are those competitors owned and controlled by the Hainan Provincial Government and the products with which they compete with the Operating Subsidiaries:

                 Hainan Provincial Metals &                 Metals, building and construction materials
                 Building Materials Company

                 Hainan Provincial Petroleum                Oils (diesel oil, gasoline and heavy oil)
                 Company

                 Hainan Provincial Production               Pesticides and fertilizers
                 Materials Company

                 Hainan Provincial Automobiles              Automobiles and automobile parts
                 Trading Company

                 Hainan Provincial Farm                     Farm equipment
                 Equipment Company

                 Hainan Provincial Fuels &                  Fuels and chemicals (including coal)
                 Chemical Company

                 Hainan Provincial Mechanical               Electrical and mechanical equipment,
                 & Electrical Company                       appliances and parts]

         The price and quality of products sold by the competitors are similar to that of the comparable products sold by the Operating Subsidiaries.
However, the Operating Subsidiaries can usually arrange more prompt fulfillment of orders and shipment of goods due to their warehouse facilities and transportation fleet. Also, the Operating Subsidiaries can often offer more flexible payment terms than their competitors with respect to sales to the Hainan State Farms.

         ENVIRONMENTAL PROTECTION

         Due to the business nature of the Operating Subsidiaries in the procurement segment, management does not believe that there are any material requirements under PRC environmental law or regulations applicable to the Operating Subsidiaries which could have a material adverse effect on the capital expenditures, including capital expenditures required in order to comply with environmental laws and regulation, in the procurement segment of the business of the Operating Subsidiaries.


PRC LEGAL SYSTEM

         The PRC is still in the process of developing a comprehensive system of laws. A significant number of laws and regulations dealing, in particular, with economic matters and foreign investment, protection of intellectual property, taxation, technology transfer and trade have been promulgated since 1978 when the PRC first embarked on its economic reform policy. The Constitution was amended in December 1982 to authorize foreign investment and to guarantee the "lawful rights and interests" of foreign investors in the PRC.

         National laws in the PRC are promulgated by the National People's Congress ("NPC"). However, when the NPC is not in session, its Standing Committee promulgates laws and the NPC acts as a rubber stamp. The State Council, certain of the entities affiliated with the State Council and people's congresses at the provincial and municipal levels are also vested with the power to promulgate administrative measures, rules and regulations having the force of law.

         The legal system in the PRC is based on written statutes, and decided cases do not constitute binding precedents, although such cases are sometimes referred to for guidance. The main legislation governing the judicial system is The Law of the People's Republic of China concerning the Organization of the Judicial System, which came into effect on July 1, 1979 and was amended on September 2, 1983. The main legislation governing civil procedure is The Law of the People's Republic of China on Civil Procedure (the "Civil Procedure Law") which came into effect on April 5, 1991.

         All foreign individuals, enterprises and other entities are given the same rights and obligations as PRC individuals, enterprises and other entities in instituting or defending proceedings in courts. If, however, the rights and obligations of PRC individuals, enterprises or other entities to institute or defend legal proceedings are subject to any restriction in any foreign jurisdiction, then reciprocal restrictions may be imposed by PRC courts on the rights and obligations of the individuals, enterprises and other entities of such jurisdictions to institute or defend legal proceedings in the PRC.
Foreign individuals, enterprises and other entities who wish to retain legal counsel in instituting or defending any proceedings in a PRC court must retain lawyers qualified in the PRC.

         All civil cases are decided by the court on the basis of a majority vote and are subject to a two-tier procedure, with cases being heard by a court of first instance and then subject to appeal to an appellate court. Courts in the PRC are divided into four levels: the Supreme People's Court, the High People's Court, the Intermediate People's Court and the Elementary People's Court. At each level, there is a criminal division, a civil division, an economic division and an administrative division. Cases involving foreigners are usually first brought at the intermediate level. The PRC also has specialty courts which handle maritime military, maritime, railroad, forestry and traffic matters. The Supreme People's Court is the highest judicial establishment in the PRC. It is responsible for supervising all other courts. It has appellate jurisdiction over High People's Courts and specialty courts, and original jurisdiction in limited circumstances. It also adjudicates certain special criminal prosecutions. In case of uncertainty in relation to the interpretation of any law, rule or regulation, the Supreme People's Court may be asked to provide an opinion on the interpretation of such law, rule or regulation.

         Most judges in the PRC are members of the Chinese Communist Party (the "CCP"), and the party expects judges to carry out its policies. In an attempt to promote judicial independence, a long-standing "examination and approval" system of review by the CCP, which was used in cases involving the death penalty, foreigners and certain important decisions, was officially abolished in 1979. However, review of decisions by the party is still common.

         If a legally binding judgment or ruling is given by a PRC court, but the party against whom such judgment or ruling is to be enforced is not present or does not have any assets in the PRC, the person seeking enforcement may apply to the appropriate foreign court for recognition and enforcement of such judgment or ruling. Alternatively, where there is an applicable judicial assistance treaty or other arrangement for reciprocal enforcement of judgments between the PRC and the country in which the PRC judgment or ruling is sought to be enforced, the PRC court may be asked to seek the enforcement of such judgment or ruling directly through the courts in such foreign country.

         Similarly, if a party requests a PRC court to recognize or enforce a judgment or ruling given by a foreign court, such judgment or ruling will be recognized and enforced only where there is an applicable judicial assistance treaty or other arrangement for reciprocal enforcement of judgements between the PRC and the country of the court by which such judgment or ruling is given. Where there is an applicable judicial assistance treaty, a foreign court may directly request a PRC court to recognize and enforce such a judgment. The enforcement of such judgment or ruling, however, must not violate the public security, state sovereignty or basic principles of the law of the PRC or contradict the public interest of the PRC. If it is necessary to enforce such judgment or ruling, the PRC court will issue an enforcement order and will proceed with enforcement in accordance with PRC law.

         To date, the PRC has concluded judicial assistance treaties with only a few countries, including Belgium, France, Poland, Mongolia, Ukraine, Romania, Spain, Italy, Russia, Cuba, Thailand, Egypt, Khazakstan, Belarus, Turkey, Greece and Bulgaria.

         Foreign arbitral awards may be enforced in the PRC in accordance with the Civil Procedure Law, which provides that an application for enforcement shall be submitted to the Intermediate Peoples Court of the place where the party against whom enforcement is sought is domiciled or where such party's property is located. Application for enforcement shall be handled pursuant to international treaties to which the PRC is a party, most importantly the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "New York Convention"), to which the PRC acceded in 1987. As of September 20, 1993, 129 states and territories were members of the New York Convention, including the U.S. and Hong Kong, to which Great Britain extended application of the Convention pursuant to its own accession.

         There is no express requirement in the Civil procedure Law, as in the case of foreign court judgments and rulings, that foreign arbitral awards which are brought for enforcement in the PRC must not violate the public security, state sovereignty or basic principles of the law of the PRC or contradict the public interest of the PRC. However, the New York Convention does permit a PRC court to refuse recognition and enforcement of a foreign arbitral course on the grounds that doing so would be contrary to the public policy of the PRC. Nonetheless, the Civil Procedure Law and the New York Convention allow PRC courts significantly less basis for rejecting an application or enforcement of a foreign arbitral award than exists in the case of foreign court judgments or rulings. A consistent record of enforcement of foreign arbitral awards, however, has yet to develop.

         The China International Economic and Trade Arbitration Commission ("CIETAC"), established in Beijing under the auspices of the China Council for the Promotion of International Trade, is one of two domestic arbitration organizations in the PRC charged with arbitrating foreign-related disputes. Under the new CIETAC arbitration rules, which came into effect on June 1, 1994, CIETAC has jurisdiction over any dispute arising from "international or external economic and trade transactions" with respect to which an arbitration agreement selecting CIETAC arbitration has been reached. The other arbitration organization exclusively arbitrates foreign-related maritime disputes.

         The CIETAC rules provide that an award rendered by a CIETAC tribunal shall be final and binding on the parties. The Civil Procedure Law also provides that a PRC court may only refuse to enforce a CIETAC final award in the event of procedural errors relating to the jurisdiction of CIETAC over a given dispute or the failure by an arbitration tribunal to abide by CIETAC rules, and may also deny execution of the award in the event that it determines that doing so would be against the "public interest".

         Although most arbitrations are conducted in Beijing, parties to a dispute may agree that the dispute be heard under the auspices of either of the two CIETAC sub-commissions established in Shenzhen and Shanghai. The parties may agree to appoint a single arbitrator to arbitrate a dispute, but normally three arbitrators form the arbitration panel. Each party selects one arbitrator and the chairman of CIETAC selects the third, who acts as chairman of the tribunal. Arbitrators must be selected from a panel of arbitrators maintained by CIETAC. The panel of arbitrators currently comprises 296 arbitrators, of which approximately one-third are either Hong Kong or foreign individuals. The CIETAC arbitration rules also describe grounds for challenging arbitrators.

         In deciding the substantive aspects of a dispute, the CIETAC arbitration tribunal must look to the governing law of the contract. PRC foreign economic contract law permits the parties to choose foreign or PRC law as the governing law in most cases. In the event that the parties have not chosen a governing law, PRC choice of law rules provide for the selection of the law which has the closest connection to the subject matter of the dispute.

         The activities of HARC and the Operating Subsidiaries in China are by law subject, in some cases, to administrative review and approval by various national, provincial, and local agencies of the Chinese government. While China has promulgated an Administrative Procedure Law permitting redress to the courts with respect to certain administrative actions, this law appears to be largely untested in this context. Although the Company believes that the support of local, provincial, and national governmental entities benefits the Company's operations in connection with administrative reviews and receiving approvals, there can be no assurance that such approvals, when necessary or advisable, will be forthcoming.



[Item 2]                         PROPERTIES

         The Company does not own any real property with respect to its operations. The headquarters of HARC, the warehouse and the other facilities of the Operating Subsidiaries are all located in Hainan Province in the PRC. HARC and the Operating Subsidiaries use warehouse and other facilities consisting of a total gross area of approximately 37,000 square meters, and office space consisting of a total gross area of approximately 12,000 square meters. As is typical in the PRC, the PRC government owns all of the land on which the improvements are situated. The local PRC governmental authorities in Hainan Province granted land use rights with respect to such land for an indefinite term to two related companies owned and controlled by the Farming Bureau. The rights of HARC and the Operating Subsidiaries to use the land on which the warehouse and other facilities are situated are subject to the rights of those two companies.

         Pursuant to an Agreement on Service and Cooperation dated November 5, 1994, the Farming Bureau has granted to HARC the right to occupy and use a portion of the land and the improvements situated thereon and, in consideration therefor, HARC has agreed to assume the payment of the related land use taxes attributable to such land. The term of that agreement is concurrent with the existence of HARC, which is initially 50 years and is subject to extension thereafter upon agreement of HARC's shareholders and the relevant approval authorities. The two related companies have also executed agreements endorsing the Agreement on Service and Cooperation with respect to the rights of HARC and the Operating Subsidiaries to use the land on which the warehouse and other facilities are situated, thereby joining the Farming Bureau in the granting of the land use rights to HARC.

         The Farming Bureau has also entered into a rental agreement with HARC with respect to the rental of a portion consisting of 532 square meters of a building located in Haikou City, PRC, in which HARC's corporate headquarters are located. Such rental agreement is for a period of 10 years at an annual rental of Rmb170,240 payable in equal semi-annual installments. The rental agreement further provides that HARC shall be responsible for certain costs and expenses in connection with its use of the property.



[Item 3]                          LEGAL PROCEEDINGS

         In the opinion of management, there are no material legal proceedings pending or threatened against the Company or any of its subsidiaries as of December 31, 1995.



[Item 4]                 SUBMISSION OF MATTERS TO A VOTE
                              OF SECURITY HOLDERS

         During the fourth quarter of the Company's fiscal year ended December 31, 1995, no matters were submitted to a vote of security holders of the Company through the solicitation of proxies or otherwise.



                                   [PART II]

[Item 5]             MARKET FOR REGISTRANT'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock is quoted on the electronic inter-dealer quotation system operated by The Nasdaq Stock Market, Inc. ("The Nasdaq Stock Market"), a subsidiary of the National Association of Securities Dealers, Inc. ("NASD"), in the category of Small Cap Issues. The Company's Common Stock has been traded since August 7, 1995, on The Nasdaq Stock Market under the symbol "CHRB." Prior to such date, the Company's Common Stock was traded in the over-the counter market on the OTC Bulletin Board (the "Bulletin Board") operated by the NASD under the symbol "CEVL." Until August 7, 1995, there was only a limited trading market for the Company's Common Stock. The following table sets forth the high and low bid prices for the Company's Common

Stock as reported by The Nasdaq Stock Market for that period during the fiscal quarter ended September 30, 1995, during which high and low bid quotations were reported, and for the remainder of the fiscal year ended December 31, 1995.
The bid prices are inter-dealer prices, without retail markup, markdown or commission, and may not necessarily reflect actual transactions. All of the below quotations were obtained from the monthly statistical report provided to the Company by The Nasdaq Stock Market.

                            Period                      High Bid             Low Bid
                            -------                     --------             -------
         1995 Fiscal Year, quarter ended:
                 September 30, 1995 . . . . . . .       $ 5.50                $3.50
                 December 31, 1995  . . . . . . .       $6.875                $5.00

         On March 29, 1996, there were 103 holders of record of the Company's Common Stock.

         The Company has not paid any dividends with respect to its Common Stock and has no present plan to pay any dividends in the foreseeable future. The Company intends to retain its earnings to support the growth and expansion of its business.

         Any dividends paid in the future by the Company will be paid at the discretion of the Company's Board of Directors and will be dependent upon distributions, if any, made by the Operating Subsidiaries through HARC to the Company's wholly-owned subsidiary, Billion Luck. Applicable PRC law and HARC's Articles of Association (the "Articles") require that, before HARC, as a limited joint stock company, distributes profits to investors, it must (1) satisfy all taxes; (2) provide for all losses incurred in previous years; and
(3) allocate a specified percentage of remaining profits to each of the following: a surplus reserve (in the amount of 10% of such remaining profits), a collective welfare fund (in the amount of 10% of such remaining profits), and an incentive fund (in an amount between 5% and 10% of such remaining profits). The Articles provide that the foregoing may be adjusted by the HARC'S board of directors based upon HARC's business performance and development needs, subject to the approval of HARC's shareholders. Distributions of profits by the Operating Subsidiaries to HARC, and by HARC to Billion Luck are required to be pro rata in proportion to such party's investment in such company. In addition to the foregoing, any future determination to pay a dividend to holders of shares of Common Stock will depend on the Company's results of operations, its financial condition and other factors deemed relevant by the Board of Directors. Since the acquisition of Billion Luck by the Company in December, 1994, the Company has not received any distributions from any of its subsidiaries and has not made any distributions to its shareholders.


[Item 6]                     SELECTED FINANCIAL DATA

         The following table sets forth selected financial data of the Company and its subsidiaries. The selected consolidated financial data in the table for the Company's fiscal year ended December 31, 1995, are derived from the consolidated financial information included elsewhere herein. The selected pro forma financial data in the table for the Company's fiscal years ended December 31, 1993 and December 31, 1994, are derived from the unaudited pro forma consolidated financial information included elsewhere herein. The selected combined financial data in the table for the Company's fiscal year ended December 31, 1992, are derived from the combined financial statements of First Supply and Second Supply, as adjusted for pro forma 44% minority interests in HARC and the Operating Subsidiaries and PRC income taxes at 15%. The data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition," the Consolidated Financial Statements of the Company and related Notes thereto, the Combined Financial Statements of the Operating Subsidiaries, the unaudited pro forma consolidated financial information, and other financial information included elsewhere herein.


                                             In Thousands, Except Per Share Amounts

                                                     Year Ended December 31,
 INCOME STATEMENT                 1992           1993           1994           1995             1995
 DATA                             (Rmb)         (Rmb)           (Rmb)          (Rmb)          (U.S. $)
 Sales                         1,227,208      1,479,201       1,754,288      1,957,243         235,246
 Sales tax                        (3,976)        (6,391)           -              -
                               ---------      ---------       ---------      ---------       ---------
 Net sales                     1,223,232      1,472,810       1,754,288      1,957,243         235,246

                                             In Thousands, Except Per Share Amounts

                                                     Year Ended December 31,
 INCOME STATEMENT DATA         1992            1993           1994            1995            1995
                               (Rmb)          (Rmb)           (Rmb)           (Rmb)         (U.S. $)
 Cost of sales               (1,180,291)     (1,421,268)     (1,686,944)    (1,851,186)       (222,498)

 Depreciation of fixed
 assets                          (1,136)         (1,410)         (1,981)        (2,820)           (339)

 Selling and
 administrative
 expenses                       (16,225)        (25,318)        (39,403)       (54,442)         (6,544)
                            -----------      ----------      ----------     ----------        --------
 Operating income                25,580          24,814          25,960         48,795           5,865

 OTHER INCOME/
 (EXPENSE):

 Financial
 income/(expense), net             (932)         (1,737)          9,613        (33,212)         (3,992)

 Reorganization
 expenses                         -              (3,029)          -              -               -

 Other income                     5,551          13,238           8,216         28,654           3,444
                            -----------      ----------      ----------     ----------        --------

 Income before income
 taxes                           30,199          33,286          43,789         44,237           5,317

 Income taxes                    (4,530)         (5,447)         (6,564)        (6,909)           (830)
                            -----------      ----------      ----------     ----------        --------
 Net income before
 minority interests              25,669          27,839          37,225         37,328           4,487

 Minority interests             (11,294)        (13,582)        (16,341)       (18,153)         (2,182)
                            -----------      ----------      ----------     ----------        --------

 Net income after
 minority interests              14,375          14,257          20,884         19,175           2,305
                            ===========      ==========      ==========     ==========        ========
 Earnings per share                1.20            1.19            1.74           1.56           0.187
                            ==========================================================================
 OTHER FINANCIAL DATA

 Income before income
 taxes, minority
 interests, depreciation
 and amortization                31,335          34,696          45,770         47,057           5,656
                            ==========================================================================
 BALANCE SHEET DATA

 Working capital                 16,252           5,256          65,808        143,986          17,306

 Long term debt                      -               -           54,075            -                -

 Total assets                   557,489         538,284         533,305        668,488          80,347

 Equity                          16,153          17,395          13,194        104,449          12,554


[Item 7]             MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         The following discussion should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes thereto, the unaudited pro forma consolidated financial information, the combined financial statements of the Operating Subsidiaries and other financial information included elsewhere herein. The financial statements of the Company are prepared in conformity with U.S. GAAP.

OVERVIEW

THE COMPANY

         The Company is a Nevada holding company whose only significant asset is a wholly-owned British Virgin Islands subsidiary, Billion Luck, which owns a 56% interest in HARC, a limited liability joint stock company organized in the PRC which, through the Operating Subsidiaries, markets and distributes natural rubber and rubber products produced by the Hainan State Farms and non-state farms in the PRC, sources building and production materials, chemicals, farm equipment and machinery, automobiles and other commodities for use primarily by the Hainan State Farms and other unaffiliated customers and trades in natural rubber commodities futures contracts. Accordingly, the Company will derive its revenues from the distributions paid to the Company through Billion Luck by HARC resulting from distributions paid by the Operating Subsidiaries. HARC pays distributions to its shareholders in accordance with their percentage interests as follows: Billion Luck (56%), Guilinyang Farm (5%) and Farming Bureau (39%).

         The Statements under "Results of Operations" and "Liquidity and Capital Resources" relate to the operations and condition of the Company and its subsidiaries.

         The Operating Subsidiaries were originally established as state-owned enterprises in the PRC by the Farming Bureau, a division of the Ministry of Agriculture of PRC. HARC was established on June 28, 1994, to act as the holding company of the Operating Subsidiaries. The Operating Subsidiaries principally engage in the marketing and distribution of raw natural rubber produced by the Hainan State Farms and non-state farms, and in the trading of natural rubber commodities futures contracts to hedge the price risk associated with certain firm commitments for the purchase of natural rubber. As opportunities arise, the Operating Subsidiaries also enter into natural rubber commodities futures contracts that are not specific hedges, in anticipation of a rise or fall in the price of natural rubber, based on their knowledge of the supply and demand situation with respect to natural rubber in the PRC. They also procure certain production materials and supplies which include building materials, fertilizers, fuels, chemicals, farm equipment and machinery, automobiles, automobile parts and electrical appliances for the Farming Bureau, the Hainan State Farms and other unaffiliated customers.

         Prior to 1994, selling prices of natural rubber were generally set by the Farming Bureau in order to control the gross profit margin earned by the Operating Subsidiaries. Commencing in 1994, however, the Farming Bureau generally ceased establishing the selling price of natural rubber, and instead allowed Operating Subsidiaries to determine the selling price according to market conditions, subject to a minimum gross profit margin of 3.5% (before the purchase discount, as discussed hereinbelow) on natural rubber purchased from the Hainan State Farms. Generally, materials and supplies are sold at a higher profit margin than that of natural rubber. The primary cost of operating the business is the materials cost of natural rubber and other materials and supplies, as well as selling and administrative expenses.

         Pursuant to the Agreement on Rubber Purchase Deposits dated March 30, 1995, the Farming Bureau guarantees the supply of a minimum of 120,000 tons (the "Guaranteed Quantity") of natural rubber for each of the next three years. The Operating Subsidiaries are not obligated to purchase the Guaranteed Quantity. As consideration for this guarantee, the Operating Subsidiaries have maintained a purchase deposit on a rolling basis equivalent to 15% of the Guaranteed Quantity multiplied by the average market price of natural rubber for the previous quarter. In return, a purchase discount is offered to the Operating Subsidiaries for the purchase of natural rubber from the Hainan State Farms.

RESULTS OF OPERATIONS

         The following table shows the selected audited consolidated income statement data of the Company and its subsidiaries for the fiscal year ended December 31, 1995, and the selected unaudited pro forma consolidated income statements data of the Company and its subsidiaries for the fiscal years ended December 31, 1993 and 1994. The data should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes thereto, the unaudited pro forma consolidated financial information and other financial information elsewhere therein.:

         (In thousands)
------------------------------------------------------------------------------------------------------------------------
                                                                       Year Ended December 31,
                                                           1993          1994            1995             1995
                                                           (Rmb)         (Rmb)           (Rmb)          (U.S. $)

-----------------------------------------------------------------------------------------------------------------
             Sales:
               Distribution of natural rubber           1,021,584     1,580,027     1,778,271        213,735
               Procurement of materials and supplies      457,617       174,261       178,972         21,511
                                                        ---------     ---------     ---------        -------

                                                        1,479,201     1,754,288     1,957,243        235,246
                                                        =========     =========     =========        =======
                                                                                                      12,748
             Gross profit (excluding sales tax)            57,933        67,344       106,057            5.4%
             Gross profit margin                              3.9%          3.8%          5.4%

                                                                                                       5,317
             Income before income taxes                    33,286        43,789        44,237           (830)
             Income taxes                                  (5,447)       (6,564)       (6,909)       -------
                                                        ----------    ----------    ----------
                                                                                                       4,487
                                                                                                     =======
             Net income before minority interests          27,839        37,225        37,328         (2,182)
                                                        =========     =========     =========        -------


             Minority interests                           (13,582)      (16,341)      (18,153)         2,305
                                                        ----------    ----------    ----------       =======

             Net income after minority interests           14,257        20,884        19,175
                                                        =========     =========     =========



YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

SALES AND GROSS PROFIT

         For the year ended December 31, 1995, total turnover was Rmb1,957 million compared with Rmb1,754 million for the corresponding period in 1994. This indicates a rise in sales by Rmb203 million, representing an increase of 11.6% as compared with the corresponding period last year.

         The increase in sales was mainly the result of an increase in natural rubber sales of Rmb198 million or 12.5% over last year, while sales of materials and supplies remained approximately unchanged as compared to last year.

         The increase in rubber sales was mainly due to the increase in sales quantity from 130,000 tons in 1994 to 138,000 tons in 1995, which was in line with a general increase in demand for natural rubber in the PRC. In addition, the increase in the average natural rubber selling price from approximately Rmb12,000 per ton in 1994 to Rmb13,000 per ton in 1995 also contributed to the overall increase in rubber sales.

         The proportion of materials and supplies sales to total sales remained low as a result of the sustained effect of the macroeconomic austerity measures introduced by the PRC government in late 1993, which has caused a sharp decrease in sales of production materials since late 1993.

         The increase in gross profit margin was mainly due to the increase in the gross profit margin of natural rubber sales from 3.4% in 1994 to 5.3% in 1995. This increase was mainly the result of purchase discounts of Rmb31.2 million received from farms pursuant to the Agreement on Rubber Purchase Deposits among the Farming Bureau, First Supply, Second Supply and HARC dated March 30, 1995. There were no purchase discounts before March 30, 1995.

SELLING AND ADMINISTRATIVE EXPENSES

         Selling and administrative expenses consisted mainly of wages and salaries, staff welfare, printing and stationery, pension contributions, entertainment, professional fees, repairs and maintenance, travel expenses and outward freight charges.

         Selling and administrative expenses for the year ended December 31, 1995 were Rmb54.4 million compared with Rmb39.4 million for that of 1994, representing an increase of 38%. The increase was mainly due to increases in salaries and staff welfare expenses, which amounted to Rmb4.3 million, increases in entertainment and office expenses, which amounted to Rmb1.7 million, and other miscellaneous expenses resulting from an increase in the number of employees and inflation. The increase also resulted from an increase in freight expenses due to increased sales volume.

         In addition, more legal and professional expenses and administrative expenses were incurred relating to the Company's headquarters in Hainan and Hong Kong.

INTEREST INCOME/EXPENSES

         Interest expenses were derived from the short term bank loans borrowed by the Operating Subsidiaries which were mainly used to finance the rubber purchase deposits paid to the Hainan State Farms and the working capital needs of the Operating Subsidiaries. Interest income consisted of interest earned on bank deposits and interest on advances to the Hainan State Farms, the Farming Bureau and other related companies.

         Interest expenses increased by Rmb4.9 million, or 10.4%, from Rmb47.5 million for the year ended December 31, 1994, to Rmb52.4 million for the corresponding period in 1995. The increase was due principally to an increase in the bank loan interest rate since mid-1995.

         Interest income decreased by Rmb37.1 million, or 66.6% from Rmb55.6 million for the year ended December 31, 1994, to Rmb18.5 million for the corresponding period in 1995. The decrease was due mainly to the sharp decline in financing to the Hainan State Farms after the Agreement on Rubber Purchase Deposits, pursuant to which 15% purchase deposits have been maintained.

OTHER INCOME

         Other income increased by Rmb20.5 million, from Rmb8.2 million for the year ended December 31, 1994, to Rmb28.7 million for the corresponding period in 1995. The increase was primarily due to an increase in net gains on trading of natural rubber futures contracts and an increase in management fees income.

         The Operating Subsidiaries principally engage in the marketing and distribution of natural rubber, and they engage in the trading of natural rubber commodities futures contracts to hedge the price risk associated with certain firm commitments for the purchase of natural rubber. However, as opportunities arise, the Operating Subsidiaries also enter into natural rubber commodities futures contracts that are not specific hedges, in anticipation of a rise or fall in the price of natural rubber, based on their knowledge of the supply and demand situation with respect to natural rubber in the PRC. For the year ended December 31, 1995, the Operating Subsidiaries realized a net gain on such transactions of Rmb10.6 million, which was classified as Other Income.

         For the year ended December 31, 1995, management fees of Rmb3,000 were charged to two companies owned and controlled by the Farming Bureau for their share of the Operating Subsidiaries' administrative expenses and for the use of the Operating Subsidiaries' office equipment, warehouse and staff.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

SALES AND GROSS PROFIT

         For the year ended December 31, 1994, total turnover was Rmb1,754 million compared with Rmb1,479 million for the corresponding period in 1993. This indicates a rise in sales by Rmb275 million, representing an increase of 18.6% as compared with the corresponding period last year.

         As far as the sales of rubber are concerned, they increased by Rmb558 million or 54.7% as compared with the corresponding period last year. The increase was mainly due to the worldwide contraction in the supply of rubber in 1994 with demand grows continuously. The unit price of rubber has risen to a historical high of Rmb15,000 per ton. The average unit price of domestic rubber for 1994 was Rmb12,000 compared with that of Rmb7,300 in 1993. This accounted for the growth in sales of rubber for the year ended December 31, 1994.

         Turnover for production materials for the year ended December 31, 1994, was Rmb174 million compared with Rmb458 million in the corresponding period last year, representing a decrease of Rmb284 million, or 62% as compared with last year. The decrease was mainly attributed to the drastic fall in the sales of production materials, in particular, the building materials, due to the nationwide contraction in capital investment as a result of the implementation of a series of austerity measures by the central government to combat inflation. The greatest impact of the measures was on the real estate market which was further worsened by the introduction of the new property gain tax system. The effect of decrease in turnover for production materials on total turnover was to a certain extent eliminated by the rise in turnover of rubber.

         In the past, the selling prices of rubber were set by the Farming Bureau in order to allow a pre-determined profit margin. Commencing in 1994, the selling prices were allowed to fluctuate according to market demand and supply, subject to minimum gross profit margin of 3.5% with respect to natural rubber purchased from the Hainan State Farms. In 1994, an overall gross profit margin of 3.8% was generated. In 1993, a higher gross profit margin of 3.9% was generated. The higher gross profit margin was due mainly to a large quantity of rubber inventory which was previously purchased at lower prices and was on hand at the end of 1992. This inventory was then sold in 1993 at the higher prevailing selling price as determined by the Farming Bureau.

SELLING AND ADMINISTRATIVE EXPENSES

         Selling and administrative expenses for the year ended December 31, 1994 were Rmb39.4 million compared with Rmb25.3 million for that of 1993, representing an increase of 56%. The increase was mainly due to increases in salaries and staff welfare expenses, amounted to Rmb8 million, and increases in miscellaneous expenses due to inflation and increases in the number of divisions of the Operating Subsidiaries, which amounted to Rmb5 million.

INTEREST INCOME/EXPENSES

         Interest expenses were derived from the short term bank loans borrowed by the Operating Subsidiaries which were mainly used to finance the working capital needs of the Hainan State Farms. Interest income were derived from the provision of funds to the Hainan State Farms through the current accounts with the Hainan State Farms.

         Interest expenses increased by Rmb3.3 million, or 7.5%, to Rmb47.5 million for the year ended December 31, 1994, from Rmb44.2 million for the corresponding period in 1993. The increase is due principally to an increase in the interest rate from the second half of 1993 forward and an increase in the bank loan for the financing of the working capital.

         Interest income increased by Rmb11 million, or 24.7% to Rmb55.6 million for the year ended December 31, 1994, from Rmb44.6 million for the corresponding period in 1993. Interest income increased more than the interest expenses because of the bank interest earned on the cash contribution of Rmb56 million from Billion Luck to HARC and the penalty interest charged on overdue accounts receivable balances.


LIQUIDITY AND CAPITAL RESOURCES

         The Operating Subsidiaries' primary liquidity needs are to fund accounts receivable, inventories, rubber purchase deposits and, to a lesser extent, to expand business operations. The Operating Subsidiaries have financed their working capital requirements through a combination of internally generated cash and short term bank borrowing.

         Net cash provided by/(used in) operating activities was Rmb458 million, Rmb118 million and (Rmb119 million) in fiscal 1993, 1994 and 1995, respectively. Net cash flows from the Operating Subsidiaries' operating activities are attributable to the Operating Subsidiaries' income and changes in operating assets and liabilities. The substantial increase in cash used in operating activities was mainly due to the increase in purchase deposits paid to Hainan State Farms pursuant to the Agreement on Rubber Purchase Deposits and to the increase in inventory held at the year end in anticipation of a higher selling price for natural rubber during the non-harvest season in early 1996.

         The Operating Subsidiaries have outstanding bank loans with Hainan Province Agricultural Bank - Sales Division, and Haikou City Agricultural Bank
- Xiuyin Sub-Branch. These loans amounted to Rmb293 million as at December 31, 1995, bearing a weighted average interest rate of 18.25% per annum. The bank loans are generally secured by a guarantee given by the Farming Bureau and mature not more than one year after such loans are originally made. Prior to mid-1992, the Farming Bureau generally undertook the financing obligations with respect to the Hainan State Farms and, therefore, the bank loans of the Operating Subsidiaries were insignificant. Afterwards, large amounts of funds from bank loans have been borrowed by the Operating Subsidiaries which are used to finance the Hainan State Farms' operation and to finance the sale of production materials to the Hainan State Farms. On March 30, 1995, HARC, First Supply and Second Supply entered into an agreement with the Farming Bureau pursuant to which the Farming Bureau guarantees the supply of a minimum of 120,000 tons (the "Guaranteed Quantity") of natural rubber for each of the following three years. The Operating Subsidiaries are not obligated to purchase the Guaranteed Quantity. In consideration of this guarantee, the Operating Subsidiaries have maintained a purchase deposit on a rolling basis which is equivalent to the Guaranteed Quantity multiplied by the average market price for natural rubber for the previous quarter. In return, a purchase discount is offered to the Operating Subsidiaries for the purchase of natural rubber from the Hainan State Farms.

         The Farming Bureau has guaranteed the availability of alternative financing for the Operating Subsidiaries to meet their liabilities in the event that the banks demand repayment of their outstanding loans, and it has guaranteed the recoverability of current accounts receivable from the Hainan State Farms and other related companies controlled and owned by the Farming Bureau.

         The Operating Subsidiaries also obtained short-term advances, amounting to Rmb87 million (US$10 million), from the Chinese Commodities Futures Exchange Inc. ("CCFE") for the purchase of natural rubber. CCFE is the sole authorized futures exchange in the PRC for the trading of natural rubber commodities futures. The balance was unsecured, was interest-free, had no fixed terms of repayment, and was repaid in 1996.

         The Company believes that the net proceeds from its capital raising efforts, together with the internally generated funds, will be sufficient to satisfy its anticipated working capital needs for at least the next 12 months.

INFLATION

         Inflation has historically not had a material effect on the Operating Subsidiaries' operations. When the price of rubber or production materials has increased, these costs historically have been passed on to the customers. Furthermore, because the Operating Subsidiaries do not have either long term supply contracts or long term contracts with customers, prices are quoted based on the prevailing market price determined by supply and demand. Accordingly, the Company does not anticipate any material effect on its future revenues due to inflation; however, such inflation has generally resulted in upward pressure on wages and salary to employees.


[Item 8]           FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         The Company's Consolidated Financial Statements for the periods ended December 31, 1995, and December 31, 1994, the Combined Financial Statements of the Operating Subsidiaries for the years ended December 31, 1993 and 1992, and for the six months ended June 30, 1994, and the unaudited pro forma consolidated financial statements of the Company and its subsidiaries for the years ended December 31, 1994 and 1993, are included herewith as Appendix A and incorporated herein by reference.


[Item 9]         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE

         Information regarding the Company's change of accounting firms has been previously reported in the Company's Form 8-K/A dated March 16, 1995.


                                  [PART III]


[Item 10]      DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the current directors and executive officers of the Company as of December 31, 1995, and the ages of and positions with the Company held by each of such persons:

Name                            Age             Position
----                            ---             --------
Yang Jiangang                   34              Chairman of the Board of Directors

Li Shunxing                     45              Director and President

Wang Faren                      48              Vice Chairman of the Board of Directors

Yiu Yat Hung                    44              Vice Chairman of the Board of Directors

Han Jian Zhun                   47              Director and Vice President

Tam Cheuk Ho                    33              Director and Chief Financial Officer

Zhang Yibing                    29              Director and Secretary

Wong Wah On                     32              Financial Controller

         Mr. Yang Jiangang has been the Chairman of the Board of Directors of the Company since December, 1994. He is also a Director of HARC. Mr. Yang joined the Bank of China Head Office Beijing in 1983 and worked in the Treasury Division there from 1983 through 1993. He was transferred in January, 1990, to the Head Office to be the Deputy Manager of the Fixed Income Division, where he was in charge of fixed income investment of foreign exchange reserves of the PRC. In June, 1992, Mr. Yang was relocated to the Bank of China London Branch where he was in charge of treasury operations until April, 1993. He resigned from the Bank of China in April, 1993, and joined China Everbright Holdings Company Limited, which is a PRC state-owned enterprise with a number of overseas subsidiaries, as Deputy General Manager of the Finance Department. In October, 1993, Mr. Yang became the Deputy General Manager of Everbright Finance & Investment Co. Limited, a wholly-owned Hong Kong subsidiary of China Everbright Holdings Company Limited and a shareholder of the Company, and is presently the Director and Deputy General Manager. Mr. Yang graduated from Beijing International Relationship Institute with a Bachelor's degree.

         Mr. Li Shunxing has been the President of the Company since December, 1994, and a Director since March 15, 1995. He is also a Director of HARC. He has been the Director and General Manager of Worlder International Company Limited, a shareholder of the Company, and Director and Deputy General Manager of Worlder Shipping Limited, both of which are Hong Kong based, wholly-owned subsidiaries of SINOTRANS GROUP, a PRC state-owned enterprise, since September, 1992. From June, 1990 through August, 1992, Mr. Li was the Director and Executive Deputy General Manager of Cheemimet Finance Ltd. Hong Kong in charge of finance, property development and investment matters. For over 15 years, he has been working with conglomerates in China and their subsidiaries abroad under the Ministry of Foreign Trade and Economic Corporation and has extensive experience in corporate management, finance, investment and foreign trade. Mr. Li graduated from the University of International Business & Economics, Beijing, in 1976 with a Bachelor's degree.

         Mr. Wang Faren has been a Vice Chairman of the Board of Directors of the Company since December, 1994. He is also the Chairman of the Board of Directors of HARC. Mr. Wang joined the Farming Bureau in 1968 and worked for 13 years at the Hainan State Farms. Mr. Wang joined the top management of the Farming Bureau in 1986 as its Deputy Director. He became a Director of the Farming Bureau in October, 1991, and remains in that position today. Mr. Wang graduated from South China Tropical Species Research Institute, an agricultural engineering institute, and received extensive training on agricultural engineering, botany and tropical plantation. Mr. Wang has more than 25 years of experience in agricultural production and management.

         Mr. Yiu Yat Hung has been a Vice Chairman of the Board of Directors of the Company since December, 1994. He is also the Vice-Chairman of the Board of Directors of HARC, and since June, 1988, has been the Chairman of the Board of Directors and Managing Director of Hong Wah Investment Holdings Limited, a Hong Kong incorporated private group of companies and a shareholder of the Company. From January, 1990 through December, 1992, Mr. Yiu was the Chairman of Shenzhen Hong Wah Industrial and Commerce Company, Ltd., a Sino-foreign limited liability joint stock company, and was responsible for the formulation of that entity's investment strategy. Mr. Yiu has more than 12 years of experience in the financial, commerce and industrial fields in both the PRC and Hong Kong. Mr. Yiu is currently a member of the Chinese General Chamber of Commerce Hong Kong and the Federation of Hong Kong Industries. Mr. Yiu is also the Vice Chairman of the Shenzhen Association of Enterprises with Foreign Investment and a standing committee member of the China Association of Enterprises with Foreign Investment.

         Mr. Han Jian Zhun has been a Director of the Company since December, 1994, and the Vice President since March 15, 1995. He is also the President and General Manager of HARC. Mr. Han joined the Farming Bureau in 1968 and has consistently addressed agriculture production and management issues. Mr. Han joined the top management of the Farming Bureau in 1986 and became the Deputy Director in 1991. Mr. Han was also the General Manager of Ba Ye State Rubber Farms from 1990 through 1991. Mr. Han is heavily involved in industrial management of the Farming Bureau.

         Mr. Tam Cheuk Ho has been a Director and the Chief Financial Officer of the Company since December, 1994. Prior to joining the Company, from July, 1984 through January, 1992, he worked as Audit Manager at Ernst & Young, Hong Kong, and from February, 1992 through September, 1992, as Financial Controller at Tack Hsin Holdings Limited, a listed company in Hong Kong, where he was responsible for accounting and financial functions. From October, 1992, through December, 1994, Mr. Tam was Finance Director of Hong Wah (Holdings) Limited. He is an associate of the Hong Kong Society of Accountants and a fellow of the Chartered Association of Certified Accountants. He is also a certified public accountant in Hong Kong. He holds a Bachelor's degree in Business Administration from the Chinese University of Hong Kong.

         Mr. Zhang Yibing has been a Director and the Secretary of the Company since December, 1994. He is also a Director of HARC. Mr. Zhang joined Bank of China Beijing Head Office in 1987, working in the Treasury and

Asset Liability Sector. Mr. Zhang was assigned to Bank of China Sydney Branch in 1988 where he was in charge of foreign exchange and money market areas of the treasury. In March, 1991, Mr. Zhang was transferred to the Bank of China Beijing Head office where he was the Assistant Manager of Fixed Income Division until December, 1992, when he resigned from the Bank and joined China Everbright Holdings Co., Ltd. as Finance Manager. Mr. Zhang became the Corporate Finance Manager of Everbright Finance & Investment Co. Limited, a wholly-owned subsidiary of China Everbright Holdings Co. Ltd. and a shareholder of the Company, in October, 1993, and, in March, 1994, was appointed the Senior Manager of Everbright Finance & Investment Co. Ltd., where he was in charge of investment and lending. Mr. Zhang graduated from Beijing Foreign Languages Institute with a Bachelor's Degree.

         Mr. Wong Wah On is the Financial Controller of the Company and a member of the supervisory committee of HARC. He is responsible for assisting the Chief Finance Officer of the Company's treasury, accounting and secretarial functions. From October, 1992, through December, 1994, Mr. Wong was the Deputy Finance Director of Hong Wah (Holdings) Limited. From July, 1988, through October, 1992, he was the audit supervisor at Ernst & Young, Hong Kong. He received a professional diploma in Company Secretaryship and Administration from the Hong Kong Polytechnic institute and is an associate of the Chartered Association of Certified Accountants, the Hong Kong Society of Accountants, and the Institute of Chartered Secretaries and Administrators. He is also a certified public accountant in Hong Kong.

         Each director is elected to hold office until the next annual meeting of shareholders and until his successor is chosen and qualified.

         The officers of the Company are elected annually at the first Board of Directors meeting following the annual meeting of shareholders, and hold office until their respective successors are duly elected and qualified, unless sooner displaced.

IDENTIFICATION OF SIGNIFICANT EMPLOYEES

         The following table sets forth certain significant employees of the Company as of December 31, 1995 and the ages of and positions with the Company held by each of such persons:


         Name                   Age             Position
         ----                   ---             --------
         Li Fei Lie             29              Project Manager

         Mr. Li Fei Lie is the Project Manager of the Company. He is also vice president and a director of HARC, where he is responsible for accounting and financial control. In 1987, he obtained a Bachelor's degree in Economics from the Beijing University. In 1990, he obtained a Master's degree in Economics from the same university. From 1990 through April 1991, he was the Vice Chairman of the Beijing Agency of Guangxi Wuzhou Boiler Factory. From April, 1991 through October, 1992, he was the General Manager of the Development Department of Shenzhen Hong Wah Industrial and Commerce Company Ltd., a Sino-foreign limited liability joint stock company. In October, 1992, Mr. Li became Assistant to the General Manager of Hong Wah (Holdings) Limited and was responsible for the preparatory work relative to the incorporation of HARC.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Based upon the Company's review of Forms 5 furnished to the Company with respect to its fiscal year ended December 31, 1995, each of the following directors, officers and beneficial owners of more than ten percent of the Company's Common Stock filed a Form 5 reporting previously unreported transactions which were reportable, or previously unreported holdings which became reportable, during such fiscal year: Yang Jiangang, Li Shunxing, Wang Faren, Zhang Yibing, Everbright Finance & Investment Company Limited, Hong Wah Investment Holdings Limited, Silverich Limited, and Worlder International Company Limited reported holdings which became reportable on June 26, 1995, as a result of the effectiveness of the Company's Form 8-A registration statement. Yiu Yat Hung, Han Jian Zhun, Tam Cheuk Ho, Li Fei Lie and Wong Wah On reported holdings which became reportable on June 26, 1995, as a result of the effectiveness of the Company's Form 8-A registration statement, as well as reportable transactions which occurred on July 1, 1995. All of the Forms 5 were filed on a timely basis except for those filed by Wang Faren, Han Jian Zhun and Li Fei Lie.


[Item 11]                   EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                               Annual Compensation              Long Term
                                                                              Compensation
                                       -------------------------------------------------------
                                                                Other
                                                                Annual         Securities
                                                             Compensation      Underlying        All Other
                                        Salary     Bonus                         Options        Compensation
 Name and Principal Position    Year     (US$)     (US$)         (US$)           (#) (1)           (US$)
-----------------------------------------------------------------------------------------------------------------------
 Li Shunxing, President         1995      -0-       -0-          -0-                                -0-
                                                                                   -0-
                                1994      -0-       -0-          -0-               -0-              -0-

                                1993      N/A       N/A          N/A               N/A              N/A


 Han Jian Zhun, Vice
 President, President of        1995      647       -0-          -0-              6,000             -0-
 HARC
                                1994      -0-       -0-          -0-               -0-              -0-

                                1993      N/A       N/A          N/A               N/A              N/A

 Li Fei Lie, Project Manager
 Vice President of HARC         1995    56,436      -0-          -0-             100,000            -0-

                                1994    28,994      -0-          -0-               -0-              -0-

                                1993      N/A       N/A          N/A               N/A              N/A
=======================================================================================================================

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------------------------------------------------
                                                                               Potential Realizable Value at
                                                                               Assumed Annual Rates of Stock
                                    Individual Grants                        Price Appreciation for Option Term
               ----------------------------------------------------------------------------------------------------------
                                   % of Total
                    Number of        Options
                    Securities     Granted to
                    Underlying      Employees    Exercise
                     Options        in Fiscal    Price (2)   Expiration
     Name           Granted(#)(1)   Year (1)     (US$/Sh)       Date           0%          5%          10%
     ----      ----------------------------------------------------------------------------------------------------------
 Li Shunxing           -0-             N/A          N/A          N/A          N/A         N/A          N/A

 Han Jian Zhun         6,000          0.25%        3.78       07/01/05        -0-        14,263       36,146

 Li Fei Lie          100,000          4.17%        3.78       07/01/05        -0-       237,722      602,435
=========================================================================================================================


(1) The Company has granted no Stock Appreciation Rights ("SARs"). For information regarding stock options issued pursuant to the Company's Stock Option Plan, see "Stock Options," hereinbelow.

(2) As of December 31, 1996, none of the stock options held by Mr. Han or Mr. Li were exercisable. All of such options were "in-the-money" at such date, as the fair market value (as defined int the Company's Stock Option Plan) of the Common Stock on December 29, 1995, was US$6.375 per share. Consequently, the value of Mr. Han's unexercised options on that date was US$15,570, and the value of Mr. Li's unexercised options on that date was US$259,500.


         The Company paid its Chief Executive Officer, Li Shunxing, no annual salary or bonus in 1993, 1994 1995. During the fiscal years ended December 31, 1993, 1994, and 1995, no director or executive officer of the Company or any of its subsidiaries was paid a total annual salary and bonus in excess of US$100,000. Han Jian Zhun, the vice president and a director of the Company and the president of HARC, was paid an annual salary and bonus of US$0 for the year ended December 31, 1994, and HK$5,000 (US$647) for the year ended December 31, 1995. As of August 1, 1995, Billion Luck entered into an Employment Agreement with Mr. Han. In accordance with the terms of the Employment Agreement, Mr. Han has been employed by Billion Luck to perform such duties with respect to Billion Luck as Billion Luck's Board of Directors shall from time to time determine. Mr. Han shall receive a base salary of HK$12,000 (US$1,552) annually, which base salary shall be adjusted on each anniversary of the Employment Agreement to reflect a change in the applicable consumer price index or such greater amount as Billion Luck's Board of Directors may determine. The Employment Agreement has a term of three (3) years unless earlier terminated as provided therein. See "Certain Relationships and Related Transactions."

         Li Fie Lie, the Project Manager of the Company and the vice president and a director of HARC, was paid an annual salary of US$28,994 for the year ended December 31, 1994, and HK$436,250 (US$56,436) for the year ended December 31, 1995. Also, as of August 1, 1995, Billion Luck entered into an Employment Agreement with Li Fei Lie. In accordance with the terms of the Employment Agreement, Mr. Li has been employed by Billion Luck to perform such duties with respect to Billion Luck as Billion Luck's Board of Directors shall from time to time determine. Mr. Li shall receive a base salary of HK$240,000 (US$31,048) annually, which base salary shall be adjusted on each anniversary of the Employment Agreement to reflect a change in the applicable consumer price index or such greater amount as Billion Luck's Board of Directors may determine. The Employment Agreement has a term of three (3) years unless earlier terminated as provided therein. See "Certain Relationships and Related Transactions."

         In addition, on February 1, 1994, Billion Luck entered into a consulting agreement with Brender Services Limited, a British Virgin Islands company beneficially owned by Mr. Wong Wah On, the Financial Controller of the Company. In accordance with this consulting agreement, during the year ended December 31, 1994, a consulting fee of HK$880,000 (US$113,842), was paid to Brender Services Limited. On April 30, 1995, the Company entered into another consulting agreement pursuant to which Brender Services Limited agreed to provide consulting services to the Company for a period of five years commencing on May 1, 1995. In consideration of the services to be rendered by Brender Services Limited, the Company agreed to pay a consultancy fee of HK$170,000 (US$21,992) per month during the first two years of the term of the consulting agreement and a fee to be agreed upon by the parties, but not less than HK$170,000 (US$21,992) per month, for the remaining three years of the term. The Company also agreed to reimburse Brender Services Limited for all out-of-pocket costs incurred in connection with rendering services under the agreement. During the year ended December 31, 1995, a consulting fee of HK$1,680,000 (US$217,335), was paid to Brender Services Limited. See "Certain Relationships and Related Transactions."

         Except for the foregoing, the Company has no employment contracts with any of its officers or directors and maintains no retirement, fringe benefit or similar plans for the benefit of its officers or directors. The Company may, however, enter into employment contracts with its officers and key employees, adopt various benefit plans and begin paying compensation to its officers and directors as it deems appropriate to attract and retain the services of such persons.

         The Company does not pay fees to directors for their attendance at meetings of the Board of Directors or of committees; however, the Company may adopt a policy of making such payments in the future. The Company will reimburse out-of-pocket expenses incurred by directors in attending Board and committee meetings.

         During the fiscal year ended December 31, 1995, no holder of stock options exercised such options, and all stock options granted remained outstanding. Also during such fiscal year, no long-term incentive plans or pension plans were in effect with respect to any of the Company's officers, directors or employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Board of Directors did not have a compensation committee or a committee performing similar functions during the year ended December 31, 1996, and on other relationship existed during such year for which disclosure is required pursuant to Item 401(j) of Regulation S-K.


[Item 12]        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

BENEFICIAL OWNERS OF MORE THAN 5%
OF THE COMPANY'S COMMON STOCK

         The following table sets forth, to the knowledge of management, each person or entity who is the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock or Series A Preferred Stock outstanding as of March 29, 1996, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby.

                                                 Amount and
       Name and Address                          Nature of                         Percent of
       of Beneficial Owner                 Beneficial Ownership (1)                Class (2)
       -------------------                 ------------------------                ---------
Hong Wah Investment Holdings Limited       3,672,000 Common Stock                    29.73%
Room 3105, 31/F.
Universal Trade Center                     2,432,000 Series A Preferred              38.00%
3-5A Arbuthnot Road
Central, Hong Kong

Everbright Finance & Investment            1,998,000 Common Stock                    16.17%
 Co. Limited(2)
23/F., Office Tower                        1,184,000 Series A Preferred              18.50%
Convention Plaza
1 Harbour Road
Wanchai, Hong Kong

Worlder International Company              1,998,000 Common Stock                    16.17%
 Limited(2)
21/F., Great Eagle Centre                  1,184,000 Series A Preferred              18.50%
No. 23 Harbour Road
Hong Kong

Silverich Limited(2)                       2,700,000 Common Stock                    21.86%
Room 2005, 20/F.
Universal Trade Center                     1,600,000 Series A Preferred              25.00%
3-5A Arbuthnot Road
Central, Hong Kong


(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) Silverich Limited is owned by Everbright Finance & Investment Co. Limited (50%) and by Worlder International Company Limited (50%).


SHARE OWNERSHIP OF OFFICERS AND DIRECTORS

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of March 29, 1996, by (i) each director of the Company, (ii) each executive officer of the Company named in the summary compensation table, and (iii) all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective director or executive officer (in the case of shares beneficially owned by each of them). Unless otherwise indicated in a footnote, each stockholder possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                  Amount and
            Name of                                Nature of                              Percent of
        Beneficial Owner                   Beneficial Ownership (1)                         Class
        ----------------                   ------------------------                         -----
         Yang Jiangang                                -0-                                   N/A

         Li Shunxing                                  -0-                                   N/A

         Wang Faren                                   -0-                                   N/A

         Yiu Yat Hung                      3,672,000 Common Stock                           29.73%
                                           2,432,000 Series A Preferred(2)                  38.00%

         Han Jian Zhun                                -0-(3)                      N/A

         Tam Cheuk Ho                                 -0-(4)                      N/A

         Zhang Yibing                                 -0-                                   N/A

         Li Fei Lie                                   -0-(5)                      N/A

         Wong Wah On                          432,000 Common Stock(6)                       3.50%


All executive officers                         4,104,000 Common Stock                       33.23%
and directors as a group                    2,432,000 Series A Preferred                    38.00%


(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) Hong Wah Investment Holdings Limited owns 3,672,000 shares of Common Stock. Hong Wah Investment Holdings Limited is a Hong Kong company of which Yiu Yat Hung, the Vice Chairman of the Board of Directors of the Company, is a director. Additionally, Hong Wah Investment Holdings Limited is beneficially owned by Yiu Yat On, a brother of Yiu Yat Hung. In addition, Mr. Yiu was granted options to purchase 6,000 shares of Common Stock under the Company's Stock Option Plan as described under "Stock Options," below.

(3) Han Jian Zhun was granted options to purchase 6,000 shares of Common Stock under the Company's Stock Option Plan as described under "Stock Options," below.

(4) Tam Cheuk Ho was granted options to purchase 6,000 shares of Common Stock under the Company's Stock Option Plan as described under "Stock Options," below.

(5) Li Fei Lie was granted options to purchase 100,000 shares of Common Stock under the Company's Stock Option Plan as described under "Stock Options," below.

(6) Brender Services Limited owns 432,000 shares of Common Stock. Brender Services Limited is beneficially owned by Wong Wah On, the Financial Controller of the Company. In addition, Brender was granted options to purchase 100,000 shares of Common Stock under the Company's Stock Option Plan, and Mr. Wong was granted options to purchase 6,000 shares of Common Stock under the Plan, as described under "Stock Options," below.


STOCK OPTIONS

         The Company adopted a Stock Option Plan (the "Plan") as of March 31, 1995. The Plan allows the Board of Directors, or a committee thereof at the Board's discretion, to grant stock options to officers, directors, key employees, consultants and affiliates of the Company. Initially, 2,400,000 shares of common stock may be issued and sold pursuant to options granted under the Plan. "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to employees, including officers, whether or not they are members of the Board of Directors, and nonqualified stock options may be granted to any such employee or officer and to directors, consultants, and affiliates who perform substantial services for or on behalf of the Company or its subsidiaries.

         The Board of Directors, or a committee appointed by the Board (the "Committee"), is vested with authority to (i) select persons to participate in the Plan; (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which grants will be made; (iii) interpret the Plan; and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. The Board of Directors has the power to modify or terminate the Plan and from time to time may suspend, and if suspended may reinstate, any or all of the provisions of the Plan except that (i) no modification, suspension, or termination of the Plan may, without the consent of the grantee affected, alter or impair any grant previously made under the Plan; and (ii) no modification shall become effective without prior consent of the shareholders of the Company that would (a) increase the maximum number of shares reserved for issuance under the Plan, except for certain adjustments allowed by the Plan; (b) change the classes of employees eligible to participate in the Plan; or (c) materially increase the benefits accruing to participants in the Plan.

         The Plan provides that the price per share deliverable upon the exercise of each Incentive Stock Option shall not be less than 100% of the fair market value of the shares on the date the option is granted, as the Committee determines. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, such price per share, if required by the Code at the time of grant, shall not be less than 110% of the fair market value of the shares on the date the option is granted. The price per share deliverable upon the exercise of each nonqualified stock option shall not be less than the higher of
(i) the net tangible assets per share of the Company as of the end of the fiscal year immediately preceding the date of such granting; or (ii) 80% of the fair market value of the shares on the date the option is granted, as the Committee determines.

         Options may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment shall be made in cash or, in the discretion of the Committee, in shares previously acquired by the participant or in a combination of cash and shares of Common Stock. The fair market value of shares of Common Stock tendered on exercise of options shall be determined on the date of exercise.

         As of July 1, 1995, pursuant to the recommendation of a committee of disinterested persons appointed by the board of directors in accordance with the terms of the Plan, the board of directors granted options to the following officers and directors to purchase shares of the Company's Common Stock:

                 Yiu Yat Hung                           6,000 shares
                 Tam Cheuk Ho                           6,000 shares
                 Han Jian Zhun                          6,000 shares
                 Wong Wah On                            6,000 shares
                 Li Fei Lie                           100,000 shares

In addition, the board of directors granted options to the following employees and consultant to purchase shares of the Company's Common Stock:

                 Brender Services Limited    100,000 shares
                 Cheung Yu Shum                      500,000 shares
                 Tse Chi Kai                         300,000 shares
                 Ma Sin Ling                         500,000 shares
                 Cheung Siu Yin                       10,000 shares
                 Woo Pui Yan                          10,000 shares
                 Kwok Kwan Hung                      386,000 shares
                 Fu Yang Guang                       200,000 shares
                 Lin Jia Ping                        270,000 shares

All of the stock options were issued in accordance with the terms of the Plan at an exercise price of US$3.78 (the fair market value of the Common Stock as of July 1, 1995) and are exercisable beginning on July 1, 1996, and until July 1, 2005. Stock options have now been granted with respect to all 2,400,000 shares of Common Stock subject to the Plan, and all stock options remain outstanding.


[Item 13]           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following transactions with the management of the Company and others were noted:

         On January 31, 1994, the Farming Bureau, Guilinyang Farm, and Billion Luck entered into a Contract On Investment For The Setting Up Of Hainan Agricultural Resources Company Ltd. pursuant to which such parties agreed to establish HARC as a limited liability joint stock company under the Rules for Standardized Incorporated Companies in the PRC and the regulations of Hainan Province. The agreement provided that HARC's total initial capitalization of Rmb100 million in assets and cash was to be contributed as follows: the Farming Bureau (39%), Guilinyang Farm (5%) and Billion Luck (56%).

         On February 1, 1994, Billion Luck entered into a consulting agreement with Brender Services Limited, a British Virgin Islands company, beneficially owned by Mr. Wong Wah On, the Financial Controller of the Company, pursuant to which Billion Luck agreed to pay a monthly consulting fee of HK$80,000 (US$10,349) to Brender Services Limited for a ten month period up to a maximum of HK$800,000 (US$103,493). On November 1, 1994, a supplementary agreement was entered to extend the consulting agreement for up to five additional months until the earlier of April 30, 1995, or the completion of the capital raising efforts of the Company. During the year ended December 31, 1994, a consulting fee of HK$880,000 (US$113,695) was paid to Brender Services Limited. As discussed below, the Company and Brender Services Limited entered into a new consulting agreement on April 30, 1995.

         On May 10, 1994, Hong Wah Investment Holdings Limited, a Hong Kong company, Everbright Finance & Investment Co. Limited, a Hong Kong company, Worlder International Company Limited, a Hong Kong company, Silverich Limited, a British Virgin Islands company, and Brender Services Limited, a British Virgin Islands company, who are the sole shareholders of Billion Luck (collectively, the "Lenders"), and Billion Luck entered into a Loan Agreement pursuant to which the Lenders, on a pro rata basis in proportion to the relative percentage interest in Billion Luck, agreed to extend certain loans to Billion Luck in an aggregate principal amount of US$6,426,806. The proceeds under such loan financed Billion Luck's equity investment in HARC. The loan was originally unsecured, bore no interest and was scheduled to be due and payable in full on May 10, 1999. However, the repayment date could be further extended as agreed in writing by the Lenders. In accordance with the Loan Agreement, Billion Luck could prepay the loans granted provided that a written notice signed by one of Billion Luck's directors is given to the Lenders not less than three days prior to the respective prepayment.

         On June 1, 1994, Everbright Finance & Investment Co. Limited, Worlder International Company Limited, Hong Wah Investment Holdings Limited and Billion Luck Company Ltd. entered into a Credit Agreement pursuant to which Everbright Finance & Investment Co. Limited, Worlder International Company Limited and Hong Wah Investment Holdings Limited agreed to extend loans to Billion Luck Company Ltd. in an aggregate principal amount of HK$6,000,000. All loans under this Credit Agreement shall bear interest equal to the Hong Kong dollar prime lending rate quoted by the Hong Kong and Shanghai Banking Corporation Limited from time to time and mature and become due and payable in full on June 30, 1995, subject to further extension of the repayment date as agreed in writing by the lenders. On August 8, 1994, the parties to the Credit Agreement entered into a supplemental letter agreement whereby the available principal amount of the credit facility was increased from HK$6,000,000 to HK$8,000,000. By a letter agreement dated June 1, 1995, the lenders collectively agreed to further extend the repayment date to December 31, 1995. The loans were subsequently fully repaid on March 12, 1996.

         On July 7, 1994, HARC entered into a Contract of Investment in the Xilian Timber Mill with the Xilian State Rubber Farm, a subsidiary farm owned and controlled by the Farming Bureau, pursuant to which HARC subscribed for a 12.64% equity interest in the Xilian Farm Timber Mill ("Xilian Mill"), a timber factory in Hainan, PRC, for consideration of Rmb5.21 million (US$626,202). According to the agreement, HARC will be entitled to a fixed 20% return on its investment in Xilian Mill for a three-year period from the date of subscription. Thereafter, HARC will be entitled to Xilian Mill's profit in proportion to its percentage ownership of shares therein, subject to a minimum return of 20% on its investment. On December 24, 1994, the parties entered into a supplementary agreement reducing the amount of HARC's investment to Rmb5 million (US$600,962) but keeping unchanged HARC's percentage ownership of Xilian Mill at 12.64%.

         On July 11, 1994, HARC entered into an agreement with Guilinyang Farm pursuant to which Guilinyang Farm agreed to sell and HARC agreed to buy a 6.6% equity interest in Zhong Ya Aluminum Factory (the "Aluminum Factory"), an aluminum processing plant in Hainan, for consideration totalling Rmb5 million (US$603,000). In accordance with the terms of the agreement, HARC will be entitled to a minimum annual return of Rmb1 million in the Aluminum Factory for a two-year period from the date of acquisition. Thereafter, HARC will be entitled to pro rata distributions of the profit obtained from the operation of the Aluminum Factory in proportion to its percentage interest therein.

         On July 15, 1994, the Farming Bureau and HARC entered into a Rental Agreement for the rental of 532 square meters of a building located in Haikou City, PRC, in which HARC's corporate headquarters are located. Such rental agreement is for a period of 10 years at an annual rental of Rmb170,240 (US$20,462) payable in equal semi-annual installments. The rental agreement further provides that HARC shall be responsible for certain costs and expenses in connection with its use of the property.

         On October 24, 1994, Everbright Finance & Investment Co. Limited and Worlder International Company Limited entered into a letter agreement with Billion Luck whereby Everbright Finance & Investment Co. Limited and Worlder International Limited agreed to grant a loan facility to Billion Luck for a total of HK$6,000,000 (US$776,197). All outstanding loans under this loan facility shall bear interest at the prime rate announced by the Hong Kong and Shanghai Banking Corporation Limited from time to time plus 3% and are repayable on demand. These loans were subsequently repaid on March 12, 1996.

         On November 5, 1994, the Farming Bureau, HARC, First Supply and Second Supply entered into a Sale and Purchase Agreement, in connection with the Operating Subsidiaries' natural rubber purchases, materials sourcing and procurement activities. With respect to the natural rubber segment, the Farming Bureau agreed to direct the Hainan State Farms to sell to HARC and the Operating Subsidiaries on a priority basis, and HARC and the Operating Subsidiaries have agreed to purchase from the Hainan State Farms under the same terms and conditions as are offered to other purchasers. If HARC or the Operating Subsidiaries are offered the same quantity and same price for natural rubber from a Hainan State Farm and a non-state farm, HARC or the Operating Subsidiaries, as the case may be, must purchase from the Hainan State Farm. If the price offered by the Hainan State Farm is higher than that from a non-state farm, HARC or the Operating Subsidiaries, as the case may be, may purchase from the non-state farm. Otherwise, there is no condition requiring the purchase of any particular quantity of raw natural rubber from the Hainan State Farms.

         With respect to the production materials segment, the Sale and Purchase Agreement provides that the Farming Bureau will direct the Hainan State Farms to purchase all of their production materials and other commodities offered by HARC and the Operating Subsidiaries under the same terms and conditions as are offered by other suppliers. In the case of production material and other commodities, a Hainan State Farm requests a price quote for a specified quantity of a particular item from HARC or the Operating Subsidiaries, and HARC or an Operating Subsidiary provides a quote. Upon receiving the price quote, the Hainan State Farm can obtain quotes from other suppliers based on the same quantity of the requested item. The Hainan State Farm must inform HARC or the Operating Subsidiaries, as the case may be, of the amounts of the other quotes and, if any of the quotes are lower, HARC or the Operating Subsidiaries have the right to lower its quote to the level of the competing quote. If HARC or an Operating Subsidiary matches the competing quote based upon the same quantity of item requested, the Hainan State Farm must purchase the item from HARC or the applicable Operating Subsidiary. Otherwise, the Hainan State Farm can purchase the item from the competing supplier. The Sale and Purchase Agreement has a term of 15 years and, subject to applicable law, may not be terminated earlier except upon the agreement of the parties. The Sale and Purchase Agreement will expire on November 5, 2009. On March 30, 1995, parties entered into a Supplementary Agreement which clarified certain terms of the Sale and Purchase Agreement among the parties dated November 5, 1994, including the definitions of "annual gross profit margin" and "rubber sales revenue." The Supplementary Agreement is effective as long as the Sale and Purchase Agreement remains effective.

         On November 5, 1994, the Farming Bureau and HARC entered into an Agreement on Service and Cooperation, pursuant to which the Farming Bureau has agreed to grant to HARC certain land use and development rights related to the land on which the warehouses, factories, and other industrial and office facilities of HARC and the Operating Facilities are located and to provide certain related services to HARC. In consideration of the foregoing, HARC shall pay to the Farming Bureau an annual service fee equivalent to 10% of the consolidated after-tax profit of HARC up to a maximum of Rmb5 million (US$600,962), provided that HARC's consolidated after-tax profit, as computed in accordance to U.S. GAAP and audited by internationally recognized accountants, shall not be less than Rmb40 million (US$4,807,692).

         On March 15, 1995, First Supply entered into an Agreement on Administrative Expenses Apportionment with Jin Long Corporation ("Jin Long"), a PRC company which is owned by the Farming Bureau, pursuant to which First Supply agreed to provide certain capital resources, office equipment, warehouse usage and personnel resources to Jin Long in exchange for a payment from Jin Long to First Supply of Rmb3 million in 1995. The agreement was effective for the year 1995, and Jin Long made the required payment during 1995.

         On March 15, 1995, Second Supply entered into an Agreement on Administrative Expenses Apportionment with Jin Huan Corporation ("Jin Huan"), a PRC company which is owned by the Farming Bureau, pursuant to which Second Supply agreed to provide certain capital resources, office equipment, warehouse usage and personnel resources to Jin Huan in exchange for a payment from Jin Huan to Second Supply of Rmb3 million in 1995. The agreement was effective for the year 1995, and Jin Huan made the required payment during 1995.

         On March 30, 1995, HARC, the Operating Subsidiaries and the Farming Bureau entered into an Agreement on Rubber Purchase Deposits, pursuant to which the Farming Bureau guarantees the supply of a minimum of 120,000 tons (the "Guaranteed Quantity") of natural rubber for each of the next three years. The Operating Subsidiaires are not obligated to purchase the Guaranteed Quantity. In consideration of this guarantee, the Operating Subsidiaries have maintained a purchase deposit on a rolling basis equivalent to 15% of the Guaranteed Quantity multiplied by the average market price of natural rubber for the previous quarter. In return, a purchase discount is offered to the Operating Subsidiaries for the purchase of natural rubber from the Hainan State Farms. The Agreement has a term of 15 years.

         As of March 31, 1995, the Company entered into an Exchange Agreement with several of its shareholders whereby the Company's outstanding indebtedness to those shareholders, in the amount of approximately US$6,400,000, was exchanged for 6,400,000 shares of Series A Preferred Stock, which was authorized and issued by the Company as of that date. The shares of Series A Preferred Stock were issued pursuant to the Exchange Agreement to the shareholders as follows: Hong Wah Investment Holdings Limited (2,432,000 shares), Everbright Finance & Investment Co. Ltd. (1,184,000 shares), Worlder International Company Limited (1,184,000 shares), and Silverich Limited (1,600,000 shares).

         As of March 31, 1995, the Company adopted a Stock Option Plan (the "Plan") pursuant to which the Company's Board of Directors, or a committee thereof at the Board's discretion, is authorized to grant stock options to officers, directors, key employees, consultants and affiliates of the Company. Initially, 2,400,000 shares of Common Stock were authorized for issuance under the Plan. As of July 1, 1995, the Board granted options for all 2,400,000 shares of Common Stock authorized under the Plan to various officers, directors and employees of the Company and to a consultant of the Company. All of such options remain outstanding, and none is exercisable until July 1, 1996. See "Security Ownership of Certain Beneficial Owners and Management."

         As of April 30, 1995, the Company entered into a consulting agreement with Brender Services Limited pursuant to which Brender Services Limited agreed to provide accounting and consulting services to the Company for a period of five years commencing on May 1, 1995. In consideration of the services to be rendered by Brender Services Limited, the Company agreed to pay a consultancy fee of HK$170,000 (US$21,992) per month during the first two years of the term of the consulting agreement and a fee to be agreed upon by the parties, but not less than HK$170,000 (US$21,992) per month, for the remaining three years of the term. The Company also agreed to reimburse Brender Services Limited for all out-of-pocket costs incurred in connection with rendering services under the agreement. During the year ended December 31, 1995, a consulting fee of HK$1,680,000 (US$217,335) was paid to Brender Services Limited.

         As of August 1, 1995, Billion Luck entered into an Employment Agreement with Han Jian Zhun. Mr. Han Jian Zhun is presently the vice president and a director of the Company and the president of HARC, but, in accordance with the terms of the Employment Agreement, Mr. Han Jian Zhun has been employed by Billion Luck to perform such duties with respect to Billion Luck as Billion Luck's Board of Directors shall from time to time determine. Mr. Han Jian Zhun shall receive a base salary of HK$12,000 (US$1,552) annually, which base salary shall be adjusted on each anniversary of the Employment Agreement to reflect a change in the applicable consumer price index or such greater amount as Billion Luck's Board of Directors may determine. The Employment Agreement has a term of three (3) years unless earlier terminated as provided therein.

         As of August 1, 1995, Billion Luck entered into an Employment Agreement with Li Fei Lie. Mr Li is presently the Project Manager of the Company and the vice president and a director of HARC, but, in accordance with the terms of the Employment Agreement, Mr. Li has been employed by Billion Luck to perform such duties with respect to Billion Luck as Billion Luck's Board of Directors shall from time to time determine. Mr. Li shall receive a base salary of HK$240,00 (US$31,048) annually, which base salary shall be adjusted on each anniversary of the Employment Agreement to reflect a change in the applicable consumer price index or such greater amount as Billion Luck's Board of Directors may determine. The Employment Agreement has a term of three (3) years unless earlier terminated as provided therein.

         During the fiscal year ended December 31, 1995, the Operating Subsidiaries engaged in the trading of natural rubber futures contracts through a broker owned by Jin Huan Corporation ("Jin Huan"), a PRC company which is owned by the Farming Bureau. These transactions resulted in payments of handling fees by the Operating Subsidiaries to the broker during 1995 which amounted to Rmb4.4 million.

         In addition to these transactions, the following business relationships existed during the fiscal year ended December 31, 1995, for which disclosure is required: As disclosed in "Management and Certain Security Holders," hereinabove, Han Jian Zhun, the Vice President and a director of the Company, also serves as the Deputy Director of the Farming Bureau; and Wang Faren, the Vice Chairman of the Board of Directors of the Company, also serves as the Director of the Farming Bureau. The nature and scope of the relationship between the Company and the Farming Bureau is set forth in "Business" and elsewhere hereinabove.

                                   [PART IV]

[Item 14]            EXHIBITS, FINANCIAL STATEMENT SCHEDULES,
                            AND REPORTS ON FORM 8-K


         The following financial statements are filed as a part of this Form 10-K in Appendix A hereto:


         1. Manually signed, independent auditor's report, together with consolidated financial statements for the Company and subsidiaries, including:

                          a. Consolidated statements of income for the period from December 14, 1993, to December 31, 1994, and for the year ended December 31, 1995

                          b. Consolidated statements of changes in shareholders' equity for the period from December 14, 1993, to December 31, 1994, and for the year ended December 31, 1995

                          c. Consolidated balance sheets as of December 31, 1994 and 1995

                          d. Consolidated statements of cash flows for the period from December 14, 1993, to December 31, 1994, and for the year ended December 31, 1995

                          e.      Notes to consolidated financial statements.


         2. Copy of independent auditor's report, together with combined financial statements of First Supply and Second Supply (original manually signed report and financial statements were filed as Appendix A of the Company's Form 10-K/A for the fiscal year ended December 31, 1994, are included herewith as an exhibit and are incorporated herein by reference) including:

                          a. Combined statements of income and equity for the years ended December 31, 1992 and 1993, and for the six months ended June 30, 1994

                          b.      Combined balance sheet as at December 31, 1993

                          c. Combined statements of cash flows for the years ended December 31, 1992 and 1993, and for the six months ended June 30, 1994

                          d.      Notes to combined financial statements.


         3. Unaudited pro forma consolidated financial information of the Company and subsidiaries, including:

                          a. Unaudited pro forma consolidated statement of income for the year ended December 31, 1994

                          b. Unaudited pro forma consolidated statement of income for the year ended December 31, 1993

                          c. Notes to unaudited pro forma consolidated financial information.

                 The following Exhibits are filed as part of this Form 10-K:

   Exhibit No.                   Exhibit Description


       3 .1 Articles of Incorporation of the Registrant, filed on January 15, 1986 (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       3 .2 By-laws of the Registrant (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       3 .3 Certificate of Amendment of Articles of Incorporation of the Registrant, filed on November 18, 1994 (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       3 .4 Certificate of Amendment of Articles of Incorporation of the Registrant, filed on November 18, 1994 (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       3 .5 Certificate of Amendment of Articles of Incorporation of the Registrant, effective March 31, 1995, and filed on June 19, 1995 (Filed with Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1995, and with Current Report on Form 8-K dated June 19, 1995, and incorporated herein by reference.)

       4 .1 Certificate of Designation of Series B Convertible Preferred Stock, filed on December 13, 1995 (Filed with Current Report on Form 8-K dated March 8, 1996, and incorporated herein by reference.)

       10.1 Assignment Agreement dated January 21, 1994, by and between Hong Wah (Holdings) Limited and Billion Luck Company Ltd. (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.2 Contract on Investment for the Setting up of Hainan Agricultural Resources Company Ltd. dated January 31, 1994, by and among Hainan Province Agricultural Reclamation General Company (the Farming Bureau), Hainan Province Guilinyang State Farm, and Billion Luck Company Ltd. (Original Chinese version with English translation filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.3 Loan Agreement dated May 10, 1994, by and among Everbright Finance & Investment Co. Limited, Worlder International Company Limited, Hong Wah Investment Holdings Limited, Silverich Limited, Brender Services Limited, and Billion Luck Company Ltd. (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.4 Credit Agreement dated June 1, 1994, by and among Everbright Finance & Investment Co. Limited, Worlder International Company Limited, Hong Wah Investment Holdings Limited and Billion Luck Company Ltd. (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.5 Contract on the Transfer of Share Ownership of Hainan Zhongya Aluminum Co., Ltd. dated July 11, 1994, by and between Hainan Province Guilinyang State Farm and Hainan Agricultural Resources Co., Ltd. (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.6 Letter Agreement dated August 8, 1994, by and among Everbright Finance & Investment Co. Limited, Worlder International Company Limited, Hong Wah Investment Holdings Limited and Billion Luck Company Ltd., supplementing Credit Agreement dated June 1, 1994 (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.7 Letter Agreement dated October 24, 1994, by and among Everbright Finance & Investment Co. Limited, Worlder International Company Limited, and Billion Luck Company Ltd. (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.8 Acquisition Agreement, by and among the Registrant and the shareholders of Billion Luck Company Ltd. (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.9 Agreement on Service and Cooperation dated November 5, 1994, by and between Hainan Province Agricultural Reclamation General Company (the Farming Bureau) and Hainan Agricultural Resources Company Ltd. (Original Chinese version with English translation filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.10 Land Use Agreement dated November 5, 1994, by and between Hainan Province Agricultural Reclamation No. 1 Materials Supply & Sales Company (First Supply) and Hainan Province Agricultural Reclamation Jin Long Materials General Company (Original Chinese version with certified English translation filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)herewith.)

       10.11 Land Use Agreement dated November 5, 1994, by and between Hainan Province Agricultural Reclamation No. 2 Materials Supply & Sales Company (Second Supply) and Hainan Province Agricultural Reclamation Jin Huan Materials General Company (Original Chinese version with certified English translation filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.12 Long-Term Sale and Purchase Agreement dated November 5, 1994, by and among Hainan Province Agricultural Reclamation General Company (the Farming Bureau), Hainan Agricultural Resources Company Ltd., Hainan Province Agricultural Reclamation No. 1 Materials Supply & Marketing Company (First Supply), and Hainan Province Agricultural Reclamation No. 2 Materials Supply & Marketing Company (Second Supply) (Original Chinese version with English translation filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.13 Agreement on Assignment of Accounts Receivable dated November 5, 1994, by and among Hainan Province Agricultural Reclamation General Company (the Farming Bureau), Billion Luck Company Ltd., Hainan Province Guilinyang State Farm, Hainan Agricultural Resources Company Ltd., Hainan Province Agricultural Reclamation No. 1 Materials Supply & Marketing Company (First Supply), and Hainan Province Agricultural Reclamation No. 2 Materials Supply & Marketing Company (Second Supply) (Original Chinese version with English translation filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.14 Rental Agreement, by and between General Bureau of Hainan State Farms (the Farming Bureau) and Hainan Agricultural Resources Company Limited (Original Chinese version with English Translation filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.15 Guaranty Agreement, by and among Hainan Province Agricultural Reclamation General Company (the Farming Bureau), Hainan Agricultural Reclamation No. 1 Materials Supply & Sales Company (First Supply) and Hainan Agricultural Reclamation No. 2 Materials Supply & Sales Company (Second Supply) (Original Chinese version with certified English Translation filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.16 Financial Consulting Agreement dated February 1, 1994, by and between Brender Services Limited and Billion Luck Company Ltd., and Extension Agreement dated November 1, 1994, by and between Brender Services Limited and Billion Luck Company Ltd. (Filed with Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

       10.17 Exchange Agreement, by and among the Registrant, Hong Wah Investment Holdings Limited, Everbright Finance & Investment Co. Ltd., Worlder International Company Limited and Silverich Limited, executed as of March 31, 1995 (Filed with Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1995, and incorporated herein by reference.)

       10.18 China Resources Development, Inc., 1995 Stock Option Plan, adopted as of March 31, 1995 (Filed with Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1995, and the Current Report on Form 8-K dated June 19, 1995, and incorporated herein by reference.)


       10.19 Consulting Agreement between the Registrant and Brender Services Limited, dated April 30, 1995 (Filed with Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, and incorporated herein by reference.)

       10.20 Letter dated June 1, 1995, extending the repayment date to December 31, 1995, for loans extended to Billion Luck by Everbright Finance & Investment Co. Limited, Worlder International Company Limited and Hong Wah Investment Holdings Limited, pursuant to Credit Agreement dated June 1, 1994 (Filed with Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, and incorporated herein by reference.)

       10.21 Agreement on Administrative Expenses Apportionment between First Supply and Jin Ling Corporation, dated March 15, 1995 (Original Chinese version with English translation filed herewith.)

       10.22 Agreement on Administrative Expenses Apportionment between Second Supply and Jin Huan Corporation, dated March 15, 1995 (Original Chinese version with English translation filed herewith.)

       10.23 Agreement on Rubber Purchase Deposits among HARC, First Supply, Second Supply and the Farming Bureau, dated March 30, 1995 (Original Chinese version with English translation filed herewith.)

       10.24 Employment Agreement between Billion Luck and Han Jian Zhun, dated August 1, 1995 (Filed herewith.)

       10.25 Employment Agreement between Billion Luck and Li Fei Lie, dated August 1, 1995 (Filed herewith.)

       10.26 Contract on Investment in the Xilian Timber Mill between HARC and the State-Run Xilian Farm of Hainan Province dated July 7, 1994, and Supplementary Agreement dated December 24, 1994 (Original Chinese version with English translation filed herewith.)

       11.2 Computation of Earnings Per Share for Fiscal Year ended December 31, 1995 (Filed herewith.)

       16.1 Letter from H.J. Swart & Company, P.A., to Registrant dated March 22, 1995 (Filed with Current Report on Form 8-K/A dated March 16, 1995.)

       21 Subsidiaries of the Registrant (Contained in Financial Statements filed herewith.)

       99.2 Copy of independent auditor's report, together with combined financial statements of First Supply and Second Supply, including (a) combined statements of income and equity for the years ended December 31, 1992 and 1993, and for the six months ended June 30, 1994; (b) combined balance sheet as at December 31, 1993; (c) combined statements of cash flows for the years ended December 31, 1992 and 1993, and for the six months ended June 30, 1994; and (d) notes to combined financial statements (Contained in Financial Statements filed herewith.)


         During the last quarter of the fiscal year ended December 31, 1995, the Company filed no reports on Form 8-K.

                                  SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            CHINA RESOURCES DEVELOPMENT, INC.



                                            By:
                                               ------------------------------
                                               Li Shunxing, President


        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


         Signature                          Title                    Date
         ---------                          -----                    ----


/s/ Yang Jiangang                   Chairman of the Board of     April 14, 1996
------------------------------      Directors
Yang Jiangang



/s/ Li Shunxing                     President/Director           April 14, 1996
------------------------------
Li Shunxing



/s/ Wang Faren                      Vice Chairman of the         April 14, 1996
------------------------------      Board of Directors
Wang Faren



/s/ Yiu Yat Hung                    Vice Chairman of the         April 14, 1996
------------------------------      Board of Directors
Yiu Yat Hung



/s/ Han Jian Zhun                   Vice President/Director      April 14, 1996
------------------------------
Han Jian Zhun



/s/ Tam Cheuk Ho                    Chief Financial Officer/     April 14, 1996
------------------------------      Director
Tam Cheuk Ho



/s/ Zhang Yibing                    Secretary/Director           April 14, 1996
------------------------------
Zhang Yibing



/s/ Wong Wah On                     Financial Controller         April 14, 1996
------------------------------
Wong Wah On

                                   APPENDIX A

                              Financial Statements

        1. Manually signed, independent auditor's report, together with consolidated financial statements for the Company and subsidiaries, including:

                 a. Consolidated statements of income for the period from December 14, 1993, to December 31, 1994, and for the year ended December 31, 1995

                 b. Consolidated statements of changes in shareholders' equity for the period from December 14, 1993, to December 31, 1994, and for the year ended December 31, 1995

                 c.       Consolidated balance sheets as of December 31, 1994
                          and 1995

                 d. Consolidated statements of cash flows for the period from December 14, 1993, to December 31, 1994, and for the year ended December 31, 1995

                 e.       Notes to consolidated financial statements.

        2. Copy of independent auditor's report, together with combined financial statements of First Supply and Second Supply (original manually signed report and financial statements filed as Appendix A of the Company's Form 10-K/A for the fiscal year ended December 31, 1994, are included herewith as an exhibit and are incorporated herein by reference) including:

                 a. Combined statements of income and equity for the years ended December 31, 1992 and 1993, and for the six months ended June 30, 1994

                 b.       Combined balance sheet as at December 31, 1993

                 c. Combined statements of cash flows for the years ended December 31, 1992 and 1993, and for the six months ended June 30, 1994

                 d.       Notes to combined financial statements.

        3. Unaudited pro forma consolidated financial information of the Company and subsidiaries, including:

                 a. Unaudited pro forma consolidated statement of income for the year ended December 31, 1994

                 b. Unaudited pro forma consolidated statement of income for the year ended December 31, 1993

                 c. Notes to unaudited pro forma consolidated financial information.

                       Consolidated Financial Statements


                CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

                           December 31, 1994 and 1995

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS






                                                          Pages
                                                          -----
Report of independent auditors                              1

Consolidated statements of income                           2

Consolidated statements of changes in
 shareholders' equity                                       3

Consolidated balance sheets                               4 - 5

Consolidated statements of cash flows                       6

Notes to consolidated financial statements                7 - 36

REPORT OF INDEPENDENT AUDITORS


The Board of Directors
China Resources Development Inc


We have audited the accompanying consolidated balance sheets of China Resources Development Inc (the "Company") and subsidiaries (collectively the "Group") as of December 31, 1994 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the period from December 14, 1993 to December 31, 1994 and for the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for the period from December 14, 1993 to December 31, 1994 and for the year ended December 31, 1995, in conformity with accounting principles generally accepted in the United States of America.






ERNST & YOUNG
Hong Kong
March 9, 1996

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

(Amounts in thousands except share and per share data)







                                                         Series B
                                            Series A  convertible  Additional
                                   Common  preferred    preferred     paid-in            Retained
                            Notes   stock      stock        stock     capital  Reserves  earnings
                                      RMB        RMB          RMB         RMB       RMB       RMB

1,200,000 shares of common
 stock outstanding after a
 reverse stock split of
 6.67 to 1                      1      10          -            -         638         -        -
Issuance of 10,800,000
 shares of common stock
 pursuant to the Reverse
 Acquisition (as defined
 hereinafter)                   1      91          -            -         769         -        -
Net income                              -          -            -           -         -   10,282
Transfer to reserves           21       -          -            -           -     2,657   (2,657)
                                   ------  ---------  -----------  ----------  --------  -------
Balance at December 31,
 1994                                 101          -            -       1,407     2,657    7,625

Issuance of 6,400,000
 shares of series A
 preferred stock               14       -     53,930            -           -         -        -
Issuance of 370 shares of
 series B convertible
 preferred stock, net of
 share issuance costs          14       -          -            -      19,554         -        -
Net income                              -          -            -           -         -   19,175
Transfer to reserves           21       -          -            -           -     6,273   (6,273)
                                   ------  ---------  -----------  ----------  --------  -------

Balance at December 31,
 1995                                 101     53,930            -      20,961     8,930   20,527
                                     ====     ======         ====      ======     =====   ======


The accompanying notes are an integral part of these consolidated financial statements.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands except share and per share data)



                                                    December 31,
                                                    1994     1995    1995
                                         Notes       RMB      RMB     US$
ASSETS

CURRENT ASSETS
Cash and cash equivalents                         69,157   56,942   6,844
Trade receivables                                 21,996   31,991   3,845
Other receivables, deposits and
 prepayments                                      44,622   52,871   6,354
Inventories                                8      91,751  103,776  12,473
Amounts due from related companies        16     243,638  288,503  34,676
Amount due from Farming Bureau            16           -   80,427   9,667
Other current assets                               9,071   19,448   2,338
                                                 -------  -------  ------

TOTAL CURRENT ASSETS                             480,235  633,958  76,197

FIXED ASSETS                               9      20,645   21,491   2,583

CONSTRUCTION IN PROGRESS                          19,299        -       -

INVESTMENTS                               10      12,022   11,963   1,438

GOODWILL                                           1,104    1,076     129
                                                 -------  -------  ------

TOTAL ASSETS                                     533,305  668,488  80,347
                                                 =======  =======  ======




The accompanying notes are an integral part of these consolidated financial statements.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     China Resources Development Inc (the "Company") was formerly known as Magenta Corporation ("Magenta") which was incorporated in the State of Nevada, the United States of America.

     On December 2, 1994, pursuant to an Acquisition Agreement amongst Magenta and the shareholders (the "Billion Luck Shareholders") of Billion Luck Company Limited ("Billion Luck") the following occurred:

     (i)    Magenta changed its name to China Resources Development Inc;

     (ii) a reverse stock split of 6.67 to 1 such that, immediately prior to the closing under the Acquisition Agreement, there were 1.2 million issued and outstanding shares of common stock of US$0.001 par value and no other debt or equity securities of Magenta were outstanding; and

     (iii) the issuance to the Billion Luck Shareholders of an aggregate of 10,800,000 shares of common stock of the Company in exchange for all of the issued and outstanding capital stock of Billion Luck.

     As a result of the closing of the Acquisition Agreement, the Billion Luck Shareholders owned 90% of the resulting outstanding common stock of the Company.

     The above transaction has been treated as a recapitalization of Billion Luck with Billion Luck as the acquirer (the "Reverse Acquisition"). Accordingly, the historical financial statements prior to December 2, 1994 are those of Billion Luck.

     Billion Luck was incorporated in the British Virgin Islands (the "BVI") on December 14, 1993. Billion Luck's principal activity is to conduct activities through its subsidiary companies and its principal asset is a 56% equity interest in Hainan Agricultural Resources Company Limited ("Hainan Agricultural").

     Pursuant to an agreement dated January 31, 1994 between Billion Luck, Guilinyang State Farm, and the Hainan Farming Bureau (the "Farming Bureau"), a division of the Ministry of Agriculture of the People's Republic of China (the "PRC"), Hainan Agricultural was established as a joint stock company in the PRC on June 28, 1994 to act as the holding company of First Goods And Materials Supply And Sales Corporation ("First Supply") and Second Goods And Materials Supply And Sales Corporation ("Second Supply") which are principally engaged in the distribution of natural rubber and the procurement of materials and supplies.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


1.   ORGANIZATION AND PRINCIPAL ACTIVITIES (continued)

     Hainan Agricultural has a registered capital of RMB100,000. The contributions to the registered capital are as follows:


     Billion Luck                                 56%
     Guilinyang State Farm                        5%
     Farming Bureau                               39%


2.   BASIS OF PRESENTATION

     The consolidated financial statements included the accounts of the Company and its subsidiaries (collectively the "Group") as if the Reverse Acquisition as set out in note 1 had been completed on December 14, 1993.

     The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory financial statements of the subsidiaries in the PRC which are prepared in accordance with the accounting principles and the relevant financial regulations in the PRC.

     The principal adjustment made to conform with US GAAP was the write-off of pre-operating expenses in the period of occurrence.


3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

     (a)   Basis of consolidation
           The consolidated financial statements of the Company include the accounts of the Company and its subsidiaries. The results of the subsidiaries of Billion Luck are consolidated from their effective date of acquisition. All material intercompany balances and transactions have been eliminated on consolidation.

     (b)   Cash and cash equivalents
           The Group considers cash and cash equivalents to include cash on hand and demand deposits with banks with original terms to maturity of three months or less.

           At December 31, 1994 and 1995, cash and cash equivalents included foreign currency deposits equivalent to RMB2,593 (US$177 and HK$1,004) and RMB17,839 (US$2,003 and HK$1,092), respectively.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

     (c)    Inventories
            Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     (d)    Fixed assets and depreciation
            Fixed assets are stated at cost less accumulated depreciation.

            Depreciation of fixed assets is calculated on the straight-line basis to write off the cost less estimated residual value of each asset over its estimated useful life. The principal annual rates used for this purpose are as follows:


            Buildings                                                   4%
            Plant, machinery and equipment                              10%
            Transportation vehicles and equipment                       8-10%


     (e)    Investments
            Investments are stated at cost less provisions for known losses and permanent diminutions in value, if any.

     (f)    Foreign currency translations
            The subsidiaries' financial records except for Billion Luck are maintained and the statutory financial statements are stated in Renminbi ("RMB"), the national currency of the PRC.

            Foreign currency transactions and monetary assets and liabilities denominated in foreign currency are translated into RMB at the respective applicable rates of exchange quoted by the People's Bank of China (the "Unified Exchange Rate"). Monetary assets and liabilities denominated in foreign currencies are translated into RMB at the applicable Unified Exchange Rate at the respective balance sheet dates. The resulting exchange gains or losses are credited or charged to the consolidated statements of income.

            The books and records of the Company and Billion Luck are maintained in United States dollars ("US$") and Hong Kong dollars, respectively. The records of the Company and Billion Luck are remeasured into RMB using the respective applicable Unified Exchange Rate prevailing at the date of the transactions. Monetary assets and liabilities in Hong Kong dollars and other foreign currencies are translated using the applicable Unified Exchange Rate at the balance sheet dates. The resulting exchange gains or losses are credited or charged to the consolidated statements of income.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

     (f)    Foreign currency translations (continued)
            Translation of amounts from RMB into US$ for the convenience of the reader has been made at the Unified Exchange Rate quoted by the People's Bank of China on December 31, 1995 of US$1.00 = RMB8.32, and, accordingly, differs from the underlying foreign currency amounts. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate on December 31, 1995 or at any other date.

            The market risks associated with changes in exchange rates and the restrictions over the convertibility of RMB into foreign currencies are discussed in note 23.

     (g)    Revenue recognition
            Sales represent the invoiced value of goods sold, net of returns. Revenue is recognized upon delivery of goods to customers.

     (h)    Retirement benefits
            Retirement benefits paid to retired employees are charged to the statements of income as services are provided.

     (i)    Goodwill
            Goodwill is amortised on the straight line basis over 40 years.

     (j)    Earnings per share
            The computation of primary earnings per share for the year ended December 31, 1995 is based on the weighted average number of common stock outstanding after giving effect to dilutive stock options and series B convertible preferred stock, which are included as common share equivalents using the treasury stock method and assumed to be converted to common stock, respectively. The number of shares used in computing the primary earnings per share was 12,326,068. Fully diluted earnings per share is not materially different from primary earnings per share.

            For the period from December 14, 1993 to December 31, 1994, primary earnings per share is based on an aggregate of 12,000,000 shares of common stock outstanding as if the Reverse Acquisition had been completed on December 14, 1993.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

     (k)    Use of estimates
            The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     (l)    Income taxes
            Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

     (m)    Construction in progress
            Construction in progress represents warehouses under construction and are stated at cost. Cost comprises direct cost of construction and interest charges during the period of construction. Capitalization of interest charges ceases when an asset is ready for its intended use.

     (n)    Futures contracts
            The Group enters into natural rubber commodity futures contracts to hedge the price risk associated with certain firm commitments for the purchase of natural rubber. Any gains or losses on qualifying hedges are deferred and included as part of the cost of inventories received under the firm purchase commitments.

            As of December 31, 1995, the Group had deferred losses from such contracts of RMB5,054 (1994: Nil) which was recorded as other current asset.

            The Group also enters into natural rubber commodity futures contracts that are not specific hedges and gains or losses resulting from changes in the market value of these types of futures contracts are recognized as income in the period of the change.

            For the year ended December 31, 1995, the Group realized a net gain of RMB10,614 on such transactions (note 5).

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


4.   FINANCIAL INCOME/(EXPENSES), NET

     Financial income/(expenses), net represent:


                                              Period from
                                              December 14,
                                                   1993 to        Year ended
                                              December 31,      December 31,
                                                      1994              1995
                                                       RMB               RMB
     Interest expenses                             (22,951)         (52,409)
     Interest income                                25,879           18,575
     Foreign exchange gains/(losses), net             (360)             622
                                                   -------          -------

                                                     2,568          (33,212)
                                                   =======          =======



5.   OTHER INCOME

     Other income represents:

                                                  Period from
                                                  December 14,
                                                       1993 to      Year ended
                                                  December 31,    December 31,
                                                          1994            1995
                                           Notes           RMB             RMB

   Income from long term investments                     1,033         2,000
   Net rental income                                     1,235         5,297
   Net gains on trading of natural rubber
    futures contracts                       3(n)             -        10,614
   Management fees income                  16(k)             -         6,000
   Others                                                3,344         4,743
                                                         -----        ------

                                                         5,612        28,654
                                                         =====        ======

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


6.   REORGANIZATION EXPENSES

     During the period from December 14, 1993 to December 31, 1994, concurrent with the issuance to the Billion Luck Shareholders an aggregate of 10,800,000 shares of common stock of the Company in exchange for all of the issued and outstanding capital stock of Billion Luck, reorganization expenses were incurred which reduced net income by RMB3,029. The reorganization expenses included RMB2,103 and a 10% shareholding in the Company valued at RMB648 for the acquisition of the Company and RMB278 of consultancy fees and certain corporate reorganization costs incurred.


7.   INCOME TAXES

     It is management's intention to reinvest all the income attributable to the Company earned by its operations outside the United States of America up to December 31, 1995. Accordingly, no United States corporate income taxes have been provided in these financial statements.

     Under current British Virgin Islands' law, any dividends the Group will distribute in future, and capital gains arising from the Group's investments are not subject to income taxes in the British Virgin Islands.

     Being wholly-owned subsidiaries of Hainan Agricultural, a Sino-foreign joint stock company having 56% of its outstanding shares held by a foreign owner, First Supply and Second Supply are now governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the "Income Tax Laws"). Since First Supply and Second Supply are located in Hainan, a Special Economic Zone, management expects that these subsidiaries will be entitled, from the date of completion of the corporate restructuring, to a preferential tax rate of 15% on income as reported in their statutory financial statements. Management is still in the process of registering First Supply and Second Supply with the PRC tax authority.
     A full tax provision at 15% on income of First Supply and Second Supply has been made in the financial statements.

     Current income taxes were provided at 15% on income of First Supply and Second Supply for the period from June 28, 1994 to December 31, 1994 and for the year ended December 31, 1995.

     Hainan Agricultural has been granted a tax holiday under the Income Tax Laws with a tax exemption in the first year which is the period from June 28, 1994 to December 1994 (tax saving attributable to the Group of RMB281 or RMB0.023 per share) and a 50% tax deduction in the second year of operation which is the year ended December 31, 1995 (tax saving attributable to the Group of RMB209 or RMB0.017 per share).

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


7.   INCOME TAXES (continued)

     A reconciliation between the actual income tax expenses and income taxes computed by applying the statutory PRC tax rate applicable to foreign investment enterprises operating in Hainan, a Special Economic Zone in the PRC, to the income before income taxes is as follows:

                                                Period from
                                                December 14,
                                                     1993 to       Year ended
                                                December 31,     December 31,
                                                        1994             1995
                                                         RMB              RMB
    Statutory PRC tax rate                                15%            15%

    Computed expected tax expenses                     3,650          6,636
    Impact of tax holiday of Hainan Agricultural        (502)          (374)
    Item which gives rise to no tax benefit:
     Net loss of the Company and Billion Luck            690            669
    Others                                              (175)           (22)
                                                       -----          -----

                                                       3,663          6,909
                                                       =====          =====


     Undistributed earnings of the Company's foreign subsidiaries amounted to RMB22,995 at December 31, 1995. Because those earnings are considered to be indefinitely invested, no provision for United States corporate income taxes on those earnings has been provided. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to United States corporate income taxes. Unrecognized deferred United States corporate income taxes in respect of these undistributed earnings as at December 31, 1995 was RMB7,818.

     No deferred income taxes have been provided based on the liability method prescribed by Statement of Financial Accounting Standards No. 109 because the effect of all other temporary differences is considered minimal.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


8.   INVENTORIES

     Inventories comprise:


                                                           December 31,
                                                      1994                 1995
                                                       RMB                   RMB
     Finished goods                                 91,751              105,002
     Less: Provision for diminution in value             -               (1,226)
                                                    ------               ------

     Finished goods, net                            91,751              103,776
                                                    ======              =======

                                              Period from
                                              December 14,
                                                   1993 to        Year ended
                                              December 31,      December 31,
                                                      1994              1995
                                                       RMB               RMB
       Movement of provision for diminution
        in value:
         Balance at beginning of period/year             -                 -
         Provision for the period/year                   -             1,226
                                                     -----             -----
         Balance at end of period/year                   -             1,226
                                                     =====             =====

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


9.   FIXED ASSETS

     Fixed assets comprise:

                                                        December 31,
                                                    1994              1995
                                                     RMB               RMB
      Cost:
       Buildings                                   5,859             5,739
       Plant, machinery and equipment              9,099            10,267
       Transportation vehicles and equipment       6,816             8,448
                                                  ------            ------
                                                  21,774            24,454
                                                  ------            ------

      Accumulated depreciation:
       Buildings                                     393               607
       Plant, machinery and equipment                542             1,563
       Transportation vehicles and equipment         194               793
                                                  ------            ------
                                                   1,129             2,963
                                                  ------            ------

      Net book value                              20,645            21,491
                                                  ======            ======

      All of the Group's buildings are located in the PRC.


     The rights to use the land on which the buildings were erected were granted by the relevant PRC authorities, for an unspecified expiry period, to two related companies owned and controlled by the Farming Bureau. The Group agreed to assume the payment of the related land use tax in consideration for the granting of a right to occupy the land. The related land use taxes for the year ended December 31, 1995 amounted to RMB430 (1994: RMB201).

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


10.  INVESTMENTS

     Investments comprise:

                                                        December 31,
                                                    1994              1995
                                                     RMB               RMB
     At cost:
      Unlisted shares                             1,209              1,310
      PRC government bonds                          813                653
      PRC joint ventures                         10,000             10,000
                                                 ------             ------

                                                 12,022             11,963
                                                 ======             ======


     The PRC joint ventures represent investments of RMB5,000 each in two joint ventures by Hainan Agricultural in Hainan State-owned Xilian Farm Timber Mill ("Xilian Mill") and Zhong Ya Aluminum Factory ("Zhong Ya"). Hainan Agricultural holds an equity interest of 12.64% in Xilian Mill and an equity interest of 5.47% (1994: 6.6%) in Zhong Ya as at December 31, 1995.


11.  BANK LOANS

     The Group's short term bank loans are all denominated in Renminbi and are used primarily to finance working capital needs. The short term bank loans are generally secured by guarantees given by the Farming Bureau, with original maturities not more than one year at a weighted average interest rate of 18.25% per annum as at December 31, 1995 (1994: 13.176% per annum).

     The Farming Bureau has agreed to arrange alternative financing for First Supply and Second Supply to meet their liabilities at any time should the banks terminate the bank financing.


12.  SHORT TERM ADVANCES

     As of December 31, 1995, the Group had short term advances of RMB86,917 (1994: Nil) from China Commodity Futures Exchange Inc, a futures exchange in Hainan, the PRC, to finance the Group's working capital needs in the purchase of natural rubber. The amount is unsecured, interest-free and has no fixed terms of repayment.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)

13.  LONG TERM LOANS FROM SHAREHOLDERS

     As at December 31, 1994, the Group had long term loans (the "Loans") from certain shareholders of the Company (the "Loan Holders"), which were denominated in United States dollars, amounting to US$6,427 and were unsecured and interest-free.

     The Company entered into an agreement dated as of March 31, 1995 (the "Exchange Agreement") with the Loan Holders pursuant to which US$6,400 of the Loans were exchanged for the issuance to the Loan Holders 6,400,000 shares of series A preferred stock of the Company at a par value of US$1 per share (note 14).


14.  SHARE CAPITAL

     On December 2, 1994, pursuant to the Reverse Acquisition set out in note 1, the Company underwent a reverse stock split such that, immediately prior to the closing under the Acquisition Agreement, there were 1.2 million issued and outstanding shares of common stock of US$0.001 par value each. On closing of the Acquisition Agreement, the Company acquired all of the issued and outstanding shares of Billion Luck by the issue of an aggregate of 10,800,000 shares of common stock of US$0.001 par value each of the Company. The difference between the nominal value of the Company's shares issued under the Reverse Acquisition and the paid up value of the shares of Billion Luck was credited as additional paid-in capital.

     The Board of Directors of the Company approved an Action by Written Consent dated as of March 31, 1995 to amend the Company's Articles of Incorporation to authorize 10,000,000 shares of preferred stock, of which 6,400,000 shares were designated as series A preferred stock, par value US$1 per share.

     Pursuant to the above-mentioned Action by Written Consent and the Exchange Agreement as set out in note 13, long term loans from certain shareholders of the Company of US$6,400 were exchanged for 6,400,000 shares of series A preferred stock of the Company.

     The series A preferred stock ranks senior to common stock with respect to dividends and other distribution rights and rights upon liquidation, winding up and dissolution. Each holder of the series A preferred stock shall have that number of votes on all matters submitted to shareholders equal to the number of shares of series A preferred stock held by such holder. The holders of series A preferred stock are entitled to receive noncumulative annual dividends payable starting from January 1, 1997 at a rate of 4% per annum prior to the payment of dividends on the common stock. The Board of Directors of the Company has the option to redeem the series A preferred stock in whole or in part at any date on or after January 1, 1997 on not less than 10 days' notice to the holders.

     On December 9, 1995, the Company designated a series of 2,500 shares of the Company's authorized preferred stock as series B convertible preferred stock, par value US$0.001 per share.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


14. SHARE CAPITAL (continued)

     The Company issued a Confidential Offshore Offering Memorandum on October 20, 1995 and a Supplementary Memorandum on December 7, 1995 to offer for sale to certain non-residents of the United States of America in an offshore offering in reliance upon Regulation S promulgated under the Securities Act of 1933, as amended, shares of common stock and series B convertible preferred stock of the Company (the "Share Offering"). As of December 31, 1995, gross proceeds of US$3,700 were received on the issuance of 370 shares of series B convertible preferred stock at a price of US$10,000 per share. Subsequent to the balance sheet date, the Share Offering was completed and as of March 8, 1996, the closing date of the Share Offering, further gross proceeds of US$8,830 were received upon the issuance of 883 shares of series B convertible preferred stock at a price of US$10,000 per share.

     Each share of series B convertible preferred stock is convertible at the holder's option into the Company's common stock at any time during the two-year period commencing on the 45th day following the date of the closing of the sale of such shares (the "Conversion Period"). The number of shares of common stock issuable upon conversion of shares of series B convertible preferred stock shall equal the number of shares of series B convertible preferred stock to be converted, multiplied by US$10,000 per share divided by the lesser of (a) the product derived by multiplying (1) the average closing bid price of the common stock on the electronic inter-dealer quotation system operated by Nasdaq, Inc., a subsidiary of the National Association of Securities Dealers, Inc. (the "NASDAQ System"), for the five consecutive trading days immediately preceding the date of the delivery of a notice of conversion to the Company by (ii) 69%, or (b) the product derived by multiplying (i) the average closing bid price of the common stock on the NASDAQ System for the five consecutive trading days immediately preceding the date of the delivery of a subscription agreement for the series B convertible preferred stock to the Company under the Share Offering by (ii) 85%. Upon the expiration of the Conversion Period, all remaining issued and outstanding shares of series B convertible preferred stock shall be converted as of such expiration date into the appropriate number of shares of common stock in accordance with the above referenced formula.

     The holders of series B convertible preferred stock are not entitled to any voting rights and have no preemptive or other subscription rights and are not subject to any future calls or assessments. There are no redemption of sinking fund provisions applicable to shares of series B convertible preferred stock, and holders of series B convertible preferred stock have no rights whatsoever to dividends or to distributions upon liquidation or dissolution of the Company.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


15. STOCK OPTIONS

     The Company adopted a stock option plan (the "Plan") as of March 31, 1995. The Plan allows the Board of Directors, or a committee thereof at the Board's discretion, to grant stock options to officers, directors, key employees, consultants and affiliates of the Company. Initially, 2,400,000 shares of common stock may be issued and sold pursuant to options granted under the Plan. All of the stock options were issued in accordance with the terms of the Plan on July 1, 1995 to certain officers, directors, employees and consultants of the Group at an exercise price of US$3.78 (RMB31.45) per share (the fair market value of the common stock as of July 1, 1995) and are exercisable from July 1, 1996 to July 1, 2005. All stock options remained outstanding at the date of preparation of these financial statements.


16. RELATED PARTY BALANCES AND TRANSACTIONS

     The Group's amounts due from/to farms (the "Farms") and other related companies owned and/or controlled by the Farming Bureau comprise:



                                                            December 31,
                                                        1994     1995
                                                         RMB      RMB
     Due from related companies:
      Deposits paid to Farms and other related
       companies for the purchase of natural
       rubber (see note(b) below)                          -           262,104
      Advances to Farms                              156,915             9,395
      Advances to Jin Long Corporation
       ("Jin Long")                                   50,282             5,657
      Advances to Jin Huan Corporation
       ("Jin Huan")                                   28,225             5,134
      Advances to other related companies              8,216             6,213
                                                     -------           -------

                                                     243,638           288,503
                                                     =======           =======
     Due to related companies:
      Farms                                            9,527            13,634
      Other related companies                         10,440             9,020
                                                     -------           -------

                                                      19,967            22,654
                                                     =======           =======

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


16.  RELATED PARTY BALANCES AND TRANSACTIONS (continued)

     The weighted average interest rates per annum charged on the balances with the above related companies, the Farming Bureau and the shareholders of the Company are summarized as follows:



                                                        December 31,
                                                   1994                1995
    Due from related companies:
     Deposits paid to Farms and other
      related companies for the
      purchase of natural rubber                    N/A       Interest-free
     Advances to Farms                          13.176%             18.250%
     Advances to Jin Long                       13.176%             18.250%
     Advances to Jin Huan                 Rental income  18.25% plus rental
                                           from certain         income from
                                       properties owned             certain
                                         by Jin Huan in    properties owned
                                       lieu of interest         by Jin Huan

     Advances to other related            Interest-free      Interest-free,
      companies                                                  except for
                                                                RMB3,350 at
                                                                    14.472%
     Due to related companies:
      Farms                               Interest-free       Interest-free
                                                                 except for
                                                            RMB3,500 at 18%

      Other related companies             Interest-free       Interest-free

     Due to the Farming Bureau            Interest-free                 N/A
                                             except for
                                            RMB4,010 at
                                                13.176%

     Due from the Farming Bureau                    N/A             18.250%

     Due to shareholders                         9.730%             10.230%


The deposits paid for the purchase of natural rubber will be set off against the future receipt of natural rubber.

All of the amounts due from related companies are secured by a guarantee given by the Farming Bureau. The balances with the Farming Bureau and the shareholders of the Company are unsecured.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


16.  RELATED PARTY BALANCES AND TRANSACTIONS (continued)

     A significant portion of transactions undertaken by the Group has been effected with the Farming Bureau and companies owned and/or controlled by the Farming Bureau which were summarized as follows:

     (a)    Sales of rubber products
            Pursuant to a sales and purchase agreement dated November 5, 1994 amongst the Farming Bureau, Hainan Agricultural, First Supply and Second Supply, the Farming Bureau agreed to guarantee the supply of natural rubber to Hainan Agricultural, First Supply and Second Supply for a period of 15 years from November 5, 1994 under the same terms and conditions as are offered to other purchasers of natural rubber with a first right of refusal to First Supply and Second Supply. First Supply and Second Supply also, from time to time, sourced natural rubber from other farms not owned or controlled by the Farming Bureau. The Farming Bureau also agreed to purchase certain products sourced by First Supply and Second Supply for a period of 15 years from November 5, 1994 at prices acceptable to all parties with a first right of refusal to First Supply and Second Supply.

     (b)    Sales and purchases with the Farming Bureau
            The Farming Bureau allows First Supply and Second Supply to set the selling price of natural rubber according to market conditions, and guarantees a minimum gross profit margin of 3.5% (before purchase discounts set out below) earned by First Supply and Second Supply on natural rubber purchased from the Farms owned and/or controlled by the Farming Bureau.

            On March 30, 1995, the Group entered into an agreement with the Farming Bureau pursuant to which, with effect from March 30, 1995, the Farming Bureau guarantees the supply of a minimum of 120,000 tonnes (the "Guaranteed Quantity") of natural rubber for each of the next 3 years. The Group is not obligated to purchase the Guaranteed Quantity. In consideration for this, the Group has maintained a purchase deposit on a rolling basis equivalent to 15% of the Guaranteed Quantity multiplied by the average market price of natural rubber for the previous quarter. In return, a purchase discount is offered to the Group for the purchase of natural rubber from the Farms.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


16.  RELATED PARTY BALANCES AND TRANSACTIONS (continued)

     (b)    Sales and purchases with the Farming Bureau (continued)
            Purchase and sales transactions with the Farms and other related companies were as follows:


                                               Period from
                                              December 14,
                                                   1993 to           Year ended
                                              December 31,         December 31,
                                                      1994                 1995
             RMB                                                            RMB

            Purchases of natural rubber from       855,805            1,652,707
             the Farms                              28,893               88,564
            Sales of goods to the Farms
            Sales of goods to other related         31,474               19,158
             companies (excluding the Farms)       =======            =========


     (c)    Interest income and expenses
                                               Period from
                                              December 14,
                                                   1993 to           Year ended
                                              December 31,         December 31,
                                                      1994                 1995
                                                       RMB                  RMB

            Interest income and rental in
             lieu of interest received from:
              Farming Bureau                             -                5,596
              Related companies                     20,311                8,953
                                                    ------               ------

                                                    20,311               14,549
                                                    ======               ======
            Interest expenses paid to:
             Farming Bureau                             69                  679
             Shareholders of the Company               167                1,378
                                                    ------               ------

                                                       236                2,057
                                                    ======               ======


     (d)    Retirement plans
            First Supply and Second Supply participate in a defined contribution retirement plan administered by a State-owned insurance company controlled by the Farming Bureau. Contributions made to the retirement plan during the year ended December 31, 1995 were RMB1,591 (1994: RMB975).

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


16.  RELATED PARTY BALANCES AND TRANSACTIONS (continued)

     (e)    Transfers of assets

                                             Period from
                                            December 14,
                                                 1993 to      Year ended
                                            December 31,    December 31,
                                                    1994            1995
                                                     RMB             RMB
            Disposal of construction in
             progress to Jin Long                      -          19,299
            Disposal of fixed assets and
             construction in progress to
             Jin Huan                              1,927               -
            Disposal of fixed assets to
             Jin Long                                  -           1,773


     (f)    Acquisition agreement
            Pursuant to an agreement dated July 11, 1994 entered into between Hainan Agricultural and Guilinyang State Farm, Hainan Agricultural acquired from Guilinyang State Farm a 6.6% equity interest in Zhong Ya for a cash consideration of RMB5,000.

            Pursuant to the agreement, Hainan Agricultural is entitled to a minimum annual return of RMB1,000 in Zhong Ya for a two year period from the date of acquisition. Thereafter, Hainan Agricultural will be entitled to Zhong Ya's profit in proportion to its shareholding therein.

     (g)    Assignment agreement
            Pursuant to an assignment agreement dated January 21, 1994 between Billion Luck and Hong Wah (Holdings) Limited ("Hong Wah Holdings"), which is owned by the shareholders of Hong Wah Investment Holdings Limited, a shareholder of the Company, Billion Luck paid a sum of HK$1,000 (RMB1,091) to Hong Wah Holdings in consideration for the assignment of the right for the formation of Hainan Agricultural to Billion Luck.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


16.  RELATED PARTY BALANCES AND TRANSACTIONS (continued)

     (h)    Service fee payable to the Farming Bureau
            Pursuant to an agreement dated November 5, 1994 between the Farming Bureau and Hainan Agricultural, the Farming Bureau has agreed to grant Hainan Agricultural certain land use and development rights to the land on which the warehouse, factories, and other industrial and office facilities of Hainan Agriculatural, First Supply and Second Supply are located and to provide certain related services to Hainan Agricultural. In consideration for this, the Farming Bureau is entitled to an annual service fee to a maximum of RMB5,000, calculated at 10 per cent of Hainan Agricultural's annual consolidated net income before the service fee as determined in accordance with US GAAP, provided that the annual consolidated net income exceeds RMB40,000 after deducting such service fee. The Farming Bureau was not entitled to such service fee for the year ended December 31, 1995 and for the period from December 14, 1993 to December 31, 1994 because the above-mentioned condition was not met in both periods.

     (i)    Rental agreement with the Farming Bureau
            On July 15, 1994, Hainan Agricultural entered into a rental agreement with the Farming Bureau for the rental of a portion of a building located in Hainan, the PRC commencing October 1, 1994.
            The rental agreement is for a period of 10 years at an annual rental of RMB170 payable in equal semi-annual instalments. For the year ended December 31, 1995, rental charges of RMB170 were paid to the Farming Bureau (1994: RMB43).

     (j)    Consultancy fees
            Pursuant to a mandate letter dated February 1, 1994, which was amended on November 1, 1994, between Billion Luck and Brender Services Limited ("Brender"), a shareholder of the Company, Billion Luck agreed to pay Brender consultancy fees of HK$80 (RMB89) per month and pursuant to a revised consulting agreement dated April 30, 1995, Brender agreed to provide accountancy and consulting services to the Company for a period of 5 years commencing on May 1, 1995. In consideration of the services to be rendered, the monthly consultancy fees paid by Billion Luck were increased to HK$170 (RMB184) per month during May 1, 1995 to April 30, 1997.
            For the remaining three years starting from May 1, 1997 onwards, the consultancy fees are to be agreed upon by Billion Luck and Brender, but not less than HK$170 (RMB184) per month. For the period from December 13, 1993 to December 31, 1994 and for the year ended December 31, 1995, consultancy fees of HK$880 (RMB979) and HK$1,680 (RMB1,815) were paid to Brender, respectively.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


16.  RELATED PARTY BALANCES AND TRANSACTIONS (continued)

     (k)    Management fees income from Jin Long and Jin Huan
            For the year ended December 31, 1995, management fees of RMB3,000 were charged to each of Jin Long and Jin Huan for their share of the Group's administrative expenses and for their use of the Group's office equipment, warehouses and staff.

     (l)    Handling fees paid on trading of natural rubber futures
            The Group engaged in the trading of natural rubber futures through a broker owned by Jin Huan and paid handling fees to the broker amounting to RMB4,424 for the year ended December 31, 1995 (1994:
            Nil).

     (m)    Set off of trade receivables
            Pursuant to a set-off agreement dated November 5, 1994 (the "Agreement") amongst the Farming Bureau, Billion Luck, Guilinyang State Farm, Hainan Agricultural, First Supply and Second Supply, First Supply and Second Supply's trade receivables outstanding as of June 28, 1994, the date of the establishment of Hainan Agricultural, that had remained unsettled as at September 30, 1994 were set off against the respective current account balances payable to the Farming Bureau. The total amount set off under the Agreement was RMB100,947.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


17.  ACQUISITION OF HAINAN AGRICULTURAL

     The fair value of assets/liabilities of First Supply and Second Supply as at June 28, 1994 contributed by the Farming Bureau for the subscription of the 39% equity interest in Hainan Agricultural, as set out in note 1, are as follows:


                                                        RMB

     Cash and cash equivalents                          48,458
     Trade receivables                                 115,646
     Other receivables and prepayments                  31,255
     Inventories                                        66,849
     Amounts due from related companies                353,190
     Fixed assets                                       16,661
     Construction in progress                           14,050
     Investments                                         2,148
     Bank loans                                       (327,303)
     Amount due to Farming Bureau                     (111,868)
     Amounts due to related companies                  (66,993)
     Accounts payable                                  (77,109)
     Accrued liabilities                               (25,984)
                                                      --------

     Fair value of net assets contributed               39,000
                                                      ========



     Billion Luck acquired its 56% interest in Hainan Agricultural on June 28, 1994 for a consideration of RMB56,000. The purchase method was used to account for this acquisition. The results of Hainan Agricultural are consolidated from the date of acquisition.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


17.  ACQUISITION OF HAINAN AGRICULTURAL (continued)

     The unaudited consolidated results of operations on a pro forma basis as if First Supply and Second Supply had been acquired as of January 1, 1993 are as follows:



                                                     Year ended December 31,
                                                     1993               1994
                                                      RMB                RMB
                                              (Unaudited)        (Unaudited)

     Sales                                     1,479,201          1,754,288
     Sales taxes                                  (6,391)                 -
                                              ----------         ----------
     Net sales                                 1,472,810          1,754,288

     Cost of sales                            (1,421,268)        (1,686,944)
     Depreciation of fixed assets                 (1,410)            (1,981)
     Selling and administrative expenses         (25,318)           (39,403)
                                              ----------         ----------
     Operating income                             24,814             25,960

     Financial income/(expenses), net             (1,737)             9,613
     Other income                                 13,238              8,216
     Reorganization expenses                      (3,029)                 -
                                              ----------         ----------
     Income before income taxes                   33,286             43,789

     Income taxes                                 (5,447)            (6,564)
                                              ----------         ----------
     Income before minority interests             27,839             37,225

     Minority interests                          (13,582)           (16,341)
                                              ----------         ----------

     Net income                                   14,257             20,884

                                              ==========         ==========

     Pro forma earnings per share                   1.19               1.74
                                              ==========         ==========

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


18. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                               Period from
                                              December 14,
                                                   1993 to      Year ended
                                              December 31,    December 31,
                                                      1994            1995
                                                       RMB             RMB
       Cash paid during the period/year for:
        Interest expenses                           25,321          49,963
        Income tax                                       -             307
                                                    ======          ======
       Non-cash financing activity:
        Series A preferred stock issued for
         conversion of long term loans
         from shareholders                               -          53,930
                                                    ======          ======



19.  CONCENTRATION OF RISK

     Concentration of credit risk:

     Financial instruments that potentially subject the Group to significant concentration of credit risk consist principally of cash deposits, trade receivables and amounts due from the Farming Bureau and related companies.

     (i)    Cash deposits

            The Group places its cash deposits with an international bank and various PRC Stated-owned financial institutions.

     (ii)   Trade receivables

            The Group sells to customers located throughout the PRC. Concentration of credit risk with respect to trade receivables is limited due to the large number of entities comprising the Group's customer base. The Group carefully assesses the financial strength of its customers and generally does not require collateral.

     (iii)  Amounts due from Farming Bureau and related companies

            The Farming Bureau has guaranteed the recoverability of all the amounts due from related companies, all of which are State-owned entities owned and/or controlled by the Farming Bureau.

            The Farming Bureau is a division of the Ministry of Agriculture of the People's Republic of China.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


19.  CONCENTRATION OF RISK (continued)

     Current vulnerability due to certain concentrations:

     The Group's operating assets and primary source of income and cash flow are its interests in its subsidiaries in the PRC. The value of the Group's interests in these subsidiaries may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 17 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC governement's pursuit of economic reforms will be consistent or effective.

     The Group is dependent on the Farming Bureau for providing substantially all of the supply of natural rubber. While Hainan Agricultural, First Supply and Second Supply have entered into an agreement with the Farming Bureau which requires the Farming Bureau to prioritize allocation of natural rubber in favor of First Supply and Second Supply (the "Operating Subsidiaries"), there can be no assurances that this agreement will result in continued allocations of satisfactory supplies of natural rubber.

     Additionally, the Operating Subsidiaries are dependent upon the Farming Bureau to purchase a significant portion of the materials and supplies sold by the Operating Subsidiaries in their current procurement operations. Although the Group and the Farming Bureau have entered into a Long-Term Sale and Purchase Agreement dated November 5, 1994 (the "Sale and Purchase Agreement"), which requires the Farming Bureau to purchase on a priority basis from the Operating Subsidiaries the types of materials and supplies currently procured for it, there can be no assuarances that the Farming Bureau will actually purchase such materials or supplies or that market terms will be sufficient to allow the Operating Subsidiaries to sell any such materials or supplies to the Farming Bureau on terms which are profitable to the Company. The Sale and Purchase Agreement has a 15 year term; however, its enforceability in the PRC would be subject to broad discretion and interpretive powers of the courts and equitable terms which allow either party to terminate the agreement if the other materially defaults. Damages for actual losses may be awarded to the non-defaulting party.

     Currently, a large proportion of the Group's revenue come from the sale of natural rubber and the procurement of materials and supplies in the PRC, which is vulnerable to the increase in the level of competition from overseas suppliers of natural rubber and the change in the supply and demand relationship with companies owned and/or controlled by the Farming Bureau.
                                       31

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


20.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Group in estimating its fair value disclosures for financial instruments:

     (i)    Cash and cash equivalents

            The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents approximate their fair value.

     (ii) Amounts due to/from the Farming Bureau, related companies and shareholders

            The carrying amounts are reasonable estimates of the fair values due to the short maturity of these assets and liabilities.

     (iii)  Investments

            Investments in PRC government bonds are stated at cost which approximate their fair values.

            It was not practicable to estimate the fair values of the Group's investments in non-traded investments because of the lack of quoted market prices and the inability to estimate fair values without incurring excessive costs. The carrying amounts of RMB12,022 and RMB11,963 at December 31, 1994 and 1995,
            respectively, represent the Group's best estimates of current economic values of these investments.

     (iv)   Short-term bank loans

            The carrying amounts of the Group's short-term bank loans approximate their fair values due to their short maturity.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


21.  RESERVES AND DISTRIBUTION OF PROFITS

     In accordance with the relevant PRC regulations and the articles of association of Hainan Agricultural (the "Articles of Association"), appropriations representing 10% of the net income as reflected in its statutory financial statements will be allocated to each of surplus reserve and collective welfare fund.

     Subject to certain restrictions set out in the relevant PRC regulations and the Articles of Association, the surplus reserve may be distributed to Billion Luck, the Farming Bureau and Guilinyang State Farm in the form of share bonus issues. The Group's share of the amounts transferred to the surplus reserve for the period from December 14, 1993 to December 31, 1994 and for the year ended December 31, 1995 were RMB1,328 and RMB3,137, respectively.

     In accordance with the relevant PRC regulations and the Articles of Association, the collective welfare fund must be used for capital expenditure on staff welfare facilities. Such facilities are for the use of the staff and are owned by Hainan Agricultural. The Group's share of the amounts transferred to the collective welfare fund for the period from December 14, 1993 to December 31, 1994 and for the year ended December 31, 1995 were RMB1,329 and RMB3,136, respectively.

     According to relevant laws and regulations in the PRC, distributable reserves of Hainan Agricultural and its subsidiaries are determined in accordance with the relevant PRC accounting rules and regulations. The retained earnings in these financial statements reflect the Company's share of the effect of US GAAP adjustments to HARC and its subsidiaries' financial statements and do not represent distributable reserves under the PRC regulations. The amounts of retained earnings of Hainan Agricultural and its subsidiaries that are included on the consolidated balance sheets as of December 31, 1994 and 1995 that are available for distribution are RMB10,626 and RMB27,844, respectively.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


22.  COMMITMENTS AND CONTINGENCIES

     (a)    Lease commitments

            On July 15, 1994, Hainan Agricultural entered into a rental agreement for the leasing of a portion of a building located in Haikou, Hainan, the PRC for a period of 10 years commencing on October 1, 1994.

            Future minimum payments under the operating leases at December 31, 1995 are as follows:

            1996                                      170
            1997                                      170
            1998                                      170
            1999                                      170
            2000                                      170
            Thereafter                                640
                                                    -----

            Total minimum lease payments            1,490
                                                    =====

            Rental expense under an operating lease for the period from December 14, 1993 to December 31, 1994 and for the year ended December 31, 1995 amounted to RMB43 and RMB170, respectively.

     (b)    Futures contracts

            As of December 31, 1995, the Group had open short positions in respect of its natural rubber commodity futures contracts, maturing through 1996, with a notional value of RMB119,670.

     (c)    Investment

            In August 1995, the Group entered into an agreement which required the Group to contribute RMB1,747 (US$210) to purchase a 30% equity interest in Hainan Far East Rubber Development Co. Ltd.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


23.  FOREIGN CURRENCY EXCHANGE

     The Renminbi ("RMB") is not freely convertible into foreign currencies.

     Effective from January 1, 1994, a single rate of exchange is quoted daily by the People's Bank of China (the "Unified Exchange Rate"). However, the unification of the exchange rates does not imply convertibility of RMB into United States dollars ("US$") or other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

     The Unified Exchange Rate at December 31, 1994 and 1995 were US$1 :
     RMB8.45 and US$1 : RMB8.32, respectively.


24.  RETIREMENT BENEFITS

     As stipulated by the PRC regulations, First Supply and Second Supply participate in a defined contribution retirement plan administered by a State-owned insurance company controlled by the Farming Bureau (the "Retirement Plan"). All staff of First Supply and Second Supply are covered under the Retirement Plan and are entitled to a pension upon their retirement equal to a fixed proportion of their ending basic salary amount as at their retirement. First Supply and Second Supply are required to make contributions to the Retirement Plan at a rate of 21% of the aggregate of basic salaries, allowances and bonus of its existing staff. Upon retirement, the retired staff are entitled to a monthly pension payment borne by the above-mentioned insurance company under the Retirement Plan.

     The amounts of contributions paid by First Supply and Second Supply, which were charged to the consolidated statements of income, amounted to RMB975 for the period from December 13, 1993 to December 31, 1994 and RMB1,591 for the year ended December 31, 1995.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


25. SEGMENT FINANCIAL INFORMATION

     The Group is principally engaged in the distribution of natural rubber and the procurement of materials and supplies in the PRC.

     The Group did not engage in any export sales during the year ended December 31, 1995 and the period from December 13, 1993 to December 31, 1994.

     Business segment
     Reportable information on the Group's segments are as follows:

                                                Period from
                                               December 14,
                                                     1993to    Year ended
                                               December 31,  December 31,
                                                       1994          1995
                                                        RMB           RMB
       Sales

       Distribution of natural rubber:
        Sales to unaffiliated customers           1,199,691     1,776,641
        Sales to affiliates                          27,366         1,630
                                                  ---------     ---------
                                                  1,227,057     1,778,271
                                                  ---------     ---------

       Procurement of materials and supplies:
        Sales to unaffiliated customers              48,190        72,880
        Sales to affiliates                          33,001       106,092
                                                  ---------     ---------
                                                     81,191       178,972
                                                  ---------     ---------

       Total sales                                1,308,248     1,957,243
                                                  =========     =========

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)


25.  SEGMENT FINANCIAL INFORMATION (continued)

     Business segment (continued)

                                                Period from
                                               December 14,
                                                    1993 to      Year ended
                                               December 31,    December 31,
                                                       1994            1995
                                                        RMB             RMB
     Operating income:
      Distribution of natural rubber                 17,538          47,188
      Procurement of materials and supplies           1,645           1,607
                                                     ------          ------

     Total operating income                          19,183          48,795
                                                     ======          ======

     Depreciation:
      Distribution of natural rubber                    841           2,562
      Procurement of materials and supplies             288             258
                                                     ------          ------

     Total depreciation expenses                      1,129           2,820
                                                     ======          ======

     Capital expenditures:
      Distribution of natural rubber                      -               -
      Procurement of materials and supplies           7,179           4,275
                                                     ------          ------

     Total capital expenditures                       7,179           4,275
                                                     ======          ======

                                                          December 31,

                                                       1994            1995
                                                        RMB             RMB
     Identifiable assets:
      Distribution of natural rubber                223,203         435,664
      Procurement of materials and supplies         308,998         231,748
                                                    -------         -------

     Total identifiable assets                      532,201         667,412
     Goodwill                                         1,104           1,076
                                                    -------         -------

     Total assets                                   533,305         668,488
                                                    =======         =======

26.  COMPARATIVE AMOUNTS

     Certain comparative amounts have been reclassified to conform with the current year presentation.
                                       37

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands except share and per share data)

                                                      Period from
                                                      December 14,
                                                           1993 to     Year ended
                                                      December 31,   December 31,
                                                              1994           1995       1995
                                                  Note         RMB            RMB        US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                  10,282         19,175      2,305
Adjustments to reconcile net income to net cash
 used in operating activities:
  Minority interests                                        10,389         18,153      2,182
  Depreciation and amortization                              1,129          2,848        342
  Reorganization expenses                                      926              -          -
  Gain on disposal of fixed assets                               -         (1,326)      (159)
Decrease/(increase) in assets:
 Trade receivables                                          (7,297)        (9,995)    (1,201)
 Other receivables, deposits and prepayments               (22,438)        (8,249)      (992)
 Inventories                                               (24,902)       (12,025)    (1,445)
 Amount due from Farming Bureau                                  -        (80,427)    (9,667)
 Amounts due from related companies                         76,054        (23,793)    (2,860)
 Other current assets                                            -         (5,054)      (608)
Increase/(decrease) in liabilities:
 Amounts due to related companies                          (47,026)          (813)       (98)
 Accounts payable                                          (35,147)        (2,364)      (284)
 Income taxes payable                                        3,663          6,602        794
 Other payables and accrued liabilities                      6,596         (6,647)      (799)
 Amount due to Farming Bureau                               24,295        (14,978)    (1,800)
                                                          --------        -------    -------
Net cash used in operating activities                       (3,476)       118,893)   (14,290)
                                                          --------        -------    -------


CASH FLOWS PROVIDED BY/(USED IN) INVESTING
ACTIVITIES
Purchases of fixed assets                                   (1,930)        (4,275)      (514)
Additions to construction in progress                       (5,249)             -          -
Purchases of investments                                   (10,003)             -          -
Acquisition of subsidiaries                         17      (1,104)             -          -
Proceeds from sale of construction in progress                   -         19,299      2,320
Proceeds from sale of fixed assets                              91          1,935        233
Proceeds from the sale of investments                          108             59          7
Loans to related companies                                                (21,072)    (2,533)
                                                           -------        -------    -------
Net cash used in investing activities                      (18,087)        (4,054)      (487)
                                                           -------        -------    -------

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands except share and per share data)


CASH FLOWS PROVIDED BY/(USED IN) FINANCING ACTIVITIES
Issue of share capital less share
 offering costs                                                                        860      9,831      1,182
Loans from shareholders                                                             63,850      5,807        698
Cash injected by minority interests                                     17          48,458          -          -
Proceeds from bank borrowings                                                        8,000    175,000     21,034
Repayments of bank borrowings                                                      (46,980)  (170,323)   (20,472)
Cash remitted to Farming Bureau                                                    (16,966)         -          -
Short term advances                                                                      -     86,917     10,446
Loans from related companies                                                             -      3,500        421
Loans to related companies                                                         (23,684)         -          -
Cash from repayment of loans by related companies                                   57,182          -          -
                                                                                   -------   --------    -------
Net cash provided by financing activities                                           90,720    110,732     13,309
                                                                                   -------   --------    -------

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS                                69,157    (12,215)    (1,468)

Cash and cash equivalents, at beginning of period/year                                   -     69,157      8,312
                                                                                   -------   --------   --------

Cash and cash equivalents, at end of period/year                                    69,157     56,942      6,844
                                                                                   =======   ========   ========


The accompanying notes are an integral part of these consolidated financial statements.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands except share and per share data)



                                       Period from
                                      December 14,
                                          1993 to             Year ended
                                      December 31,            December 31,
                                              1994         1995         1995
                                  Notes        RMB          RMB          US$
NET SALES                               1,308,248     1,957,243      235,246

COST OF SALES                          (1,263,309)    1,851,186)    (222,498)
                                       ----------     ---------     --------

GROSS PROFIT                               44,939       106,057       12,748

DEPRECIATION OF FIXED ASSETS               (1,129)       (2,820)        (339)

SELLING AND ADMINISTRATIVE
EXPENSES                                  (24,627)      (54,442)      (6,544)
                                         --------     ---------     --------

OPERATING INCOME                           19,183        48,795        5,865

FINANCIAL INCOME/(EXPENSES), NET   4        2,568       (33,212)      (3,992)

OTHER INCOME                       5        5,612        28,654        3,444

REORGANIZATION EXPENSES            6       (3,029)            -            -
                                         --------     ---------     --------

INCOME BEFORE INCOME TAXES                 24,334        44,237        5,317

INCOME TAXES                       7       (3,663)       (6,909)        (830)
                                         --------     ---------     --------

INCOME BEFORE MINORITY INTERESTS           20,671        37,328        4,487

MINORITY INTERESTS                        (10,389)      (18,153)      (2,182)
                                         --------     ---------     --------

NET INCOME                                 10,282        19,175        2,305
                                         ========      ========     ========

EARNINGS PER SHARE                 3(j)      0.86          1.56        0.187
                                         ========      ========     ========


The accompanying notes are an integral part of these consolidated financial statements.

CHINA RESOURCES DEVELOPMENT INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS





(Amounts in thousands except share
 and per share data)                                                              December 31,
                                                                          1994          1995         1995
                                                            Notes          RMB           RMB          US$
LIABILITIES AND SHAREHOLDERS'
 EQUITY

CURRENT LIABILITIES
Bank loans                                                    11       288,323       293,000       35,216
Amount due to Farming Bureau                                  16        14,978             -            -
Amounts due to related companies                              16        19,967        22,654        2,723
Amounts due to shareholders                                   16         9,775        15,727        1,890
Accounts payable                                                        42,240        39,876        4,793
Income taxes payable                                                     3,663        10,265        1,234
Other payables and
 accrued liabilities                                                    32,580        21,533        2,588
Short term advances                                           12             -        86,917       10,447
                                                                       -------       -------       ------

TOTAL CURRENT LIABILITIES                                              411,526       489,972       58,891

LONG TERM LOANS FROM SHAREHOLDERS                             13        54,075             -            -

MINORITY INTERESTS                                                      55,914        74,067        8,902
                                                                       -------       -------       ------

TOTAL LIABILITIES                                                      521,515       564,039       67,793
                                                                       -------       -------       ------

COMMITMENTS AND CONTINGENCIES                                 22

SHAREHOLDERS' EQUITY
Common stock, US$0.001 par value:
 Authorized - 200,000,000 shares in
 1995 and 1994
 Issued and outstanding - 12,000,000
 shares in 1995 and 1994                                      14           101           101           12
Preferred stock, authorized -
 10,000,000 shares in 1995 and nil in 1994:
  Series A preferred stock, US$1 par value:
Authorized, issued and outstanding - 6,400,000
 shares in 1995 and nil in 1994                               14             -        53,930        6,482
  Series B convertible preferred stock, US$0.001
  par value:
    Authorized - 2,500 shares in 1995 and nil in 1994
    Issued and outstanding - 370 shares in 1995 and
    nil in 1994                                               14             -             -            -
Additional paid-in capital                                    14         1,407        20,961        2,519
Reserves                                                      21         2,657         8,930        1,074
Retained earnings                                                        7,625        20,527        2,467
                                                                       -------       -------       ------

TOTAL SHAREHOLDERS' EQUITY                                              11,790       104,449       12,554
                                                                       -------       -------       ------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                                                  533,305       668,488       80,347
                                                                       =======       =======       ======

The accompanying notes are an integral part of these consolidated financial statements.
                                       5

                                                                        APPENDIX

                            PROXY FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                                DECEMBER 30, 1995


                           THIS PROXY IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS


                  The undersigned hereby appoints Li Shunxing and Yang Jiangang or either of them acting singly in the absence of the other, as attorneys and as proxies, with full power of substitution, to vote all shares of Common Stock of China Resources Development, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on December 30, 1996, at 3:00 p.m., local time, at the offices of Worlder International Company Limited located at 21st Floor, Great Eagle Centre, No. 23 Harbour Road, Hong Kong, and at any adjournments or postponements thereof, upon the matters described in the accompanying Proxy Statement and upon other business that may properly come before the meeting. Said proxy is directed to vote as instructed on the matters set forth below and otherwise at his discretion. Receipt of a copy of the Notice of said meeting and Proxy Statement is hereby acknowledged.


          1. PROPOSAL TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT of the Company's common stock, par value $0.001 per share. (The Board of Directors recommends a vote FOR)

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN


          2. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION, as revised, of the Company to increase the share ownership requirement for the calling of special meetings of the shareholders. (The Board of Directors recommends a vote FOR)

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN


          3. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION, as revised, of the Company to establish three classes of directors and clarify provisions affecting officers and directors. (The Board of Directors recommends a vote FOR)

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN


          4. PROPOSAL TO AMEND THE BY-LAWS OF THE COMPANY to allow the
Board of Directors to amend the By-Laws. (The Board of Directors recommends a vote FOR)

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

          5. PROPOSAL TO AMEND THE COMPANY'S 1995 STOCK OPTION PLAN to increase the number of shares of Common Stock subject thereto and to decrease the required holding period for non-qualified stock options. (The Board of Directors recommends a vote FOR)

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN


          6. ELECTION OF NOMINEES FOR DIRECTORS in the following classes. SHAREHOLDERS MAY WITHHOLD THEIR VOTE FOR ANY NOMINEES BY STRIKING OUT THE NAME OF SUCH NOMINEE OR NOMINEES:

                     CLASS I:         Yiu Yat Hung, Tam Cheuk Ho
                     CLASS II:        Wang Faren, Han Jian Zhun
                     CLASS III:       Yang Jiangang, Li Shunxing, Zhang Yibing


         [ ]  FOR                        [ ]  WITHHOLD AUTHORITY
              all nominees listed             to vote for all nominees listed
              (except as marked)


          7. PROPOSAL TO RATIFY THE SELECTION of Ernst & Young,
Certified Public Accountants, as the Company's independent accountants for the fiscal year ending December 31, 1996. (The Board of Directors recommends a vote
FOR)

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN


          8. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN


                                 Name of Owner: _____________________________
                                                    (Please type or print)

                                 Signature:  ________________________________


                                 Title or Capacity:  ________________________
                                   (if applicable)     (Please type or print)

                                 Date:       ________________________________



                                 Name of Owner: _____________________________
                                                    (Please type or print)

                                 Signature:  ________________________________


                                 Title or Capacity:  ________________________
                                   (if applicable)     (Please type or print)

                                 Date:       ________________________________

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 through 8. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                           USING THE ENCLOSED ENVELOPE